Exhibit 10.1

Execution Version
FOURTH AMENDMENT TO TERM LOAN CREDIT AND GUARANTY AGREEMENT
THIS FOURTH AMENDMENT TO TERM LOAN CREDIT AND GUARANTY AGREEMENT (this “Amendment”), is entered into as of February 12, 2026, by and among AADVANTAGE LOYALTY IP LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as co-borrower (“Loyalty Co”), AMERICAN AIRLINES, INC., a Delaware corporation, as co-borrower (“American” and together with Loyalty Co, the “Borrowers”), Citibank, N.A., as the designated lender (the “Designated Lender”), BARCLAYS BANK PLC, as administrative agent (together with its permitted successors and assigns in such capacity, the “Administrative Agent”) and at the direction of, and with the consent of the Consenting Lenders (as defined below).
RECITALS:
A.The Borrowers, the Lenders party thereto, the Administrative Agent and the other agents and arrangers party thereto are parties to that certain Term Loan Credit and Guaranty Agreement, dated as of March 24, 2021 (as amended by that certain First Amendment to Term Loan Credit and Guaranty Agreement, dated as of June 26, 2023, as amended by that certain Second Amendment to Term Loan Credit and Guaranty Agreement, dated as of March 24, 2025, as amended by that certain Third Amendment to Term Loan Credit and Guaranty Agreement, dated as of May 28, 2025 and as further amended, supplemented, modified or waived from time to time prior to the Fourth Amendment Effective Date (as defined below), the “Existing Credit Agreement”). Each capitalized term used but not defined herein has the meaning assigned to such term in the Credit Agreement (as defined below).
B.The Borrowers and the Administrative Agent wish to amend the Existing Credit Agreement to provide for (i) the reduction of the Applicable Margin with respect to the 2025 Incremental Term Loans (referred to herein and in each Fourth Amendment Consent (as defined below) as “2025 Incremental Loans”) and (ii) certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.
C.Pursuant to Section 10.08 of the Credit Agreement, the Borrowers may amend the Credit Agreement with the consent of the Administrative Agent and the requisite number of Lenders (which as of the Fourth Amendment Effective Date shall constitute each Consenting Lender and the Designated Lender).
D.Each Lender holding 2025 Incremental Loans outstanding immediately prior to the Fourth Amendment Effective Date (the “Existing 2025 Incremental Loans”) that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (each, a “Fourth Amendment Consent” and each such Lender, a “Consenting Lender”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Margin with respect to its outstanding Existing 2025 Incremental Loans.
E.With respect to each Lender holding Existing 2025 Incremental Loans outstanding immediately prior to the Fourth Amendment Effective Date (as defined below)

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whose executed Fourth Amendment Consent has not been received by the Administrative Agent (such lenders, the “Non-Consenting Lenders”) on or prior to the deadline (as agreed between the Borrowers and the Administrative Agent and as announced by the Administrative Agent to the Lenders holding 2025 Incremental Loans (the “Consent Deadline”)), the Borrowers hereby give notice to each Non-Consenting Lender, pursuant to Section 10.08(d) of the Credit Agreement, that upon the Fourth Amendment Effective Date, each Non-Consenting Lender shall (i) assign the entire amount of its Existing 2025 Incremental Loans to an Eligible Assignee in accordance with Section 10.02 of the Credit Agreement or (ii) have the principal amount of its portion of the Existing 2025 Incremental Loans repaid on a non-pro rata basis by the applicable assignee, the Borrowers or the Designated Lender, together with accrued interest thereon, accrued Fees and all other amounts due and payable to it under the Credit Agreement (collectively, the “Non-Consenting Lender Payoff Amount”).
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Credit Agreement Amendments. Effective as of the Fourth Amendment Effective Date, the Borrowers, the Administrative Agent, the Consenting Lenders and the Designated Lender agree that the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit B hereto; and
SECTION TWO - Titles and Roles. The parties hereto agree that, as of the Fourth Amendment Effective Date and in connection with this Amendment:
(a)     Citi (as defined in the Engagement Letter dated February 3, 2026, by and among, inter alios, American and Citi (as amended, modified, or supplemented from time to time, the “Engagement Letter”) shall be designated as, and perform the roles associated with, the lead arranger and bookrunner and sole structuring agent; and
(b)    Each of Barclays Bank PLC, BNP Paribas Securities Corp., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, Bank of China, New York Branch, Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, New York Branch, Mizuho Bank, Ltd., Natixis, New York Branch, NatWest Markets PLC, U.S. Bank National Association and BOK Financial Securities, Inc. shall be designated as, and perform the roles associated with, a joint bookrunner.
SECTION THREE - Conditions to Effectiveness. The provisions of Section One of this Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(a)    the Borrowers, the Administrative Agent and the Designated Lender shall have signed a counterpart hereof (whether the same or different counterparts);
(b)    the Administrative Agent (or its counsel) shall have received Fourth Amendment Consents from Lenders holding at least 50% of the Existing 2025 Incremental Loans immediately prior to the Fourth Amendment Effective Date.
(c)    each Non-Consenting Lender shall have either (i) executed an Assignment and Acceptance assigning all of such Non-Consenting Lender’s Existing 2025 Incremental Loans to an Eligible Assignee in accordance with Section 10.02 of the Credit Agreement or (ii) received the Non-Consenting Lender Payoff Amount on a non-pro rata basis in accordance with Section 10.08(d) of the Credit Agreement.
(d)    all reasonable invoiced out-of-pocket expenses incurred by the Designated Lender and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement or Section 5 of the Engagement Letter (including the reasonable and documented fees, charges and disbursements of one counsel) and all accrued and unpaid fees, owing and payable under the Existing Credit Agreement (including any fees agreed to in connection with this Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date (or such shorter period as may be agreed by the Borrowers);
(e)    the Administrative Agent shall have received a customary written opinion of (i) Latham & Watkins LLP, special New York counsel for the Borrowers and (ii) Maples and Calder (Cayman) LLP, special Cayman Islands counsel for the Borrowers, in each case addressed to each Consenting Lender, the Designated Lender and the Administrative Agent, and dated the Fourth Amendment Effective Date;
(f)    the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Fourth Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of each Borrower executing this Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (f)), (ii) attaching each constitutional document of each Borrower or certifying that each constitutional document of such Borrower previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Borrower approving the transactions contemplated by this Amendment and (iv) attaching a certificate of good standing for each Borrower from the relevant jurisdiction of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);
(g)    the Administrative Agent shall have received an Officer’s Certificate signed by the Borrowers certifying (A) the truth in all material respects of the representations and warranties contained in this Amendment and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.21 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects, as though made on and as of the applicable date; provided, further, that for purposes of this clause (g), the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2024, included in Parent’s Annual Report on Form 10-K for 2024 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended September 30, 2025 on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2024 by Parent with the SEC and shall be true and correct in all respects as of the applicable date, before and after giving effect to this Amendment and (B) as to the absence of any event occurring and continuing, or resulting from this Amendment, on the Fourth Amendment Effective Date that constitutes an Event of Default; and
(h)    the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03 of the Credit Agreement not later than 2:00 p.m. New York City time one (1) Business Day before the Fourth Amendment Effective Date or such shorter time as the Administrative Agent may agree.
SECTION FOUR - No Default; Representations and Warranties. In order to induce the Designated Lender, the Consenting Lenders and the Administrative Agent to enter into this Amendment, each Borrower represents and warrants, on behalf of itself and its Subsidiaries, to the Consenting Lenders, the Designated Lender and the Administrative Agent, that on and as of the date hereof after giving effect to this Amendment:
(a)    immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, or result from this Amendment, on the Fourth Amendment Effective Date; and
(b)    the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.21 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date; provided, further, that for purposes of this Section Four

(b), the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2024, included in Parent’s Annual Report on Form 10-K (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended September 30, 2025 on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2024 by Parent with the SEC and shall be true and correct in all respects as of the applicable date, before and after giving effect to this Amendment.
SECTION FIVE - Acknowledgement and Consent. Each Borrower hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendments set forth herein. Each Borrower hereby confirms that each Loan Document to which it is a party and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which it is a party, which shall include, without limitation, all obligations of the Borrowers with respect to the 2025 Incremental Loans. Each Borrower acknowledges and agrees that each of the Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Borrower hereby reaffirms the grant of Liens on the Collateral to secure the Obligations (including the Obligations as amended by this Amendment) pursuant to the Collateral Documents.
SECTION SIX - Reference to and Effect on the Credit Agreement. On and after the Fourth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement after giving effect to this Amendment (the “Credit Agreement”). This Amendment shall be deemed to be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
SECTION SEVEN - Miscellaneous.
(a)    Except as specifically amended or waived by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents, except as specifically provided herein.
(c)    The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(d)    This Amendment may be executed in any number of separate counterparts (and by different parties hereto on different counterparts), each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.
(e)    Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent, provided that, the Administrative Agent hereby agrees to accept, and hereby consents to the use of, electronic signatures to this Amendment from all parties hereto.
(f)    This Amendment shall be construed and interpreted in accordance with and governed by the law of the State of New York. Sections 10.05(b)-(d) of the Credit Agreement are incorporated herein mutatis mutandis.
(g)    This Amendment, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersedes all other prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
(h)    The provisions of Sections 1.02 (Terms Generally), 1.06 (References to Agreements, Laws, Etc.), 10.04 (Expenses; Indemnity; Damage Waiver), 10.09 (Severability), 10.10 (Headings), 10.11 (Survival), 10.13 (USA Patriot Act), 10.15 (Waiver of Jury Trial) and 10.16 (No Fiduciary Duty) of the Credit Agreement are incorporated herein mutatis mutandis.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.
AADVANTAGE LOYALTY IP LTD., a Cayman Islands exempted company with limited liability

By: /s/ Clemens Metz
Name: Clemens Metz
Title: Director

AMERICAN AIRLINES, INC., a Delaware corporation

By: /s/ Clemens Metz
Name: Clemens Metz
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment to Credit and Guaranty Agreement]

CITIBANK, N.A.,
as the Designated Lender
By:     /s/ Michael Leonard
Name:Michael Leonard
Title : VP

[Signature Page to Fourth Amendment to Credit and Guaranty Agreement]

BARCLAYS BANK PLC,
as Administrative Agent
By:     /s/Charlene Saldanha
Name: Charlene Saldanha
Title: Director

[Signature Page to Fourth Amendment to Credit and Guaranty Agreement]

EXHIBIT A
FOURTH AMENDMENT CONSENT
CONSENT (this “Consent”) TO THE FOURTH AMENDMENT TO TERM LOAN CREDIT AND GUARANTY AGREEMENT (the “Amendment”) to that certain Term Loan Credit and Guaranty Agreement dated as of March 24, 2021 (as amended by the Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AADVANTAGE LOYALTY IP LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as co-borrower (“Loyalty Co”), AMERICAN AIRLINES, INC., a Delaware corporation, as co-borrower (“American” and together with Loyalty Co, the “Borrowers”), BARCLAYS BANK PLC, as administrative agent (together with its permitted successors and assigns in such capacity, the “Administrative Agent”) and the lenders party thereto from time to time. Each capitalized term used but not defined herein has the meaning assigned to such term in the Credit Agreement.
The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment with respect to all 2025 Incremental Loans held by such Lender. All 2025 Incremental Loans held by such Lender will be amended to reflect the new terms of the Amendment.

Name of Lender: _________________________________________ by Name: Title:
For any Institution requiring a second signature line: by Name: Title

EXHIBIT B
CONFORMED CREDIT AGREEMENT

Conformed through the Fourth Amendment
Exhibit ~~A~~ B
TERM LOAN CREDIT AND GUARANTY AGREEMENT
dated as of March 24, 2021
among
AADVANTAGE LOYALTY IP LTD.
and
AMERICAN AIRLINES, INC.,
as Borrowers,
AADVANTAGE HOLDINGS 1, LTD.,
AADVANTAGE HOLDINGS 2, LTD.,
AMERICAN AIRLINES GROUP INC.,
and
OTHER SUBSIDIARIES OF AMERICAN AIRLINES GROUP INC. FROM TIME TO TIME PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
BARCLAYS BANK PLC,
as Administrative Agent,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Administrator
________________________

GOLDMAN SACHS LENDING PARTNERS LLC,
as Sole Structuring Agent,
BARCLAYS BANK PLC, GOLDMAN SACHS LENDING PARTNERS LLC,
and CITIBANK N.A.,
as Joint Lead Arrangers and Bookrunners,
and
BOFA SECURITIES, INC., CREDIT SUISSE LOAN FUNDING LLC, DEUTSCHE BANK SECURITIES INC., ICBC STANDARD BANK PLC, JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., SUMITOMO MITSUI BANKING CORPORATION, BNP PARIBAS SECURITIES CORP., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., MUFG UNION BANK, N.A., STANDARD CHARTERED BANK, U.S. BANK NATIONAL ASSOCIATION, and BOKF, NA dba BANK OF TEXAS,
as Joint Bookrunners

TABLE OF CONTENTS
PAGE
SECTION 1. DEFINITIONS.......................................................................................................... 1
Section 1.01    Defined Terms    1
Section 1.02    Terms Generally    75
Section 1.03    Accounting Terms; GAAP    76
Section 1.04    Divisions    76
Section 1.05    Rounding    76
Section 1.06    References to Agreements, Laws, Etc    76
Section 1.07    Exchange Rate    77
Section 1.08    Times of Day    77
Section 1.09    Timing of Payment or Performance    77
Section 1.10    Certifications    78
Section 1.11    Compliance with Certain Sections    78
Section 1.12    Rates    78
SECTION 2. AMOUNT AND TERMS OF CREDIT.................................................................. 79
Section 2.01    Commitments of the Lenders; Term Loans    79
Section 2.02    [Reserved]    79
Section 2.03    Requests for Loans    79
Section 2.04    Funding of Term Loans    79
Section 2.05    Co-Borrowers    79
Section 2.06    Alternate Rate of Interest    81
Section 2.07    Interest on Term Loans    82
Section 2.08    Default Interest    82
Section 2.09    Benchmark Replacement Setting    82
Section 2.10    Repayment of Term Loans; Evidence of Debt    84
Section 2.11    [Reserved]    86
Section 2.12    Mandatory Prepayment of Term Loans    86
Section 2.13    Optional Prepayment of Term Loans    89
Section 2.14    Increased Costs    90
Section 2.15    Break Funding Payments    92
Section 2.16    Taxes    92
Section 2.17    Payments Generally; Pro Rata Treatment    96
Section 2.18    Mitigation Obligations; Replacement of Lenders    98
Section 2.19    Certain Fees    98
Section 2.20    [Reserved]    99
Section 2.21    [Reserved]    99
Section 2.22    Nature of Fees    99
Section 2.23    Right of Set-Off    99
Section 2.24    Peak Debt Service Coverage Cure    99
Section 2.25    Payment of Obligations    100
Section 2.26    Defaulting Lenders    100
Section 2.27    Incremental Term Loans    102
Section 2.28    Extension of Term Loans    105
SECTION 3. REPRESENTATIONS AND WARRANTIES..................................................... 107
Section 3.01    Organization and Authority    107
Section 3.02    Air Carrier Status    107
Section 3.03    Due Execution    107
Section 3.04    Statements Made    108
Section 3.05    Financial Statements; Material Adverse Change    108
Section 3.06    Ownership of Subsidiaries    109
Section 3.07    Liens    109
i

Section 3.08    Use of Proceeds    109
Section 3.09    Litigation and Compliance with Laws    109
Section 3.10    [Reserved]    109
Section 3.11    [Reserved]    109
Section 3.12    Margin Regulations; Investment Company Act    109
Section 3.13    [Reserved]    110
Section 3.14    Ownership of Collateral    110
Section 3.15    Perfected Security Interests    110
Section 3.16    Payment of Taxes    110
Section 3.17    Anti-Corruption Laws and Sanctions; OFAC; Compliance with Anti-Money Laundering Laws    111
Section 3.18    Schedule of the AAdvantage Agreements; Sole Intercompany Agreement    112
Section 3.19    Representations Regarding the AAdvantage Agreements    112
Section 3.20    Compliance with IP Agreements    112
Section 3.21    Solvency    112
Section 3.22    Intellectual Property    112
Section 3.23    Privacy and Data Security    113
SECTION 4. CONDITIONS OF LENDING.............................................................................. 114
Section 4.01    Conditions Precedent to Closing    114
Section 4.02    Conditions Precedent to Each Loan    118
Section 4.03    Conditions Subsequent    118
SECTION 5. AFFIRMATIVE COVENANTS........................................................................... 121
Section 5.01    Financial Statements, Reports, Etc    121
Section 5.02    Taxes    125
Section 5.03    [Reserved]    125
Section 5.04    Corporate Existence    125
Section 5.05    Compliance with Laws    125
Section 5.06    Designation of Restricted and Unrestricted Subsidiaries    126
Section 5.07    Contribution of AAdvantage Intellectual Property    126
Section 5.08    Special Purpose Entity    126
Section 5.09    SPV Party Independent Directors    129
Section 5.10    Regulatory Matters; Utilization    129
Section 5.11    Collateral Ownership    130
Section 5.12    [Reserved]    130
Section 5.13    Guarantors; Grantors; Collateral    130
Section 5.14    Access to Books and Records    131
Section 5.15    Further Assurances    132
Section 5.16    Maintenance of Rating    133
Section 5.17    AAdvantage Program; AAdvantage Agreements    133
Section 5.18    Reserve Account    137
Section 5.19    Payment Account    139
Section 5.20    Collections; Releases from Collection Account    140
Section 5.21    [Reserved]    140
Section 5.22    Mandatory Prepayments    140
Section 5.23    Privacy and Data Security    140
SECTION 6. NEGATIVE COVENANTS.................................................................................. 141
Section 6.01    Restricted Payments    141
Section 6.02    Incurrence of Indebtedness and Issuance of Preferred Stock    147
Section 6.03    [Reserved]    149
Section 6.04    Disposition of Collateral    149
Section 6.05    Transactions with Affiliates    149

Section 6.06    Liens    152
Section 6.07    Business Activities    152
Section 6.08    Liquidity    152
Section 6.09    [Reserved]    152
Section 6.10    Merger, Consolidation, or Sale of Assets    152
Section 6.11    [Reserved]    154
Section 6.12    Direction of Payment    154
Section 6.13    IP Agreements    154
Section 6.14    Specified Organization Documents    154
Section 6.15    Permitted SPV Reorganization    154
SECTION 7. EVENTS OF DEFAULT AND EARLY AMORTIZATION EVENTS.............. 155
Section 7.01    Events of Default    155
Section 7.02    Early Amortization Event    159
SECTION 8. THE AGENTS...................................................................................................... 160
Section 8.01    Administration by Agents    160
Section 8.02    Rights of Administrative Agent and the Other Agents    161
Section 8.03    Liability of Agents    162
Section 8.04    Reimbursement and Indemnification    166
Section 8.05    Successor Agents    166
Section 8.06    Independent Lenders    168
Section 8.07    Advances and Payments    168
Section 8.08    Sharing of Setoffs    168
Section 8.09    Withholding Taxes    169
Section 8.10    Right to Realize on Collateral and Enforce Guarantee    169
Section 8.11    Intercreditor Agreements Govern    170
Section 8.12    Master Collateral Agent as Beneficiary    170
SECTION 9. GUARANTY......................................................................................................... 171
Section 9.01    Guaranty    171
Section 9.02    No Impairment of Guaranty    172
Section 9.03    Continuation and Reinstatement, Etc    172
Section 9.04    Subrogation; Fraudulent Conveyance    172
Section 9.05    Discharge of Guaranty    174
Section 9.06    Luxembourg Limitations    174
SECTION 10. MISCELLANEOUS............................................................................................ 175
Section 10.01    Notices    175
Section 10.02    Successors and Assigns    177
Section 10.03    Confidentiality    183
Section 10.04    Expenses; Indemnity; Damage Waiver    184
Section 10.05    Governing Law; Jurisdiction; Consent to Service of Process    187
Section 10.06    No Waiver    188
Section 10.07    Extension of Maturity    188
Section 10.08    Amendments, Etc.    188
Section 10.09    Severability    194
Section 10.10    Headings    194
Section 10.11    Survival    194
Section 10.12    Execution in Counterparts; Integration; Effectiveness    195
Section 10.13    USA Patriot Act    195
Section 10.14    New Value    195
Section 10.15    WAIVER OF JURY TRIAL    196
Section 10.16    No Fiduciary Duty    196
Section 10.17    CFC or a FSHCO Provisions    196

Section 10.18    [Reserved]    197
Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    197
Section 10.20    Certain ERISA Matters    197
Section 10.21    Acknowledgement Regarding Any Supported QFCs    198
Section 10.22    Limited Recourse; Non-Petition    199

ANNEX A        LENDERS AND COMMITMENTS

EXHIBIT A     FORM OF COLLATERAL AGENCY AND ACCOUNTS AGREEMENT
EXHIBIT B         FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
EXHIBIT C         FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D         FORM OF LOAN REQUEST
EXHIBIT E        FORM OF PAYMENT DATE STATEMENT
EXHIBIT F        FORM OF DIRECTION OF PAYMENT
EXHIBIT G-1    FORM OF BORROWER-TO-HOLDCO IP LICENSE
EXHIBIT G-2    FORM OF HOLDCO-TO-AMERICAN IP LICENSE
EXHIBIT G-3    FORM OF MADRID IP LICENSE
EXHIBIT H        FORM OF IP MANAGEMENT AGREEMENT
EXHIBIT I-1     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-2    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-3     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-4     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT J        FORM OF PREPAYMENT NOTICE

SCHEDULE 1.01(a)    CONTRIBUTION AGREEMENTS
SCHEDULE 1.01(b)    PERMITTED LIENS
SCHEDULE 1.01(c)    AADVANTAGE INTELLECTUAL PROPERTY
SCHEDULE 1.01(d)    INDIVIDUALS ELIGIBLE TO ACT AS INDEPENDENT DIRECTOR
SCHEDULE 1.01(e)    COMPOSITE MARKS
SCHEDULE 3.06    SUBSIDIARIES OF AMERICAN AIRLINES GROUP INC.
SCHEDULE 3.18    AADVANTAGE AGREEMENTS
v

TERM LOAN CREDIT AND GUARANTY AGREEMENT, dated as of March 24, 2021, among AADVANTAGE LOYALTY IP LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as co-borrower (“Loyalty Co”), AMERICAN AIRLINES, INC., a Delaware corporation, as co-borrower (“American” and together with Loyalty Co, the “Borrowers”), AMERICAN AIRLINES GROUP INC. (“Parent”), as a Guarantor, each of the direct and indirect Subsidiaries of Parent from time to time party hereto as a Guarantor, each of the several banks and other financial institutions or entities from time to time party hereto as a lender (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral administrator (in such capacity, together with its permitted successor and assigns in such capacity, the “Collateral Administrator”).
INTRODUCTORY STATEMENT
The Borrowers have applied to the Lenders for a term loan facility of $3,500,000,000 as set forth herein.
The proceeds of the Term Loans will be used to pay related transaction costs, fees and expenses, to fund the Reserve Account (as defined below) and to provide the American Intercompany Loan (as defined below) to American, as borrower, which may be used (i) to repay indebtedness under that certain Loan and Guarantee Agreement dated September 25, 2020, as amended from time to time, by and among American and Parent and the U.S. Department of Treasury as a lender and certain other revolving indebtedness and (ii) any general corporate purposes deemed necessary by American.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.

DEFINITIONS
Section 1.01    Defined Terms
. Unless otherwise defined herein, terms defined in the Collateral Agency and Accounts Agreement shall have the same meaning when used herein (including in the introductory statement) notwithstanding any termination thereof. When used herein, the following terms shall have the following meanings:
“2025 Incremental Term Loan Commitment” shall mean the Term Loan Commitment of the 2025 Incremental Term Loan Lender to make the 2025 Incremental Term Loans pursuant to the Third Amendment.
“2025 Incremental Term Loan Commitment Schedule” shall mean the schedule of 2025 Incremental Term Loan Commitments of the 2025 Incremental Term Lender

provided to the Borrower on the Third Amendment Effective Date by the Administrative Agent pursuant to the Third Amendment.
“2025 Incremental Term Loan Lender” shall mean each Lender having a 2025 Incremental Term Loan Commitment or, as the case may be, with an outstanding 2025 Incremental Term Loan.
“2025 Incremental Term Loans” shall be the Incremental Term Loans incurred pursuant to the Third Amendment.
“2025 Replacement Term Lender” shall mean each Lender having a Term Loan Commitment to provide 2025 Replacement Term Loans or, as the case may be, with an outstanding 2025 Replacement Term Loan.
“2025 Replacement Term Loans” shall mean the Term Loans incurred pursuant to the Second Amendment.
“2025 Replacement Term Loan Commitment” shall mean the Term Loan Commitment of each 2025 Replacement Term Lender to make 2025 Replacement Term Loans pursuant to the Second Amendment.
“2025 Replacement Term Loan Commitment Schedule” shall mean the schedule of 2025 Replacement Term Loan Commitments of each 2025 Replacement Term Lender provided to the Borrowers on the Second Amendment Effective Date by the Administrative Agent pursuant to the Second Amendment.
“40 Act” shall mean the Investment Company Act of 1940, as amended.
“AAdvantage Agreements” shall mean all currently existing, future and successor co-branding agreements, partnering agreements, airline-to-airline frequent flyer program agreements, or similar agreements related to or entered into in connection with the AAdvantage Program, including each Material AAdvantage Agreement, but excluding (i) any American Airline Business Agreements and (ii) any Retained Agreements.
“AAdvantage Customer Data” shall mean all data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by American, Loyalty Co, Parent or its Subsidiaries and used, generated or produced, now or in the future, as part of the AAdvantage Program, including all of the following: (a) a list of all members of the AAdvantage Program; and (b) the AAdvantage Member Profile Data for each member of the AAdvantage Program, but excluding American Traveler Related Data; provided that, for the avoidance of doubt, customer name, contact information (including name, mailing address, email address and phone numbers), passport information, customer login to the aa.com website or any successor website and any American mobile applications and communication consent preferences related to AAdvantage Program communications, in each case, solely for AAdvantage Program members as AAdvantage Program members, may be included in both AAdvantage Customer Data and American Traveler Related Data.

“AAdvantage Customer Database” shall have the meaning set forth in Section 4.03(b).
“AAdvantage Intellectual Property” shall mean (a) AAdvantage Customer Data and (b)(i) the proprietary source code set forth on Schedule 1.01(c), (ii) the registered trademarks and trademark applications set forth on Schedule 1.01(c), (iii) the issued patents and patent applications set forth on Schedule 1.01(c), (iv) the registered copyrights set forth on Schedule 1.01(c), and (v) other data, proprietary source code, registered trademarks, issued patents, registered copyrights and applications for the foregoing that are owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Loyalty Co, American, Parent or any of Parent’s Subsidiaries that are used in the AAdvantage Program and which are required to be contributed to Loyalty Co from time to time as set forth in Section 5.07 of this Agreement. For the avoidance of doubt, the AAdvantage Intellectual Property set forth in clause (b) above shall exclude all Airlines Business Intellectual Property.
“AAdvantage Member Profile Data” shall mean, with respect to each member of the AAdvantage Program, such member’s (a) name, mailing address, email address, and phone numbers, (b) communication and promotion opt-ins, (c) total miles balance, (d) third party engagement history, (e) accrual and redemption activity, (f) AAdvantage Program account number, ID number and/or login, and (g) annual member status (e.g., elite, etc.).
“AAdvantage Program” shall mean any Loyalty Program which is operated, owned or controlled, directly or indirectly by Loyalty Co, American, Parent or any of its subsidiaries, or principally associated with Loyalty Co, American, Parent or any of its subsidiaries, as in effect from time to time, whether under the “AAdvantage” name or otherwise, in each case including any successor program but excluding any Specified Minority Owned Program and Permitted Acquisition Loyalty Program.
“AAdvantage Revenues” shall mean, with respect to any period, the aggregate amount of payments in cash payable to Parent or any of its Subsidiaries attributable to the AAdvantage Program during such period (including any payments in cash attributable to the Retained Agreements and the Intercompany Agreement).
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Account” shall mean all “accounts” as defined in the UCC, and all rights to payment for interest (other than with respect to debt and credit card receivables).
“Account Control Agreements” shall mean each multi-party security and control agreement (including the Collateral Agency and Accounts Agreement) entered into by any Grantor to satisfy the obligation of such Grantor as set forth in any Senior Secured Debt Document, a financial institution which maintains one or more deposit accounts or securities accounts of such Grantor and the Master Collateral Agent or the Collateral Administrator, as applicable, that have been pledged as Collateral hereunder or under any other Loan Document, in each case giving the Master Collateral Agent or Collateral Administrator, as applicable, “control” (as defined in Section 9-104 or 9-106 of the UCC) over the applicable account and in form and substance reasonably satisfactory to the Collateral Controlling Party and the Master Collateral Agent.
“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 2.09(a), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than Parent or any Subsidiary of Parent) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Parent or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement. No entity shall be deemed an Affiliate of any Loan Party solely because Maples Corporate Services Limited or Walkers Fiduciary Limited or any of their Affiliates acts as administrator, registered office provider or share trustee or provides independent director services to such entity.
“Affiliate Transaction” shall have the meaning set forth in Section 6.05.
“Agents” shall mean each of the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Depositary.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, the sum of, (i) the aggregate then-outstanding principal amount of such Lender’s Term Loans and (ii) the aggregate amount of such Lender’s Term Loan Commitments with respect to each Class of Term Loans (if any) then in effect.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Term Loan Credit and Guaranty Agreement.
“Aircraft Related Equipment” shall mean aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, Flight Simulators and other training devices, QEC Kits, passenger loading bridges, other flight or Ground Service Equipment.
“Airline/Parent Merger” shall mean the merger or consolidation, if any, of Parent with any Subsidiary of Parent.
“Airlines Business Intellectual Property” shall mean any and all Intellectual Property used in the operation of the American airline business that, even if used in connection with the AAdvantage Program, would be required or necessary to operate the American airline business in the absence of a Loyalty Program, including the following Intellectual Property: (a) the AMERICAN, AMERICAN AIRLINES and CONCIERGE KEY marks, the flight symbol and AA as a stock symbol, together with any translations, logos or designs for the foregoing; (b) the aa.com domain name registration and website (including all content and source code that is not otherwise AAdvantage Intellectual Property) and American’s social media accounts; (c) the American mobile application; (d) trademarks and domain names used in connection with American’s Flagship lounges, Admirals’ Clubs and any other lounges or clubs; and (e) the trademarks and domain names pledged or required to be pledged pursuant to the Brand Security Agreement between American and Wilmington Trust, National Association, dated September 25, 2020, as in effect on the Closing Date.
“Airlines Merger” shall mean the merger, asset transfer, consolidation or any similar transaction involving one or more airline Subsidiaries of Parent (including, without limitation, any such transaction that results in such Subsidiaries operating under a single operating certificate).
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“All-In Yield” shall mean, as to any debt, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Term SOFR Reference Rate or Alternate Base Rate, or otherwise, in each case, incurred or payable by the Borrowers generally to all the lenders of such Indebtedness; provided that upfront fees and original issue discount shall be equated to an interest rate based upon an assumed four year average life to maturity (e.g., 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); provided, further, that “All-In Yield” shall exclude any structuring, ticking, unused line, commitment, amendment, consent, underwriting, syndication and arranger fees, other similar fees and other fees not generally paid to all lenders and, if applicable, consent fees paid generally to consenting lenders.
“Allocation Date” shall have the meaning set forth in the Collateral Agency and Accounts Agreement.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided, in no event shall the Alternate Base Rate be less than zero percent (0%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Alternative Madrid SPV” shall have the meaning set forth in Section 4.03(d).
“Alternative Madrid Structure” shall have the meaning set forth in Section 4.03(d).
“American” shall have the meaning set forth in the first paragraph of this Agreement.
“American Agreements” shall have the meaning set forth in the definition of “American Case Milestones”.
“American Airline Business Agreements” shall mean any agreements used to operate the airline business of Parent and its Subsidiaries (other than the SPV Parties) that, even if used in connection with the AAdvantage Program, would be used to operate the American airline business in the absence of a Loyalty Program (but excluding any credit card co-branding, partnering or similar agreements).
“American Case Milestones” shall mean that, after the commencement and during the continuance of any proceeding with respect to American under any Bankruptcy Law (the “Bankruptcy Case”):
(a)each Loan Party shall continue to perform its respective obligations under the Loan Documents, the American Intercompany Note, the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Loan Party is party (collectively, the “American Agreements”) and there shall be no material interruption in the flow of funds under the American Agreements in accordance with the terms thereunder; provided, that (i) the performance by the Loan Parties under this clause (a) shall in all respects be subject to any applicable materiality qualifiers, cure rights and/or grace periods provided for under the respective American Agreements, and (ii) the Loan Parties shall have forty-five (45) days from the Petition Date (as defined below) to cure any failure to perform that requires court authorization to perform;

(b)the debtors in respect of the Bankruptcy Case (the “Debtors”) shall file with the applicable U.S. bankruptcy court (the “Bankruptcy Court”), within fifteen (15) days of the date of petition in respect of the Bankruptcy Case (the “Petition Date”), a customary and reasonable motion to assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Loan Party is party under section 365 of the Bankruptcy Code and continue to perform all obligations under all the American Agreements (such motion, the “Assumption Motion”), and shall thereafter pursue (including by contesting any objections to) the approval of the Assumption Motion;
(c)the Bankruptcy Court shall have entered a customary and reasonable final order (the “Assumption Order”) granting the Assumption Motion, within sixty (60) days after the Petition Date, and such Assumption Order shall not be amended, stayed (unless the party seeking a stay has posted a cash bond pledged in favor of the Secured Parties (the “Cash Bond”) in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the HoldCo-to-American IP License) that could be asserted if the HoldCo-to-American IP License were to terminate (without reduction for any potential mitigation)), vacated, or reversed;
(d)the parties agree and acknowledge that the Assumption Motion and Assumption Order shall be customary and reasonable and the Assumption Order shall provide, among other things, that: (i) the Debtors are authorized to assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Debtor is party and perform all obligations under all of the American Agreements and implement actions contemplated thereby and, pursuant to the Assumption Order, will assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Debtor is party pursuant to section 365 of the Bankruptcy Code; (ii) the American Agreements are binding and enforceable against the parties thereto in accordance with their terms, without exception or amendment; (iii) any amounts payable under the American Agreements are actual and necessary costs and expenses of preserving the Debtors’ estates and shall be entitled to priority as an allowed administrative expenses of the Debtors pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code; (iv) the Debtors must cure any defaults under the American Agreements as a condition to assumption; and (v) the Debtors are authorized to take any action necessary to implement the terms of the Assumption Order;
(e)each of the Debtors and each other Loan Party (i) shall not take any action to materially interfere with the assumption of or performance under the American Agreements, or support any other Person to take any such action; and (ii) shall take all steps commercially reasonably necessary, to contest any action that would materially interfere with the assumption or performance of the American Agreements, including, without limitation, litigating any objections and/or appeals;
(f)each of the Debtors and each other Loan Party (i) shall not file any motion seeking to avoid, disallow, subordinate, or recharacterize any obligation under the American Agreements and (ii) shall take all steps commercially reasonably necessary, to contest any action that would seek to avoid, disallow, subordinate, or recharacterize any obligation under the American Agreements, including, without limitation, litigating any objections and/or appeals;
(g)in the event there is an appeal of the Assumption Order:
(i) if the appeal has not been dismissed within sixty (60) days, then (A) the Reserve Account Required Balance shall increase by an amount equal to the product of (x) the Pro Rata Share and (y) $15,000,000 per month as long as such appeal is pending, up to a cap in an amount equal to the product of (x) the Pro Rata Share and (y) $300,000,000, and (B) such additional amounts accrued pursuant to clause (A) shall be released to American within five (5) Business Days after the end of such appeal; and
(ii) the Debtors shall pursue a court order requiring any appellants to post a Cash Bond in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the HoldCo-to-American IP License) that could be asserted if the HoldCo-to-American IP License were to terminate (without reduction for any potential mitigation), to an account held solely for the sole benefit of the Secured Parties and the secured parties in respect of any other Priority Lien Debt;
(h)the Bankruptcy Case shall not be, and is not converted into, a case under chapter 7 of the Bankruptcy Code; and
(i)any plan of reorganization filed or supported by any Debtor shall expressly provide for assumption or reinstatement, as applicable, of all of the American Agreements and reinstatement or replacement of each of the related obligations and/or guarantees, subject to applicable cure periods.
For the avoidance of doubt, notwithstanding the foregoing, during the pendency of and following any stay or appeal of the Assumption Order, each Loan Party must continue to perform all obligations under the American Agreements, including making any and all payments under the American Agreements in accordance with the terms thereof and as described above and, in the event of any such payment default (subject to any applicable cure or grace periods under the applicable American Agreements), nothing shall limit any of the Lenders’ rights and remedies including but not limited to any termination rights under the American Agreements.
“American Intercompany Loan” shall mean one or more loans made by Loyalty Co to American, as borrower, pursuant to the American Intercompany Note with the proceeds of the Term Loans and notes issued under the Indenture that have been distributed to Loyalty Co.
“American Intercompany Note” shall mean that certain Intercompany Note, dated March 24, 2021, executed by American in favor of Loyalty Co and guaranteed by Parent.
“American Security Agreement” shall mean that certain American Security Agreement, dated as of the Closing Date, among American and the Master Collateral Agent.

“American Traveler Related Data” shall mean (a) data generated, produced or acquired as a result of the issuance, modification or cancellation of customer tickets from American or for flights on American, including data in or derived from “Passenger Name Records” (including name and contact information) associated with flights on American, (b) payment-related information (other than payment-related information relating solely to the AAdvantage Program (such as the purchase of Miles)), and (c) data regarding a customer’s flight-related experience, but excluding in the case of clause (a) through (c) information that would not have been generated, produced, acquired or collected in the absence of the AAdvantage Program; provided that for the avoidance of doubt, customer name, contact information (including name, mailing address, email address, and phone numbers), passport information, customer login to the aa.com website or any successor website and any American mobile applications and communication consent preferences related to AAdvantage Program communications, in each case, solely for AAdvantage Program members as AAdvantage Program members, may be included in both AAdvantage Customer Data and American Traveler Related Data.
“AMR/US Airways Merger” shall mean the merger contemplated by the AMR/US Airways Merger Agreement.
“AMR/US Airways Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 13, 2013, among Parent, AMR Merger Sub, Inc. and US Airways Group, Inc., as amended through December 9, 2013.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.17(c).
“Applicable Law” shall have the meaning set forth in Section 10.13.
“Applicable Margin” shall mean (i) with respect to the 2025 Replacement Term Loans (a) that are Term SOFR Loans, a rate per annum equal to 2.25% and (b) that are Alternate Base Rate Loans, a rate per annum equal to 1.25% and (ii) with respect to the 2025 Incremental Term Loans (a) that are Term SOFR Loans, a rate per annum equal to ~~3.25~~2.75% and (b) that are Alternate Base Rate Loans, a rate per annum equal to ~~2.25~~1.75%.
“Approved Fund” shall have the meaning set forth in Section 10.02(b).
“Approved Independent Director List” shall mean the list of no fewer than four (4) individuals (with at least two (2) individuals listed under part 1 of such list) that are eligible to act as an Independent Director for the SPV Parties attached hereto as Schedule 1.01(d), which may be updated from time to time by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) by providing written notice to the Borrowers; provided that, with respect to the individuals listed under part 1 of the initial list attached hereto as Schedule 1.01(d) and any updates thereto made by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) thereafter, the relevant SPV Party may, upon providing thirty (30) days’ prior written notice to the Master Collateral Agent, reject up to two (2) listed individuals for any reason, and the Master Collateral Agent (acting at the direction of the Collateral

Controlling Party) may thereafter amend the list to replace such individuals; provided further that, with respect to the individuals listed under part 2 of the initial list attached hereto as Schedule 1.01(d) and any updates thereto, the Borrowers may (without the consent of any other Person, but with prior written notice to the Administrative Agent), substitute the name of any such individual with the name of any individual customarily serving in the capacity of an independent member, independent director or independent manager and employed by Walkers Fiduciary Limited or another service provider customarily providing fiduciary services for entities incorporated in the Cayman Islands; provided further that in all cases, the Approved Independent Director List shall only include individuals who satisfy the Independent Director Criteria.
“Approved Independent Director” shall mean, at any time, each individual listed on the Approved Independent Director List at such time; provided that at least one Independent Director for each SPV Party must at all times be selected from part 1 of the Approved Independent Director List; provided further that if the ordinary shareholder(s) of an SPV Party reasonably believes that none of the individuals listed on the Approved Independent Director List (or, in the case of selecting a replacement for an Independent Director from part 1 of the Approved Independent Director List, part 1 of the Approved Independent Director List) (i) satisfy clause (c) in the definition of the Independent Director Criteria or (ii) are willing to act as Independent Director at a compensation level reasonably customary for directors of this type (it being agreed that the compensation level commensurate with that of the Independent Director the vacancy of which is being filled shall be deemed reasonably customary), then the ordinary shareholder(s) of the relevant SPV Party may, with the consent of the Administrative Agent, appoint any other Person who meets the Independent Director Criteria as a replacement Independent Director.
“Assigned AAdvantage Agreement Rights” shall mean (a) all of American’s rights to receive payments under or with respect to each AAdvantage Agreement (other than the Intercompany Agreement) and all payments due and to become due thereunder (including all of American’s present and future “accounts”, “payment intangibles” and “general intangibles” (as each such term is defined in the UCC in effect from time to time in each relevant jurisdiction) arising under such AAdvantage Agreement), and (b) all of American’s other rights, title and interest in, to and under each AAdvantage Agreement (but not its obligations thereunder except, in the case of the Barclays Co-Branded Agreement and the Citi Co-Branded Agreement, to the extent set forth in the applicable Co-Branded Consent) other than the Intercompany Agreement; provided, however, that in the case of clauses (a) and (b), such rights, title and interest in, to and under each such AAdvantage Agreement shall be assigned only to the extent they are permitted to be assigned pursuant to the terms of the relevant AAdvantage Agreement (or any other agreement between American and the counterparty to such AAdvantage Agreement) or, if such assignment is not permitted pursuant to the terms of the relevant AAdvantage Agreement (or such other agreement), then to the extent such rights, title and interest in, to and under such AAdvantage Agreement may be assigned notwithstanding the terms of such AAdvantage Agreement pursuant to the applicable provisions of the UCC (including, without limitation, Sections 9-406 and 9-408) of any relevant jurisdiction.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.
“Assumption Motion” shall have the meaning set forth in the definition of “American Case Milestones”.
“Assumption Order” shall have the meaning set forth in the definition of “American Case Milestones”.
“Available Funds” shall mean, with respect to any Payment Date, the sum of (i) the amount of funds allocated to the Term Loans pursuant to the Collateral Agency and Accounts Agreement for such Payment Date and transferred from the Collection Account to the Payment Account on or prior to such Payment Date pursuant to the Collateral Agency and Accounts Agreement, (ii) any amounts transferred to the Payment Account from the Reserve Account for application on such Payment Date, and (iii) any other amount deposited into the Payment Account by or on behalf of any Borrower on or prior to such Payment Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.09(d).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.
“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Court” shall have the meaning set forth in the definition of “American Case Milestones”.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy, winding-up, reorganization, arrangement or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, liquidator, provisional liquidator or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” shall mean the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other debtor relief, including, without limitation, Part V and sections 86-88 (inclusive) of the Companies Act (as amended) of the Cayman Islands and the Companies Winding Up Rules (as amended) of the Cayman Islands, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.
“Barclays Co-Branded Agreement” shall mean that certain Co-Branded Credit Card Program Agreement, dated as of July 8, 2016, by and between Barclays Bank Delaware and American (as the same has been or may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by the Barclays Co-Branded Consent).
“Barclays Co-Branded Consent” shall mean that certain Loyalty Partner Consent to Assignment and Pledge, dated as of the Closing Date, by and among Barclays Bank Delaware, American and Loyalty Co.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement
(1)for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)for purposes of clause (2) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment,

(which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability and/or calculation of breakage costs in accordance with Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides (or with respect to any Benchmark Replacement Conforming Changes related to a Non-SOFR Benchmark Replacement, the Administrative Agent, with the consent of the Borrowers, decides) may be appropriate to reflect the adoption and implementation of any such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current

Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09.
“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” shall mean, with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean:
1.    with respect to a corporation or an exempted company, the board of directors of the corporation or exempted company, as applicable, or any committee thereof duly authorized to act on behalf of such board;
2.    with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;
3.    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
4.    with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrower-to-HoldCo IP License” shall mean that certain Intellectual Property License Agreement between Loyalty Co, as licensor, and HoldCo 2, as licensee, substantially in the form attached as Exhibit G-1.
“Borrowing” shall mean the incurrence of a single Class of Term Loans made from all the applicable Lenders on a single date.
“Borrowing Date” shall mean any U.S. Government Securities Business Day specified in a notice pursuant to Section 2.04 as a date on which the Borrowers request the Lenders to make Loans hereunder.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Wilmington, Delaware or such other domestic city in which the corporate trust office of the Collateral Administrator, Collateral Custodian, Master Collateral Agent or the Depositary is located (in each case, as set forth in Section 10.01(a), as such locations may be updated pursuant to Section 10.01(c)) are required or authorized to remain closed; provided, that, when used in connection with the borrowing or repayment of a SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.
“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Markets Offering” shall mean any offering of “securities” (as defined under the Securities Act and, including, for the avoidance of doubt, any offering of pass-through certificates by any pass-through trust established by the Parent or any of its Restricted Subsidiaries) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” shall mean:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association, exempted company or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (1) through (4) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Bond” shall have the meaning set forth in the definition of “American Case Milestones”.
“Cash Equivalents” shall mean, as of the date acquired, purchased or made, as applicable:
(1)    marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date;
(2)    direct obligations issued by any state of the United States or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of three years or less from such date;
(4)    investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s;
(5)    certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, eurocurrency time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250,000,000;

(6)    fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date;
(7)    Investments in money in an investment company registered under the 40 Act or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the 40 Act and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s;
(9)    auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days;
(10)    investments made pursuant to American’s or any of its Restricted Subsidiaries’ cash equivalents/short term investment guidelines;
(11)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000;
(12)    securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and
(13)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.
“Cayman Share Mortgages” shall mean (i) the equitable mortgage over shares in Loyalty Co, dated the Closing Date, between HoldCo 2 and the Master Collateral Agent, (ii) the equitable mortgage over shares in HoldCo 2, dated the Closing Date, between HoldCo 1 and the Master Collateral Agent, (iii) the equitable mortgage over shares in HoldCo 1, dated the Closing Date, between American and the Master Collateral Agent and (iv) each equitable mortgage over shares in any Subsidiary of Loyalty Co, entered into after the Closing Date, between the immediate parent of such Subsidiary and the Master Collateral Agent.
“CFC” shall mean “controlled foreign corporation” within the meaning of Section 957(a) of the Code; provided, for the avoidance of doubt, that no SPV Party shall be considered to be a CFC.

“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Term Loans are issued or maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Citi Co-Branded Agreement” shall mean that certain Strategic Alliance Agreement, dated as of December 4, 2024, by and among the Borrowers and Citibank, N.A., which was a Permitted Replacement AAdvantage Agreement to that certain Co-Branded Credit Card Program Agreement, dated as of June 30, 2016, by and between Citibank, N.A. and American (as the same has been or may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by the Citi Co-Branded Consent).
“Citi Co-Branded Consent” shall mean that certain Loyalty Partner Consent to Assignment and Pledge, dated as of the Closing Date, by and among Citibank, N.A., American and Loyalty Co.
“Class” when used in reference to any Term Loan or Borrowing, shall refer to whether such Term Loan, or the Term Loans comprising such Borrowing, are 2025 Replacement Term Loans, 2025 Incremental Term Loans or Incremental Term Loans that are neither 2025 Replacement Term Loans nor 2025 Incremental Term Loans. In addition, any extended tranche of Term Loans shall constitute a Class of Loans separate from which they were converted. Notwithstanding anything to the contrary, any Term Loans having the exact same terms and conditions shall be deemed a part of the same Class.
“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.
“Closing Date AAdvantage Agreement” shall mean each AAdvantage Agreement in effect as of the Closing Date (including the Barclays Co-Branded Agreement and the Citi Co-Branded Agreement).
“Co-Branded Consent” shall mean each of the Barclays Co-Branded Consent and the Citi Co-Branded Consent.
“Co-Branded Card Agreement(s)” shall mean that certain America West Co-Branded Card Agreement, dated as of January 25, 2005, between US Airways (as successor in interest to America West Airlines, Inc.) and Barclays Bank Delaware (as successor in interest to Juniper Bank), as amended, restated, supplemented or otherwise modified from time to time, including pursuant to that certain Assignment and First Amendment to the America West Co-Branded Card Agreement, dated as of August 8, 2005, among US Airways, America West Airlines, Inc. and Barclays Bank Delaware (as successor in interest to Juniper Bank) and any other similar agreements entered into by Parent or any of its Subsidiaries from time to time.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean the assets and properties of the Grantors upon which Liens have been granted to the Master Collateral Agent or the Collateral Administrator to secure the Obligations, including without limitation all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document or otherwise constituting Excluded Property.
“Collateral Administrator” shall have the meaning set forth in the first paragraph of this Agreement.
“Collateral Administrator and Master Collateral Agent Fee Letter” shall have the meaning set forth in Section 2.19.
“Collateral Agency and Accounts Agreement” shall mean that certain Collateral Agency and Accounts Agreement dated as of the Closing Date, among the Borrowers, each Grantor from time to time party thereto, the Depositary, the Collateral Administrator, each other Senior Secured Debt Representative (as defined therein) from time to time party thereto and the Master Collateral Agent, substantially in the form attached as Exhibit A.
“Collateral Custodian” shall mean Wilmington Trust, National Association, as account bank with respect to the Payment Account and the Reserve Account, together with its permitted successors and assigns in such capacity.
“Collateral Documents” shall mean, collectively, this Agreement, any Account Control Agreements, the Security Agreement, the American Security Agreement, each IP Security Agreement, the Collateral Agency and Accounts Agreement, the Cayman Share Mortgages and other agreements, instruments or documents that create or purport to create a Lien in favor of the Master Collateral Agent or the Collateral Administrator for the benefit of the Secured Parties, in each case, so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Sale” shall mean the Disposition of any Collateral.
“Collection Account” shall mean the account of Loyalty Co held at the Depositary with the account name “AAdvantage Loyalty Card Program Collection Account” that is established and maintained at the New York office of the Depositary and under the control of the Master Collateral Agent pursuant to the Collateral Agency and Accounts Agreement.

“Collections” shall mean, with respect to any Quarterly Reporting Period, the aggregate amount of Transaction Revenues deposited in the Collection Account during such Quarterly Reporting Period. For the avoidance of doubt, (i) Permitted Deposit Amounts and (ii) any other funds in the Collection Account not constituting Transaction Revenues shall not constitute Collections.
“Composite Marks” shall mean (i) the Intellectual Property listed on Schedule 1.01(e) as being Composite Marks and (ii) any new marks that include at least one element of a mark owned by American and at least one element of an existing mark owned directly or indirectly by an SPV Party or one of its Subsidiaries or to which Loyalty Co is exclusively licensed under the Madrid IP License.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDAR” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)    the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(4)    any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(5)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
(7)    deductions for grants to any employee of Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
(8)    any net loss arising from the sale, exchange or other disposition of capital assets by Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus
(9)    any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus
(10)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
(11)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger (including the AMR/US Airways Merger, any Airlines Merger or any Airline/Parent Merger), disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus
(12)    non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus
(13)    the sum of (A) income tax credits and (B) interest income included in computing such Consolidated Net Income;
in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)    all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan, including, the AMR/US Airways Merger and Parent’s reorganization plan); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities, Permitted Investments, acquisitions, dispositions, recapitalizations or incurrences or repayments of Indebtedness permitted hereunder (in each case whether or not successful) (including but not limited to any one or more of the AMR/US Airways Merger, any Airlines Merger and any Airline/Parent Merger) and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)    the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Restricted Subsidiary of the specified Person;

(3)    the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)    the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

(6)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)    the effect on such Person of any non-cash items resulting from any write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the AMR/US Airways Merger, any Airlines Merger and any Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to October 10, 2014 resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;

(8)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and

(9)    any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.

“Consolidated Tangible Assets” shall mean, as of any date of determination, Consolidated Total Assets of Parent and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.
“Consolidated Total Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Parent and its consolidated Restricted Subsidiaries as the total assets of Parent and its Restricted Subsidiaries in accordance with GAAP.
“Contingent Payment Event” shall mean any indemnity, termination payment or liquidated damages under an AAdvantage Agreement, an IP Agreement or the Intercompany Agreement.
“Contribution Agreements” shall mean each of the agreements set forth on Schedule 1.01(a) and each other contribution, assignment or transfer agreement entered into after the date hereof pursuant to which American, HoldCo 1 or HoldCo 2 contributes, assigns or transfers (i) all of its rights, title and interest in and to the AAdvantage Intellectual Property that it owns or purports to own, or later develops (and owns) or acquires (excluding the Composite Marks, the Specified Intellectual Property and the Madrid IP except as expressly provided therein), (ii) all of its rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the AAdvantage Program or any other customer loyalty miles program or any similar customer loyalty program (other than with respect to a Specified Minority Owned Program or a Permitted Acquisition Loyalty Program), and (iii) all of its Assigned AAdvantage Agreement Rights, in each case, directly or indirectly to Loyalty Co (it being understood that any such contributed property will be transferred subject to existing third party use rights to such contributed property under the AAdvantage Agreements).
“Convertible Indebtedness” shall mean Indebtedness of Parent or a Restricted Subsidiary of Parent permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent or a parent company of the issuer and/or cash (in an amount determined by reference to the price of such common stock).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning set forth in Section 10.21.
“CS Excess Proceeds” shall have the meaning set forth in Section 2.12(c)
“CS Threshold Amount” shall have the meaning set forth in Section 2.12(c)
“Cure Amounts” shall have the meaning set forth in Section 2.24.
“Currency” shall mean miles, points and/or other units that are a medium of exchange constituting a convertible, virtual, and private currency that is tradable property and that can be sold or issued to Persons.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City

time) on the second (2nd) U.S. Government Securities Business Day immediately following such SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Data Protection Laws” shall mean all laws, rules and regulations applicable to each applicable Loan Party or Subsidiary thereof regarding privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), processing, encryption, security, safeguarding, loss, disclosure and use of Personal Data (including Personal Data of employees, contractors, customers, loan applicants and third parties), On-line Tracking Data, and email and mobile communications, including any approvals or notices required in connection therewith.
“Data Protection Requirements” shall mean (i) Data Protection Laws and (ii) any privacy policies of American.
“Day Count Fraction” shall mean, the actual number of days elapsed over a year of 360 days (or, when the Alternate Base Rate is applicable, a year of 365 days or 366 days in a leap year).
“Debtors” shall have the meaning set forth in the definition of “American Case Milestones”.
“Deeds of Undertaking” shall mean (i) the deed of undertaking to be entered into on or about the Closing Date among Loyalty Co, HoldCo 2, the Master Collateral Agent and Walkers Fiduciary Limited, (ii) the deed of undertaking to be entered into on or about the Closing Date among HoldCo 2, HoldCo 1, the Master Collateral Agent and Walkers Fiduciary Limited, (iii) the deed of undertaking to be entered into on or about the Closing Date among HoldCo 1, American, the Master Collateral Agent and Walkers Fiduciary Limited and (iv) each deed of undertaking entered into after the Closing Date between any Subsidiary of Loyalty Co, the immediate parent of such Subsidiary, the Master Collateral Agent and Walkers Fiduciary Limited.
“Default” shall mean any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any Lender (including any Agent in its capacity as a Lender) that (a) has failed, within two (2) Business Days of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Term Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), (b) has notified the Borrowers, the Administrative Agent or any other Lender, or has made a public statement (verbally or in writing) to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such notification or public statement states that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied (other than as a result of the action or inaction of such Lender)) or (ii) on or prior to the Closing Date (or with respect to the funding of any Incremental Term Loans, on or prior to such funding date), generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or a Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Term Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrowers’, as applicable, receipt of such confirmation in form and substance satisfactory to the Administrative Agent and the Borrowers, or (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or a Bail-In Action. If the Administrative Agent determines that a Lender is a Defaulting Lender under any of clauses (a) through (d) above, such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.
“Default Interest” shall have the meaning set forth in Section 2.08.
“Default Structure” shall have the meaning set forth in Section 4.03(d).
“Depositary” shall mean Wilmington Trust, National Association in its capacity as Depositary under the Collateral Agency and Accounts Agreement.
“Determination Date” shall mean, with respect to any Payment Date and the Related Quarterly Reporting Period, the third (3rd) Business Day preceding such Payment Date.
“Direction of Payment” shall mean a notice to a counterparty of an AAdvantage Agreement (other than the Intercompany Agreement), substantially in the form of Exhibit F, which shall include instructions to such counterparty to pay all amounts due to American, Loyalty Co or any of their respective Affiliates under the applicable AAdvantage Agreement directly to the Collection Account.
“Director Services Agreements” shall mean (i) the director and share trustee services agreement dated on or about the Closing Date among American, Loyalty Co and Walkers Fiduciary Limited, (ii) the director services agreement dated on or about the Closing Date among Loyalty Co, the Loan Party Director (as defined therein) party thereto and American, (iii) the director services agreement dated on or about the Closing Date among HoldCo 2, the Loan Party Director (as defined therein) party thereto and Loyalty Co, and (iv) the director services agreement dated on or about the Closing Date among HoldCo 1, the Loan Party Director (as defined therein) party thereto and Loyalty Co.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Institution” shall mean (a) any Person identified in writing to the Joint Lead Arrangers and Bookrunners on or prior to March 8, 2021 and (b) any Person that is or becomes a competitor of the Borrower and is designated by the Borrower as such in a writing provided to the Administrative Agent after March 8, 2021.
“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the Latest Maturity Date then in effect. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.01. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, the preferred stock issued to the creditors of Parent pursuant to Parent’s plan of reorganization, as amended, does not constitute Disqualified Stock.

“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Restricted Subsidiary of Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia other than (i) any Restricted Subsidiary substantially all of the assets of which are equity interests in one or more Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and other assets (including cash and Cash Equivalents) relating to an ownership interest in such Foreign Subsidiaries and (ii) any Subsidiary of a Foreign Subsidiary.
“DOT” shall mean the United States Department of Transportation and any successor thereto.

“Dutch Auction” shall mean an auction of Term Loans conducted pursuant to Section 10.02(g) to allow a Borrower to purchase Term Loans at a discount to par value and on a non-pro rata basis, in each case in accordance with the applicable Dutch Auction Procedures.
“Dutch Auction Procedures” shall mean, with respect to a purchase of Term Loans by a Borrower pursuant to Section 10.02(g), Dutch auction procedures to be reasonably agreed upon by such Borrower and the Administrative Agent in connection with any such purchase.
“Early Amortization Cure” shall be deemed to occur on, (a) in the case of an Early Amortization Event that arises under clause (a) of the definition thereof, the earlier of (i) the date Cure Amounts related to the Early Amortization Event have been deposited to the Collection Account and (ii) the first day of the Quarterly Reporting Period following the Quarterly Reporting Period related to the Determination Date on which the Peak Debt Service Coverage Ratio has been satisfied for two consecutive Determination Dates following the Determination Date on which the Early Amortization Event was triggered, (b) in the case of an Early Amortization Event that arises under clause (b) of the definition thereof, the date on which the balance in the Reserve Account is at least equal to the Reserve Account Required Balance, or (c) in the case of an Early Amortization Event under clause (c) or clause (d) of the definition thereof, the date that the applicable Event of Default under this Agreement or “Early Amortization Event” under the Indenture or any other Senior Secured Debt Document, as applicable, shall not exist or be continuing.
“Early Amortization Event” shall mean the occurrence of any of the following events:
(a)    the Peak Debt Service Coverage Ratio Test is not satisfied as set forth in the report to be delivered pursuant to Section 5.01(d);
(b)    the balance in the Reserve Account is less than the Reserve Account Required Balance on any Payment Date after giving effect to the deposits set forth in Section 2.10(b) hereof on such Payment Date;
(c)    a Borrower has received written notice or has actual knowledge that an Event of Default shall have occurred and is continuing; or
(d)    a Borrower has received written notice or has actual knowledge that an “Early Amortization Event” shall have occurred and is continuing under the Indenture or any other Senior Secured Debt Document.
“Early Amortization Payment” shall mean, with respect to any Payment Date, if an Early Amortization Period was in effect as of the last day of the Related Quarterly Reporting Period, an amount equal to the lesser of:
(i)    50% of the excess of:

(A)     the Term Loans’ Pro Rata Share of the sum of (1) the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period minus (2) if such Early Amortization Period was not in effect on the first day of such Quarterly Reporting Period, the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period prior to the first day of such Early Amortization Period plus (3) any Cure Amounts attributable to such Quarterly Reporting Period deposited in the Collection Account on or prior to the related Determination Date, over
(B)     the amount as most recently estimated by American to be distributed pursuant to Section 2.10(b)(i) through (viii) on the related Payment Date;
and
(ii)     the amount necessary to pay the outstanding principal balance of the Term Loans (and accrued interest thereon, if any) in full.
“Early Amortization Period” shall mean the period commencing on the occurrence of an Early Amortization Event, and ending on the earlier of (a) the date (if any) on which the Early Amortization Cure is consummated and (b) the date all Obligations (other than contingent obligations not due and owing) have been paid in full in cash.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, (d) an Approved Fund of any Lender, (e) any other Person

(other than any Defaulting Lender, Disqualified Institution or natural Person) reasonably satisfactory to the Administrative Agent and (f) solely with respect to assignments of Term Loans to the extent permitted under Section 10.02(g), the Borrower; provided that, so long as no Event of Default has occurred and is continuing, no Disqualified Institution shall constitute an Eligible Assignee unless otherwise consented to by the Borrowers; provided, further, that, except as provided in clause (f) above, neither Parent nor any Subsidiary of the Parent shall constitute an Eligible Assignee.
“Eligible Deposit Account” shall mean (a) a segregated deposit account maintained with a depository institution or trust company whose short term unsecured debt obligations are rated at least, if rated by S&P, A-1 by S&P, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F-1 by Fitch, (b) a segregated account which is maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch or (c) a segregated trust account maintained in the corporate trust department of a federally or state chartered depository institution whose long-term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the date hereof.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any human (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with American, is treated as a single employer under Section 414(b) or (c) of the

Code, or solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“Erroneous Payment” shall have the meaning set forth in Section 2.17(f).
“Escrow Accounts” shall mean accounts of American or any Subsidiary, solely to the extent any such accounts hold funds set aside by American or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by American or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); or (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 7.01.
“Excess Cash Flow” shall mean, for any period, (i) Consolidated EBITDAR of Parent for such period, minus (plus) (ii) any increase (decrease) in Working Capital of Parent from the first day of such period to the last day of such period, minus (iii) the sum of (A) payments by any Loan Party of scheduled principal and interest with respect to the consolidated Indebtedness of Parent (but excluding Indebtedness that is solely the obligation of any Subsidiary that is not a Loan Party) during such period, to the extent such payments are not prohibited under this Agreement, (B) income taxes paid during such period, (C) aircraft rentals paid during such period under Operating Leases, (D) cash used during such period for capital expenditures, (E) deposit and pre-delivery payments made in respect of Aircraft Related Equipment, and (F) an amount equal to pension or FASB 106 payments made in excess, if any, of pension or FASB 106 expenses, plus (iv) an amount equal to the excess of pension or FASB 106 expense in excess, if any, of pension or FASB 106 payments.
“Excess Proceeds” shall have the meaning set forth in Section 2.12(b).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Contributions” shall mean net cash proceeds received by Parent after October 10, 2014 from:

(1)    contributions to its common equity capital (other than from any Subsidiary); or
(2)    the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent or any Subsidiary) of Qualifying Equity Interests,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(ii)(B) of Section 6.01.
“Excluded Intellectual Property” shall mean all (a) Intellectual Property other than the AAdvantage Intellectual Property and (b) American Traveler Related Data.
“Excluded Property” shall mean (a) with respect to Collateral granted by an SPV Party, the meaning set forth in the Security Agreement, and (b) with respect to Collateral granted by American, the meaning set forth in the American Security Agreement; provided that, notwithstanding anything to the contrary in any Loan Document, Excluded Property shall include any assets of any CFC or FSHCO and any equity interests in excess of 65% of the voting equity interests of any CFC or FSHCO.
“Excluded Subsidiary” shall mean each Subsidiary of Parent (other than the SPV Parties) (1) that is a captive insurance company, (2) that is formed or exists for purposes relating to the investment in one or more tranches of Indebtedness of any other Subsidiary, other tranches of which have been (or are to be) offered in whole or in part to Persons who are not Affiliates of Parent, (3) that is a Regional Airline, (4) that is prohibited by applicable law, rule, regulation or contract existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (5) with respect to which American and the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) reasonably agree that the burden or cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (6) with respect to which the provision of such guarantee of the Obligations could reasonably be expected to result in material adverse Tax consequences to Parent or one of its Subsidiaries (as reasonably determined by American and notified in writing to the Administrative Agent), (7) that is an Unrestricted Subsidiary, (8) that is a Foreign Subsidiary, a Subsidiary of a Foreign Subsidiary, or a FSHCO, (9) AWHQ LLC or (10) US Airways Company Store LLC. For the avoidance of doubt, no SPV Party shall be considered to be an Excluded Subsidiary.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Agent, any Lender or any other recipient of a payment hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any credit extension hereunder pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the credit extension or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(f), and (d) any Taxes imposed under FATCA.
“Extended Term Loan” shall have the meaning set forth in Section 2.28(a)(ii).
“Extension” shall have the meaning set forth in Section 2.28(a).
“Extension Amendment” shall have the meaning set forth in Section 2.28(d).
“Extension Offer” shall have the meaning set forth in Section 2.28(a).
“Extension Offer Date” shall have the meaning set forth in Section 2.28(a)(i).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“Facility” shall mean each of the Term Loan Commitments and the Term Loans made thereunder.
“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of American or Parent (unless otherwise provided in this Agreement); provided that any such Responsible Officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“FASB” shall mean the Financial Accounting Standards Board.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are similar thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing any of the foregoing (together with any Requirement of Law implementing such agreement involving any U.S. or

non-U.S. regulations, fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement or official guidance).
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” shall have the meaning set forth in Section 2.19.
“Fees” shall collectively mean the fees referred to in Section 2.19.
“Fitch” shall mean Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
(2)    the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
(3)    any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
(4)    the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to Parent or a Restricted Subsidiary of Parent, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
(5)    the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.
“Flight Simulators” shall mean the flight simulators and flight training devices owned by Parent or any of its Restricted Subsidiaries.
“Flyer Miles Obligations” shall mean, at any date of determination, all payment and performance obligations of American under any card marketing agreement with respect to credit cards co-branded by American and a financial institution which may include obligations in respect of the pre-purchase by third parties of frequent flyer miles and any other similar agreements entered into by Parent or any of its Subsidiaries with any bank from time to time.
“Floor” means 0.00% per annum.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“Fourth Amendment” shall mean the Fourth Amendment to Term Loan Credit and Guaranty Agreement, entered into as of February 12, 2026, among the Borrowers, Citibank, N.A., in in its capacity as the designated lender and the Administrative Agent.
“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.
“Fraudulent Transfer Laws” shall have the meaning set forth in Section 2.05(a).
“FSHCO” shall mean any Subsidiary substantially all the assets of which consist of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more CFCs; provided that no SPV Party shall be considered to be a FSHCO.
“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean each Loan Party that shall at any time pledge Collateral under a Collateral Document.
“Ground Service Equipment” shall mean the ground service equipment, de-icers, ground support equipment, aircraft cleaning devices, materials handling equipment, passenger walkways and other similar equipment owned by Parent or any of its Restricted Subsidiaries.
“Guarantee” shall mean a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning set forth in Section 9.01(a).
“Guarantors” shall mean, collectively, (a) HoldCo 1, (b) HoldCo 2, (c) Parent, (d) each Permitted Loyalty Subsidiary and (e) each Subsidiary of Parent that becomes a Guarantor pursuant to Section 5.13.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature that are regulated as hazardous pursuant to, or, due to their hazardous qualities, could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities of such Person under:

(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“HoldCo 1” shall mean AAdvantage Holdings 1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“HoldCo 2” shall mean AAdvantage Holdings 2, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“HoldCo-to-American IP License” shall mean that certain Intellectual Property Sublicense Agreement between HoldCo 2, as licensor, and American, as licensee, substantially in the form attached as Exhibit G-2.
“Immaterial Subsidiaries” shall mean one or more Subsidiaries of Parent (other than any Subsidiary that is a Guarantor, any Excluded Subsidiary, any Subsidiary that is not a Domestic Subsidiary, any Receivables Subsidiary and any Regional Airline), for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 7.5% of the total assets of Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of Parent for which internal financial statements are available) and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 7.5% of the total revenues of Parent and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of the most recent fiscal quarter of Parent for which internal financial statements are available; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) is an SPV Party, (2) directly or indirectly guarantees, or pledges any property or assets to secure, any Senior Secured Debt or Junior Lien Debt or (3) owns any properties or assets that constitute Collateral.
“Increase Effective Date” shall have the meaning set forth in Section 2.27(a).
“Increase Joinder” shall have the meaning set forth in Section 2.27(c).
“Incremental Commitments” shall have the meaning set forth in Section 2.27(a).
“Incremental Lender” shall have the meaning set forth in Section 2.27(a).

“Incremental Priority Amount” shall mean, at any time, (a) if American has (1) completed the merger and consolidation of a Loyalty Program of a Specified Acquisition Entity or one of its Subsidiaries or of an entity principally associated with such Specified Acquisition Entity or any of its Subsidiaries (a “Specified Loyalty Program”) into the AAdvantage Program and (2) to the extent not effected pursuant to clause (1), caused such Specified Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees), accounts in which such payments in cash are deposited, Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Specified Loyalty Program) and all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Specified Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Specified Loyalty Program) and intercompany agreements concerning the operation of such Specified Loyalty Program to be pledged as Collateral on a first lien basis (except to the extent constituting Excluded Property), subject to third party rights, applicable law and other Permitted Liens, an amount equal to the excess of (i) 1.4 multiplied by the aggregate amount of Transaction Revenues for the most recently completed four Quarterly Reporting Periods over (ii) $10,000,000,000 and otherwise (b) zero.
“Incremental Term Loans” shall have the meaning set forth in Section 2.27(a).
“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding air traffic liability, accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and excluding in any event trade payables arising in the Ordinary Course of Business; or
(6)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Solely with respect to any Person that is not an SPV Party, “Indebtedness” does not include (a) Banking Product Obligations, (b) obligations under leases (other than leases determined to be Capital Lease Obligations under GAAP as in effect on the date of this Agreement), (c) obligations to fund pension plans and retiree liabilities, (d) Disqualified Stock and preferred stock, (e) Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles, (f) maintenance deferral agreements, (g) an amount recorded as Indebtedness in such Person’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (h) obligations under Co-Branded Card Agreements, (i) a deferral of pre-delivery payments relating to the purchases of Aircraft Related Equipment and (j) obligations under flyer miles participation agreements, in each case, whether or not such obligations would appear as a liability upon a balance sheet of a specified Person; provided that, for purposes of Section 6.02(b), Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles, obligations under Co-Branded Card Agreements and obligations under flyer miles participation agreements shall constitute “Indebtedness”.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning set forth in Section 10.04(b).
“Indenture” shall have the meaning set forth in the Collateral Agency and Accounts Agreement.
“Independent Director” shall mean, at any time with respect to any SPV Party, a director of such SPV Party that (1)(a) is appointed as Independent Director on the Closing Date and satisfies the Independent Director Criteria at such time or (b) is an Approved Independent Director that has been selected by the ordinary shareholder(s) of such SPV Party, and (2) is a duly appointed “Independent Director” under and as defined in the Specified Organization Documents of such SPV Party.

“Independent Director Criteria” shall mean criteria that shall be satisfied only in respect of a natural person that (a) is a director who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience; (b) either is approved by both American and the Administrative Agent or is provided by a company nationally recognized in the United States or the Cayman Islands for providing professional independent managers or directors, that is not an Affiliate of any Loan Party or the Master Collateral Agent and that provides professional independent managers or directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director; and (c) is not, and has never been, and will not while serving as Independent Director be, any of the following: (i) a member, partner, equityholder, manager, director, officer or employee of Loyalty Co or any of its equityholders, the Master Collateral Agent or any Affiliates of the foregoing (other than (A) equity ownership in American which (x) constitutes an immaterial amount of American stock and (y) is not material to the net worth of such Independent Director or (B) as an Independent Director of any SPV Party or any other Affiliate of Loyalty Co that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Person either is approved by the Administrative Agent or is employed by a company that routinely provides professional independent managers or directors); (ii) a creditor, supplier or service provider (including provider of professional services) to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and other corporate services to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates in the ordinary course of business); (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (iv) a Person that controls (whether directly, indirectly or otherwise) any of clause (i), (ii) or (iii) above.
“Initial 2025 Incremental Term Loan Amortization Date” shall mean with respect to the 2025 Incremental Term Loans, the Payment Date in July 2025.
“Initial 2025 Replacement Term Loan Amortization Date” shall mean with respect to the 2025 Replacement Term Loans, the Payment Date in July 2025.
“Intellectual Property” shall mean all issued patents and patent applications, registered trademarks or service marks and applications to register any trademarks or service marks, brand names, trade dress, registered copyrights and applications for registration of copyrights, Trade Secrets, domain names, social media accounts and other intellectual property, whether registered or unregistered, including unregistered copyrights in software and source code and applications to register any of the foregoing.
“Intercompany Agreement” shall mean the Intercompany Agreement, dated as of the Closing Date, by and between American and Loyalty Co.
“Intercreditor Agreement” shall mean each of the Junior Lien Intercreditor Agreement and the Collateral Agency and Accounts Agreement.

“Interest Distribution Amount” shall mean, with respect to each Payment Date and each Class of Term Loans, an amount equal to (a) the product of (i) the applicable Interest Rate for the related Interest Period, multiplied by (ii) the Day Count Fraction, multiplied by (iii) the outstanding principal amount of Term Loans of such Class as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amount in respect thereof from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the related Interest Period.
“Interest Period” shall mean for each Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, (a) in the case of any term loans funded on the Closing Date, with respect to the initial Payment Date, the Closing Date or (b) in the case of the 2025 Incremental Term Loans, with respect to the first Payment Date following the initial Borrowing of such 2025 Incremental Term Loans, the Third Amendment Effective Date) to but excluding such Payment Date.
“Interest Rate” shall mean the rate of interest applicable to each Term Loan as set forth in Section 2.07(a), as such rate may be modified by Section 2.08 or Section 2.09.
“Investments” shall mean, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 6.01. Notwithstanding the foregoing, any Equity Interests retained by Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by Parent or any Restricted Subsidiary of Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.01. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“IP Agreements” shall mean (a) the Contribution Agreements, (b) the IP Licenses, (c) the IP Management Agreement, and (d) each other contribution agreement, license or sublicense related to the AAdvantage Intellectual Property that is required to be entered into after the Closing Date pursuant to the terms of the Loan Documents.
“IP Licenses” shall mean (a) the Borrower-to-HoldCo IP License, (b) the HoldCo-to-American IP License and (c) the Madrid IP License, as applicable.
“IP Management Agreement” shall mean that certain Management Agreement among Loyalty Co, HoldCo 2, the IP Manager and the Master Collateral Agent pursuant to which the IP Manager will provide certain services to Loyalty Co and HoldCo 2 with respect to AAdvantage Intellectual Property, substantially in the form of Exhibit H hereto.
“IP Manager” shall mean American (or any of its affiliates to the extent a permitted successor or assign), in its capacity as IP Manager under the IP Management Agreement, or any Successor Manager (as such term is defined under the IP Management Agreement).
“IP Security Agreements” shall have the meaning set forth in the Security Agreement.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Joint Bookrunners” shall mean, collectively, BofA Securities, Inc., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., ICBC Standard Bank Plc, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., MUFG Union Bank, N.A., Standard Chartered Bank, U.S. Bank National Association and BOKF, NA dba Bank of Texas.
“Joint Lead Arrangers and Bookrunners” shall mean, collectively, Barclays Bank PLC, Goldman Sachs Lending Partners LLC and Citibank N.A.
“Junior Lien Debt” shall mean, any Indebtedness owed to any other Person, so long as (i) solely with respect to the Collateral, such Indebtedness is expressly subordinated in right of payment to the Priority Lien Debt in the agreement, indenture or other instrument governing such Indebtedness and in a Junior Lien Intercreditor Agreement, (ii) the Liens on the Collateral securing such Indebtedness are subordinated to the Liens on the Collateral securing the Term Loans, and such Indebtedness of the Loan Parties shall be subordinated to the Term Loans, in each case pursuant to a Junior Lien Intercreditor Agreement, (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Term Loans, (iv) the maturity date for such Indebtedness shall be at least 91 days after the Latest Maturity Date, and (v) the terms and conditions governing such Indebtedness of the Loan Parties shall (a) be reasonably acceptable to the Administrative Agent or (b) not be materially more restrictive, when taken as a whole, on the SPV Parties (as determined in good faith by the Borrowers), than the terms of the then-outstanding Term Loans (except for (x) terms that are conformed (or added) in the Loan Documents for the benefit of the Lenders holding then-outstanding Term Loans pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of Loyalty Co and the Administrative Agent, (y) covenants, events of default and guarantees applicable only to periods after the Latest Maturity Date (as of the date of the incurrence of such Junior Lien Debt) and (z) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless the Lenders under the then-outstanding Term Loans, receive the benefit of such more restrictive terms; provided that (A) in no event shall Junior Lien Debt be subject to events of default, mandatory prepayment or acceleration resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Term Loans and (B) any such Indebtedness shall include separateness provisions regarding each SPV Party substantially similar to the provisions of Section 5.08.
“Junior Lien Debt Documents” shall mean any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Junior Lien Debt.
“Junior Lien Intercreditor Agreement” has the meaning set forth in the Collateral Agency and Accounts Agreement.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date of any then-outstanding Term Loan or of any other Priority Lien Debt.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of Parent and its Restricted Subsidiaries, (ii) cash and Cash Equivalents of Parent and its Restricted Subsidiaries restricted in favor of any Senior Secured Debt, (iii) the aggregate principal amount committed and available to be drawn by Parent and its Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit or other facilities of Parent and its Restricted Subsidiaries and (iv) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of Parent or any of its Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).
“Loan Documents” shall mean this Agreement, the Collateral Documents, the Fee Letter, any promissory notes executed in favor of a Lender and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by any Loan Party to the Administrative Agent, the Master Collateral Agent, the Collateral Administrator or any Lender.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loan Request” shall mean a request by the Borrowers, executed by a Responsible Officer of the Borrowers, for a Term Loan in accordance with Section 2.03 in substantially the form of Exhibit D.
“Loyalty Co” shall have the meaning set forth in the first paragraph of this Agreement.
“Loyalty Program” shall mean any customer loyalty program available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that entitles a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services. For clarity, American’s AirPass program, Business Extra program and Concierge Key program and any successors to those programs that are substantially similar and American’s Flagship lounges, Admirals’ Clubs and any other lounges or clubs and any memberships related thereto shall not constitute, and shall not be deemed to constitute, “Loyalty Programs.”
“Luxembourg Guarantor” shall mean any Guarantor organized under the laws of Luxembourg.
“Madrid IP” shall mean (i) International Registration No. 1240856 for the trademark AADVANTAGE registered with the World Intellectual Property Organization, (ii) International Registration No. 1330760 for the trademark AADVANTAGE registered with the World Intellectual Property Organization, (iii) International Registration No. 1321874 for the trademark AADVANTAGE PLATINUM PRO registered with the World Intellectual Property Organization, (iv) International Registration No.1321705 for the trademark PLATINUM PRO registered with the World Intellectual Property Organization, (v) any other AAdvantage Intellectual Property registered or pending for registration, as of the Closing Date or thereafter, due to the Madrid System of the World Intellectual Property Organization and (vi) any national extensions thereof.
“Madrid IP License” shall mean that certain license agreement between American, as licensor, and Loyalty Co, as licensee, dated on or prior to the Closing Date, substantially in the form attached as Exhibit G-3.

“Madrid IP Lux Holdco” shall have the meaning set forth in Section 4.03(d).
“Madrid IP Lux Holdco 2” shall have the meaning set forth in Section 4.03(d).
“Madrid Protocol Holding Structure” shall have the meaning set forth in Section 4.03(d).
“Madrid SPV” means Madrid IP Lux Holdco, Madrid IP Lux Holdco 2, Alternative Madrid SPV and any other special purpose vehicle created to implement the Madrid Protocol Holding Structure or the Alternative Madrid Structure.
“Marketing and Service Agreements” shall mean those certain business, marketing and service agreements among a Loan Party and/or any of its Subsidiaries and franchises, including Republic Airlines Inc., SkyWest Airlines, Inc., Mesa Airlines, Inc. and the Regional Airlines, and such other parties or agreements from time to time that include, but are not limited to, code sharing, pro rate, capacity purchase, service, frequent flyer, ground handling, marketing, alliance and joint business agreements that are entered into in the Ordinary Course of Business.
“Master Collateral Agent” shall mean Wilmington Trust, National Association in its capacity as Master Collateral Agent under the Loan Documents.
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean a material adverse effect on (a) the consolidated business, operations or financial condition of Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Secured Parties, (c) the ability of Loyalty Co to pay the Obligations, (d) the validity, enforceability or collectability of the Material AAdvantage Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the Material AAdvantage Agreements, the IP Licenses or the Contribution Agreements, taken as a whole, (e) the business and operations of the AAdvantage Program or (f) the ability of the Loan Parties to perform their material obligations under the IP Agreements, the American Intercompany Loan or the Material AAdvantage Agreements to which it is a party; provided, that no condition or event that has been disclosed in the public filings for American on or prior to the Closing Date shall be considered to be a “Material Adverse Effect” hereunder.
“Material Indebtedness” shall mean Indebtedness of any Loan Party (other than the Term Loans) outstanding under the same agreement in a principal amount exceeding $200,000,000.
“Material Modification” shall mean:
(1)     any amendment or waiver of, or modification or supplement to, a Material AAdvantage Agreement (other than the Intercompany Agreement) executed or effected on or after the Closing Date which: (a) extends, waives, delays or contractually or structurally subordinates one or more payments due to any Loan Party with respect to such Material AAdvantage Agreement; (b) reduces the rate or amount of payments due to any Loan Party with respect to such Material AAdvantage Agreement; (c) gives any Person other than Loan Parties party to such Material AAdvantage Agreement additional or improved termination rights with respect to such Material AAdvantage Agreement; (d) shortens the term of such Material AAdvantage Agreement or expands or improves any counterparty’s rights or remedies following a termination; or (e) imposes new financial obligations on any Loan Party under such Material AAdvantage Agreement, in each case, to the extent such amendment, waiver, modification or supplement would reasonably be expected to result in a Payment Material Adverse Effect; and
(2)     any amendment or waiver of, or modification or supplement to, the Intercompany Agreement or the American Intercompany Loan which: (a) sets or shortens the scheduled maturity or term of the Intercompany Agreement to a date earlier than the Latest Maturity Date then in effect, (b) (i) sets or shortens the scheduled maturity of the American Intercompany Loan to a date earlier than the Latest Maturity Date then in effect, (ii) changes the obligor on the American Intercompany Loan, (iii) reduces the outstanding principal amount of the American Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding or (iv) changes the ability of American to repay the American Intercompany Loan or the payee under the American Intercompany Loan to demand payment in a manner that would result in the outstanding principal amount of the American Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding, (c) amends, modifies or otherwise changes (i) the EBITDA Margin (as defined in the Intercompany Agreement) for Miles payments payable by American to Loyalty Co as specified in Section 3.3 of the Intercompany Agreement (including changes to the definitions of “EBITDA Margin” and “Excluded Miles” in the Intercompany Agreement or Exhibit 1 thereof) in a manner reducing the amount payable to Loyalty Co, (ii) the Intercompany Agreement in a manner that materially reduces any other amounts payable to Loyalty Co pursuant to Section 3.3 of the Intercompany Agreement, or (iii) reduces the frequency of payments under the Intercompany Agreement to be less frequent than monthly and that, in each case, would reasonably be expected to result in a Payment Material Adverse Effect (provided that in the case of this clause (c), any change to the 20% EBITDA Margin or any change to the inclusion of redemption cost or operating expense in EBITDA Margin, or any change to the Intercompany Agreement that reduces any other amounts payable to Loyalty Co pursuant to Section 3.3 of the Intercompany Agreement, will not be subject to a Payment Material Adverse Effect qualification), (d) amends, modifies or otherwise changes the calculation or rate of fees, expenses or termination payments due and owing under the Intercompany Agreement except to the extent addressed in clause (c) above, in a manner reducing the amount owed to Loyalty Co and that would reasonably be expected to result in a Payment Material Adverse Effect, (e) changes the contractual subordination of payments thereunder in a manner materially adverse to the Lenders, (f) changes the ability for the Master Collateral Agent to demand payment under the American Intercompany Loan in a manner that would reasonably be expected to result in a Payment Material Adverse Effect, (g) permits payments due to Loyalty Co to be deposited to an account other than the Collection Account, (h) changes the amendment standards applicable to the Intercompany Agreement or the American

Intercompany Loan (other than changes affecting rights of the Administrative Agent or the Master Collateral Agent to consent to amendments, which is covered by clause (i)) in a manner that would reasonably be expected to result in a Payment Material Adverse Effect, (i) materially impairs the rights of the Administrative Agent or the Master Collateral Agent to enforce or consent to amendments to any provisions of any such agreement in accordance therewith, (j) changes Section 2.8 of the Intercompany Agreement such that Loyalty Co no longer has the exclusive right to issue and create Miles (provided that, for the avoidance of doubt, American shall be permitted to credit or transfer Miles purchased and/or transferred from Loyalty Co to American’s customers and counterparties to any AAdvantage Agreement, American Airline Business Agreement or Retained Agreement) or (k) amends, modifies or otherwise changes Section 2.1 of the Intercompany Agreement in any manner that materially and adversely affects Loyalty Co’s ability to perform its obligations under the AAdvantage Agreements or any other agreement related to the AAdvantage Program.
Notwithstanding anything to the contrary in this definition, the entrance into a Permitted Replacement AAdvantage Agreement shall not constitute a Material Modification.
“Material AAdvantage Agreements” shall mean (a) the Intercompany Agreement, (b) the Citi Co-Branded Agreement, together with the Citi Co-Branded Consent, (c) the Barclays Co-Branded Agreement, together with the Barclays Co-Branded Consent, (d) each Permitted Replacement AAdvantage Agreement, and (e) as of any date, each other AAdvantage Agreement that generated Transaction Revenues equal to 10% or more of Transaction Revenues from AAdvantage Agreements received over the twelve months prior to such date, in each case, as amended, restated, supplemented, or otherwise modified from time to time as permitted by the Loan Documents.
“Maximum Amortization Amount” means, as of any day of determination, an amount equal to the greatest Senior Secured Amortization Amount for any Payment Date occurring on or after such day of determination until (and including) the Latest Maturity Date at such time.
“Maximum Amount” shall have the meaning set forth in Section 9.06.
“Maximum Quarterly Debt Service” means, for any Determination Date, an amount equal to the sum of:
(a) the Maximum Amortization Amount at such time;
(b) the sum of the Interest Distribution Amount for each Class of Term Loans that is or will be due on the related Payment Date; and
(c)    the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that are or will be due on the related Payment Date for each Series of Senior Secured Debt (other than the Term Loans).

“Miles” shall mean the Currency under the AAdvantage Program.
“Minimum Extension Condition” shall have the meaning set forth in Section 2.28(c).
“Moody’s” shall mean Moody’s Investors Service, Inc., together with its successors.
“Net Proceeds” means (a) with respect to any Collateral Sale, Recovery Event or Contingent Payment Event, the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect thereof, net of: (i) the direct costs and expenses relating to such Collateral Sale, Recovery Event or Contingent Payment Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, Taxes paid or payable as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (ii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established or to be established, in each case, in accordance with GAAP; and (iii) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow; and (b) with respect to any issuance or incurrence of Indebtedness (including Qualifying Note Debt or Permitted Pre-paid Miles Purchases), the cash proceeds thereof, net of (i) any fees, underwriting discounts and commissions, premiums, and other Taxes, costs and expenses incurred in connection with such issuance and (ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant, accountant, and other customary fees.
“Non-Consenting Lender” shall have the meaning set forth in Section 10.08.
“Non-Control Investment” means an investment in an airline in which Parent and its Subsidiaries do not possess, directly or indirectly, (a) more than 50% of the voting power of the ownership interests of such airline or the entity that operates any Loyalty Program thereof or (b) the ability to appoint a majority of the members of the Board of Directors (or equivalent governing body) of such airline or the entity that operates the loyalty program thereof.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning set forth in Section 10.08.
“Non-Recourse Debt” shall mean Indebtedness:

(a)as to which neither Parent nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and
(b)as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of any Unrestricted Subsidiary).
“Non-Recourse Financing Subsidiary” shall mean any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.
“Non-SOFR Benchmark Replacement” means any Benchmark Replacement determined in accordance with clause (3) of the definition of “Benchmark Replacement”.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, winding up, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans, and all other obligations and liabilities of the Borrowers to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to any Agent or any Lender that are required to be paid by the Borrowers pursuant hereto or under any other Loan Document) or otherwise.
“Officer’s Certificate” shall mean a certificate delivered by a Borrower on its own behalf or on behalf of an Affiliate of a Borrower or Parent signed by any Responsible Officer of such Borrower or (at the Borrower’s option) Parent.
“On-line Tracking Data” shall mean any information or data collected in relation to on-line activities that can reasonably be associated with a particular user or computer or other device.
“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is lessee, that is not a lease representing Capital Lease Obligations.
“Ordinary Course of Business” shall mean with respect to Parent or any of its Subsidiaries, (a) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, Parent and its Subsidiaries, as applicable, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Own Funds” shall have the meaning set forth in Section 9.06.
“Parent Bankruptcy Event” shall mean (a) American or Parent (i) commences a voluntary case or proceeding under any Bankruptcy Law, (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law or (iii) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of it or for all or substantially all of its property or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against American or Parent, (ii) appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of American or Parent for all or substantially all of the property of American or Parent, or (iii) orders the liquidation of American or Parent, and in each case under clause (b) the order or decree remains unstayed and in effect for sixty (60) consecutive days.
“Parent Change of Control” shall mean the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole, or American and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than Parent or any of its Subsidiaries); or
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2), (A) any such transaction where the Voting Stock of Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (B) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of Parent with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (B), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
For the avoidance of doubt, any Airline/Parent Merger and any Airlines Merger will not be a Parent Change of Control under this Agreement.
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning set forth in Section 10.02(d)(i).
“Participant Register” shall have the meaning set forth in Section 10.02(d)(i).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (signed into law on October 26, 2001), and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payment Account” shall have the meaning set forth in Section 5.19(a).
“Payment Date” shall mean (a) the 20th calendar day of January, April, July and October of each year, or if such day is not a Business Day, the next succeeding Business Day, and (b) the Termination Date.
“Payment Date Statement” shall mean a written statement substantially in the form attached hereto as Exhibit E setting forth the amounts to be paid pursuant to Section 2.10(b) on the related Payment Date.
“Payment Material Adverse Effect” shall mean a material adverse effect on (a) the ability of Loyalty Co to pay the Obligations, (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Secured Parties, or (c) the validity, enforceability or collectability of the AAdvantage Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the AAdvantage Agreements, the IP Licenses or the Contribution Agreements, taken as a whole; provided that no condition or event that has been disclosed in the public filings for American on or prior to the Second Amendment Effective Date shall be considered a “Payment Material Adverse Effect” hereunder.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Peak Debt Service Coverage Ratio” shall mean, with respect to any Determination Date, the ratio obtained by dividing (i) the sum (without duplication) of (x) the aggregate amount of Collections deposited to the Collection Account during the Related Quarterly Reporting Period and (y) Cure Amounts deposited to the Collection Account on or prior to such Determination Date (and which remain on deposit in the Collection Account on such Determination Date) by (ii) the Maximum Quarterly Debt Service for such Determination Date; provided, however, that any amounts due during a Quarterly Reporting Period but deposited into the Collection Account no later than the Determination Date related to such Quarterly Reporting Period may at any Borrower’s option upon notice to the Master Collateral Agent and the Administrative Agent, be treated as if such amounts were on deposit in the Collection Account as of the end of such Quarterly Reporting Period and if so treated, such amounts shall not be considered Collections for any other Payment Date for purposes of the Peak Debt Service Coverage Ratio calculation.
“Peak Debt Service Coverage Ratio Test” shall be satisfied as of any Determination Date if the Peak Debt Service Coverage Ratio is not less than 2.00 to 1.00.
“Permitted Acquisition Loyalty Program” shall mean a Loyalty Program owned, operated or controlled, directly or indirectly, by a Specified Acquisition Entity or any of its Subsidiaries, or principally associated with such Specified Acquisition Entity or any of its Subsidiaries so long as: (1) the Specified Acquisition Entity’s Loyalty Program is operated so that it is not more competitive, taken as a whole, than the AAdvantage Program (as determined by American in good faith), (2) American, Parent and its Subsidiaries do not take any action that would reasonably be expected to disadvantage the AAdvantage Program relative to the Specified Acquisition Entity’s Loyalty Program, (3) no members of the AAdvantage Program are targeted for membership in the Specified Acquisition Entity’s Loyalty Program; provided that this clause (3) shall not prohibit general advertisements, promotions or similar general marketing activities related to the Specified Acquisition Entity, (4) except as attributable to market or business conditions as determined in good faith by American, American will devote substantially similar resources to the AAdvantage Program, including to American distribution and marketing channels, as were applicable immediately prior to the consummation of the acquisition of the Specified Acquisition Entity; and (5) American, Parent and its Subsidiaries do not announce to the public, the members of the AAdvantage Program or the members of the Specified Acquisition Entity’s Loyalty Program that the Specified Acquisition Entity’s Loyalty Program is the primary Loyalty Program for American, Parent or its Subsidiaries.
“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock (or a parent company of the Parent’s common stock) purchased by the issuer of any Convertible Indebtedness in connection with the issuance of any such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer of such Convertible Indebtedness from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by such issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” shall mean, (a) with respect to Parent and its Restricted Subsidiaries, any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which Parent and its Restricted Subsidiaries are engaged on the date of this Agreement, and (b) with respect to the SPV Parties, any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which the SPV Parties are engaged (including the operation of the AAdvantage Program) on the date of this Agreement.
“Permitted Convertible Indebtedness Call Transaction” shall mean any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Deposit Amounts” has the meaning set forth in the Collateral Agency and Accounts Agreement.
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the licensing or sub-licensing or granting of similar rights of Intellectual Property or other general intangibles pursuant to any AAdvantage Agreement or as otherwise permitted by (or pursuant to) the IP Agreements;
(c)    the abandonment or cancellation of Intellectual Property in the Ordinary Course of Business;
(d)    any transfer, deletion, de-identification or purge of any Personal Data that is required or permitted under applicable privacy laws, under any of the Loan Parties’ public-facing privacy policies or in the Ordinary Course of Business (including in connection with terminating inactive AAdvantage Program member accounts) pursuant to the applicable Loan Party’s privacy and data retention policies consistent with past practice;
(e)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(f)    to the extent constituting a Disposition, (i) the incurrence of Liens that are permitted to be incurred pursuant to Section 6.06, (ii) the making of (x) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 6.01 or (y) any Permitted Investment or (iii) the re-designation of any AAdvantage Agreement as a Retained Agreement (and the corresponding release thereof from the Collateral) pursuant to Section 5.17(j);
(g)    Dispositions in connection with the Intercompany Agreement or any IP Agreement;
(h)    condemnation, expropriation or any similar action on assets or other dispositions required by a Governmental Authority or casualty or insured damage to assets;

(i)    surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims (or other Disposition of assets in connection therewith);
(j)    the expiration of the following registered Intellectual Property: (A) any copyright, the term of which has expired under applicable law; (B) any patent, the term of which has expired under applicable law, taking into account all patent term adjustments and extensions, and provided that all maintenance fees are paid; and (C) any trademark or service mark, the term of which has expired under applicable law because a declaration or statement of use to maintain the registration cannot be submitted to, or has been rejected by, the relevant governmental authority because such trademark or service mark is no longer in use; in each case, subject to the terms and conditions of the IP Management Agreement;
(k)    the sale of Miles in the Ordinary Course of Business under the terms of the AAdvantage Agreements;
(l)    the disposition or discount of inventory, accounts receivable, or notes receivable in the Ordinary Course of Business or the conversion of accounts receivable to notes receivable, in each case other than in respect of (A) the Intercompany Agreement and (B) the AAdvantage Agreements;
(m)     any Disposition of (I) obsolete, negligible, uneconomical, worn out or surplus property or (II) other property (including any leasehold property interest) that is no longer (A) economically practical in its business, (B) commercially desirable to maintain or (C) used or useful in its business;
(n)    contributions of Collateral (i) from HoldCo 1 to HoldCo 2, (ii) HoldCo 2 to Loyalty Co, and (iii) solely with respect the assets of a Permitted Acquisition Loyalty Program, from Loyalty Co to a Permitted Loyalty Subsidiary; and
(o)     the sale, lease or other transfer of any Currency in the Ordinary Course of Business or in accordance with any AAdvantage Agreement as in existence on the Closing Date (or any (i) permitted successor agreement thereto or (ii) new AAdvantage Agreement permitted under this Agreement, in each case that is included in the Collateral), or subsequently approved by the Administrative Agent.
“Permitted Investments” shall mean:
(a) with respect to any SPV Party:
(1)to the extent constituting an Investment, Investments in any SPV Party arising from the transactions contemplated in any Loan Document;
(2)any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)any Investments received in a good faith compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;
(4)prepayment or repurchase of any Senior Secured Debt in accordance with the terms and conditions of the Senior Secured Debt Documents;
(5)any guarantee of Indebtedness of the SPV Parties to the extent otherwise permitted under this Agreement;
(6)accounts receivable arising in the Ordinary Course of Business; and
(7)Investments in connection with outsourcing initiatives in the Ordinary Course of Business; and
(b)     with respect to Parent and its Restricted Subsidiaries (other than the SPV Parties):
(1)    any Investment in Parent or in a Restricted Subsidiary of Parent;
(2)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)    any Investment by Parent or any Restricted Subsidiary of Parent (other than the SPV Parties) in a Person, if as a result of such Investment:
(A)    such Person becomes a Restricted Subsidiary of Parent; or

(B)    such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;

(4)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;
(5)    any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;
(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;
(7)    Investments represented by Hedging Obligations or made in connection therewith (including any cash collateral or other collateral that does not constitute

Collateral provided to or by Parent or any of its Restricted Subsidiaries in connection with any Hedging Obligation);
(8)    loans or advances to officers, directors or employees made in the Ordinary Course of Business of Parent or any Restricted Subsidiary of Parent (other than the SPV Parties) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;
(9)    prepayment or purchase of any Term Loans in accordance with the terms and conditions of this Agreement;
(10)    any Guarantee of Indebtedness;
(11)    any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date, including all AAdvantage Agreements; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Agreement;
(12)    (a) Investments or commitments to make Investments existing on the date hereof and any Investments consisting of extensions, modifications or renewals of such Investments and (b) any other Investments or commitments to make Investments acquired after the Closing Date and any Investments consisting of extensions, modifications or renewals of such Investments as a result of the acquisition by Parent or any Restricted Subsidiary of Parent (other than the SPV Parties) of another Person, including by way of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries (other than the SPV Parties) in a transaction that is not prohibited by Section 6.10 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Parent or a Subsidiary of Parent (other than the SPV Parties) in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
(14)    Receivables arising in the Ordinary Course of Business, and Investments in Receivables and related assets including pursuant to a Receivables Repurchase Obligation;
(15)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

(16)    Permitted Bond Hedge Transactions which constitute Investments;
(17)    Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 30% of the Consolidated Total Assets of Parent and its Restricted Subsidiaries at the time of such Investment;
(18)    Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (18) shall not be permitted if unreimbursed within 90 days of any such extension of credit;
(19)    Investments in connection with financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;
(20)    Investments in Non-Recourse Financing Subsidiaries (other than Receivables Subsidiaries in connection with Qualified Receivables Transactions), in an aggregate amount outstanding at any time not to exceed $300,000,000;
(21)    Investments consisting of payments to or on behalf of any Person (including without limitation any third-party service provider) for purposes of improving or reconfiguring aircraft or Aircraft Related Equipment owned or operated by such Person in order to enhance or improve the brand under which Parent or any of its Affiliates operate, in an aggregate amount outstanding at any time not to exceed $300,000,000;
(22)    Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (22) (excluding Investments existing on the Closing Date) shall not exceed $300,000,000 at any time outstanding;
(23)    Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;
(24)    Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;
(25)    Investments consisting of stock, obligations or securities received in settlement of amounts owing to Parent or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;
(26)    Investments made in Unrestricted Subsidiaries not to exceed $30,000,000 in any fiscal year in the aggregate;

(27)    Investments (including through special-purpose subsidiaries or Unrestricted Subsidiaries) in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply and sales, in each case, in the Ordinary Course of Business;
(28)    Investments consisting of advances and loans to Affiliates of Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300,000,000;
(29)    Investments made in Excluded Subsidiaries consistent with past practice and not to exceed $30,000,000 per fiscal year in the aggregate;
(30)    Guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with any of Parent’s Restricted Subsidiaries in connection with the regional air carrier’s business with such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which Parent or any of its Restricted Subsidiaries provides ground handling services;
(31)    so long as no Default or Event of Default has occurred and is continuing, any Investment by Parent and/or any Restricted Subsidiary of Parent (other than the SPV Parties);
(32)    Investments consisting of guarantees of Indebtedness of any Person to the extent that such Indebtedness is incurred by such Person in connection with activities related to the business of Parent or any Restricted Subsidiary of Parent and Parent has determined that the incurrence of such Indebtedness is beneficial to the business of Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300,000,000;
(33)    ownership by each of Parent and its Restricted Subsidiaries of the Capital Stock of each of its wholly-owned Subsidiaries; and
(34)     Investments in connection with outsourcing initiatives in the Ordinary Course of Business.
For the avoidance of doubt, any Investment by an SPV Party that is not a Permitted Investment pursuant to clause (a) in the definition of “Permitted Investment” above shall be a Restricted Investment.
“Permitted Liens” shall mean:
(1) Liens securing the Priority Lien Debt, including pursuant to the Loan Documents, so long as such Indebtedness and such Liens are subject to the Collateral Agency and Accounts Agreement;

(2) Liens securing Junior Lien Debt; provided that such Liens secured by the Collateral shall (i) rank junior to the Liens secured by the Collateral securing the Obligations and (ii) be subject to a Junior Lien Intercreditor Agreement;
(3) Liens of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(4) (i) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, (ii) Liens in favor of depositary banks or a securities intermediary arising as a matter of law or that are contractual rights of set off encumbering deposits and that are within the general parameters customary in the banking or finance industry and (iii) other than with respect to the SPV Parties, attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business;
(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(6) Liens imposed by law, including carriers’, vendors’, materialmen’s, warehousemen’s, landlord’s, mechanics’, repairmen’s, employees’ or other like Liens, in each case, incurred in the Ordinary Course of Business;
(7) Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(8) to the extent constituting Liens, the rights granted by any Loan Party to another Loan Party or the Master Collateral Agent pursuant to the Intercompany Agreement or any IP Agreement (other than any rights granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Agreement);
(9) (i) leases and subleases by any Grantor as they relate to any Collateral and to the extent such leases or subleases (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or AAdvantage Agreements or (ii) to the extent constituting Liens, licenses, sub-licenses and similar rights as they relate to any AAdvantage Intellectual Property (A) granted to any third-party counterparty of any AAdvantage Agreements pursuant to the terms of such agreement or (B) as otherwise expressly permitted by the IP Licenses and the Collateral Documents to be granted to any Person (other than any sub-license or similar right granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Agreement);
(10) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Priority Lien Debt or Junior Lien Debt in connection with a permitted repayment thereof and in favor of the Master Collateral Agent (in the case of Priority Lien Debt) or the collateral agent, administrative agent or trustee in respect of such Junior Lien Debt; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(11) Liens consisting of an agreement to dispose of any property pursuant to a Disposition permitted hereunder;
(12) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by any Grantor or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof, in each case so long as such rights (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or AAdvantage Agreements except as provided in the Collateral Documents;
(13) (i) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements in connection therewith or (ii) letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the Ordinary Course of Business;
(14) Liens in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(15) Liens existing on the Closing Date set forth on Schedule 1.01(b);
(16) Liens arising in connection with the Intercompany Agreement or any IP Agreements;
(17) Liens (including all rights) of counterparties to AAdvantage Agreements arising under the terms thereof; and
(18) any extension, modification, renewal, refinancing or replacement of the Liens described in clauses (1) through (17) above, provided that such extension, modification, renewal or replacement does not increase the amount of Indebtedness associated therewith.
“Permitted Loyalty Subsidiary” shall mean, at any time, a Subsidiary of an SPV Party formed after the Closing Date (a) in connection with the transactions contemplated under Sections 5.17(e) and/or (i) and designated as a Permitted Loyalty Subsidiary by the Borrowers in

accordance with Section 5.17(l) or (b) that is a Madrid SPV; provided that any such Subsidiary shall only be a Permitted Loyalty Subsidiary so long as (1) such Subsidiary is an exempted company incorporated with limited liability under the laws of the Cayman Islands or, solely in the case of a Madrid SPV, an entity formed under the laws of Luxembourg or, in the case of the Alternative Madrid SPV, such other jurisdiction agreed between the Borrowers and the Administrative Agent, (2) such Subsidiary satisfies each of the requirements set forth in Section 5.08, (3) such Subsidiary is a wholly-owned Subsidiary of Loyalty Co (or, in the case of an Alternative Madrid SPV, a wholly-owned Subsidiary of another SPV Party, so long as the Administrative Agent has consented thereto), (4) 100% of the Equity Interests in such Subsidiary are pledged as Collateral, (5) such Subsidiary is a “Grantor” (as defined in the Security Agreement) under and in accordance with the Security Agreement and (6) such Subsidiary is a Guarantor hereunder and guarantees the Guaranteed Obligations in accordance with Section 9.01.
“Permitted Pre-paid Miles Purchases” shall mean Pre-paid Miles Purchases permitted by Section 6.02(b).
“Permitted Refinancing Indebtedness” shall mean any Indebtedness (or commitments in respect thereof) of Parent or any of its Restricted Subsidiaries (other than the SPV Parties) incurred in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge all or a portion of other Indebtedness of any of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
(2)    if such Permitted Refinancing Indebtedness has a maturity date that is after the Term Loan Maturity Date (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity

that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the Term Loan Maturity Date;
(3)    if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and
(4)    notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
“Permitted Replacement AAdvantage Agreement” shall mean any AAdvantage Agreement entered into by any Loan Party to replace any Material AAdvantage Agreement (other than the Intercompany Agreement) that has been (or will be) terminated, cancelled or expired; provided that:
(a)    the Rating Agency Condition has been met;
(b)    the counterparty to such Permitted Replacement AAdvantage Agreement shall have a corporate rating from at least two of S&P, Moody’s and Fitch of not lower than BBB (or the equivalent thereof), Baa2 (or the equivalent thereof) and BBB (or the equivalent thereof), respectively;
(c)    the projected cash payments (as determined in good faith by the Loan Parties) under such Permitted Replacement AAdvantage Agreement for the immediately succeeding 12 months shall equal no less than 85% of the actual cash payments of the Material AAdvantage Agreement that it is replacing for the 12 months preceding the termination of such Material AAdvantage Agreement;
(d)    such Permitted Replacement AAdvantage Agreement shall expressly permit the applicable Loan Party to pledge its rights thereunder to the Master Collateral Agent;
(e)    such Permitted Replacement AAdvantage Agreement shall have confidentiality obligations that are not materially more restrictive (taken as a whole) than the confidentiality obligations in the Material AAdvantage Agreements in existence on the date hereof (as determined in good faith by the Loan Parties);

(f)    such Permitted Replacement AAdvantage Agreement shall not have a scheduled termination date prior to the scheduled termination date of the AAdvantage Agreement being replaced; and
(g)    no Early Amortization Event or Event of Default would result therefrom.
It being acknowledged and agreed that so long as the conditions in clauses (a) through (g) of this definition are satisfied, an amendment and restatement, amendment and/or extension of a then existing Material AAdvantage Agreement with an existing counterparty shall constitute a Permitted Replacement AAdvantage Agreement.
“Permitted SPV Reorganization” shall mean any reorganization of any or all of the SPV Parties as a Cayman limited partnership, Bermuda entity or similar business entity organized in any other jurisdiction mutually agreed by the Administrative Agent and the Borrowers and any other activities of the Loan Parties or any Subsidiary thereof in connection with such reorganization (including, without limitation, (i) the formation and organization of one or more new Cayman or Bermuda (or such other jurisdiction as mutually agreed by the Administrative Agent and the Borrowers) entities to act as general partner (or similar business entity) of any SPV Party, (ii) any merger, consolidation, amalgamation, equity transfer, equity issuance, disposition, conversion, dissolution or similar transaction necessary or desirable to effect any such reorganization, as reasonably determined by American in good faith, and/or (iii) any amendment, modification or supplement to any of the Transaction Documents necessary or desirable to effect any such reorganization, as reasonably determined by American in good faith); provided that (a) such reorganization and other activities are implemented in response to, or in anticipation of, a change in law, in order to preserve or improve the tax position of the SPV Parties or any parent thereof (as reasonably determined by American in good faith) and (b) such reorganization and other activities, taken as a whole, do not materially impair the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (as reasonably determined by American in good faith).
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Parent’s common stock (or a parent company of the Parent’s common stock) sold by Parent substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, exempted company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Personal Data” shall mean (i) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, a natural person or otherwise relates to an identified or identifiable natural person and (ii) any other information or data considered to be personally identifiable information or data under applicable law.

“Petition Date” shall have the meaning set forth in the definition of “American Case Milestones”.
“Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Pre-paid Miles Purchases” shall mean the sale by any Loan Party of pre-paid Miles to a counterparty of an AAdvantage Agreement or another co-brand, partnering or similar agreements relating to the AAdvantage Program or any similar transaction involving a counterparty of such an agreement advancing funds to Parent or any of its Subsidiaries against future payments to Parent or any of its Subsidiaries by such counterparty under such agreement for the purchase of Miles.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Priority Lien Cap” shall mean, at any time, an amount equal to the sum of (a) $10,000,000,000 plus (b) the Incremental Priority Amount at such time (if any).
“Priority Lien Debt” shall mean (i) the Term Loans; (ii) the notes issued under the Indenture; and (iii) any incremental Term Loans or other Indebtedness incurred or any additional notes issued under the Indenture or one or more other indenture(s), in each case, incurred or issued after the Closing Date, pursuant to and in accordance with Section 6.02(c).
“Priority Lien Debt Documents” shall mean any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Priority Lien Debt.
“Pro Rata Share” means, on any date, a proportion equal to (a) the aggregate principal amount of Term Loans outstanding on such date divided by (b) the aggregate principal amount of Priority Lien Debt outstanding on such date.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QEC Kits” shall mean the quick engine change kits owned by Parent or any of its Restricted Subsidiaries.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning set forth in Section 10.21.
“Qualified Professional Asset Manager” shall have the meaning set forth in Section 10.20(a)(iii)(A).
“Qualified Receivables Transaction” shall mean any transaction or series of transactions entered into by Parent or any of its Subsidiaries (other than the SPV Parties) pursuant to which Parent or any of its Subsidiaries (other than the SPV Parties) sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person other than any SPV Party (in the case of a transfer by Parent or any of its Subsidiaries) and (b) any other Person other than any SPV Party (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any Receivables (whether now existing or arising in the future) of Parent or any of its Subsidiaries (other than any SPV Party), and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, other than assets that constitute Collateral or proceeds of Collateral. For the avoidance of doubt, in no event shall (i) any SPV Party be permitted to enter into any Qualified Receivables Transaction or (ii) any assets that constitute Collateral be pledged, sold, conveyed or otherwise transferred under or in connection with any Qualified Receivables Transaction.
“Qualified Replacement Assets” shall mean assets used or useful in the business of the Loan Parties that shall be pledged as Collateral on a first lien basis.
“Qualifying Equity Interests” shall mean Equity Interests of Parent other than Disqualified Stock.
“Qualifying Note Debt” shall mean Indebtedness issued in a Capital Markets Offering by the Borrowers on the Closing Date.
“Quarterly Reporting Period” means (a) initially, the period commencing on the Closing Date and ending on June 30, 2021, and (b) thereafter, each successive period of three consecutive months.
“Rating Agency” shall mean (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Term Loans or fails to make a rating of the Term Loans publicly available for reasons outside of American’s control, a “nationally recognized statistical rating organization” as defined in Section 3 (a)(62) of the Exchange Act, selected by American (as certified by a resolution of American’s Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.

“Rating Agency Condition” shall mean, with respect to any then-existing Term Loans and any action, the Borrowers have provided evidence to the Administrative Agent and the Collateral Administrator that each Rating Agency that has provided a rating for the Facility pursuant to Section 5.16 has provided a written confirmation that such action will not result in either (A) a withdrawal of its credit ratings on the then-existing Term Loans or (B) the assignment of credit ratings on the then-existing Term Loans below the lower of (x) the then-current credit ratings on such Term Loans and (y) the initial credit ratings assigned to such Term Loans (in each case, without negative implications); provided that any time that there are no Term Loans rated by a Rating Agency, references to any condition or requirement that the “Rating Agency Condition” shall have been satisfied shall have no effect and no such action shall be required.
“Receivables” shall mean Accounts, and shall also include ticket receivables, sales of frequent flyer miles and other present and future revenues and receivables that may be the subject of a Qualified Receivables Transaction.
“Receivables Repurchase Obligation” shall mean any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” shall mean (x) a Subsidiary of Parent (other than the SPV Parties) which engages in no activities other than in connection with the financing or securitization of Receivables and which is designated by the Board of Directors of American or of Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by Parent or any Restricted Subsidiary of Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of Parent or any Subsidiary of Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither Parent nor any Subsidiary of Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither Parent nor any Subsidiary of Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results or (y) any Subsidiary of a Receivables Subsidiary. Any such designation by the Board of Directors of American or of Parent will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of American or of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. For the avoidance of doubt, (A) Parent and any Restricted Subsidiary of Parent (other than any SPV Party) may enter into Standard Securitization Undertakings for the benefit of a Receivables Subsidiary, and (B) in no event shall any SPV Party (i) be a Receivables Subsidiary, (ii) be permitted to enter into any Qualified Receivables Transaction or (iii) have any obligations (whether contingent or otherwise) under, with respect to or in connection with any Qualified Receivables Transaction (including any Standard Securitization Undertakings) in any manner whatsoever.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is SOFR, 5:00 p.m. (New York City time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Term Loans” shall have the meaning set forth in Section 10.08(a).
“Regional Airline” shall mean Envoy Aviation Group Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. and their respective Subsidiaries.
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Related Quarterly Reporting Period” shall mean, with respect to any Allocation Date, Determination Date or Payment Date, the most recently completed Quarterly Reporting Period.
“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Term Loans” shall have the meaning set forth in Section 10.08(a).
“Repricing Event” shall mean (i) (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2025 Replacement Term Loans with the proceeds of, or any conversion of 2025 Replacement Term Loans into, any new or replacement Class of, or new facility of, syndicated term loans by the Borrowers in the principal amount of the 2025 Replacement Term Loans prepaid, repaid, refinanced, substituted, replaced or converted and secured by the Collateral (including Replacement Term Loans or other term loans under this Agreement) having an “effective yield,” determined by the Administrative Agent in consultation with the Borrowers (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over four years) paid to the lenders providing such Indebtedness, but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans), less than the “effective yield” applicable to the 2025 Replacement Term Loans being prepaid, repaid, refinanced, substituted, replaced or converted (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment to this Agreement (including pursuant to a Replacement Term Loan or other term loans under this Agreement) to the 2025 Replacement Term Loans or any tranche thereof which reduces the “effective yield” applicable to such 2025 Replacement Term Loans (as determined on the same basis as provided in clause (i)(a)), in each case only if the primary purpose of such prepayment, repayment, substitution, replacement or amendment was to reduce the “effective yield” applicable to such 2025 Replacement Term Loans and (ii) (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2025 Incremental Term Loans with the proceeds of, or any conversion of 2025 Incremental Term Loans into, any new or replacement Class of, or new facility of, syndicated term loans by the Borrowers in the principal amount of the 2025 Incremental Term Loans prepaid, repaid, refinanced, substituted, replaced or converted and secured by the Collateral (including Replacement Term Loans having an “effective yield,” determined by the Administrative Agent in consultation with the Borrowers (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over four years) paid to the lenders providing such Indebtedness, but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans), less than the “effective yield” applicable to the 2025 Incremental Term Loans being prepaid, repaid, refinanced, substituted, replaced or converted (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment to this Agreement (including pursuant to a Replacement Term Loan or other term loans under this Agreement) to the 2025 Incremental Term Loans or any tranche thereof which reduces the “effective yield” applicable to such 2025 Incremental Term Loans (as determined on the same basis as provided in clause (ii)(a)), in each case only if the primary purpose of such prepayment, repayment, substitution, replacement or amendment was to reduce the “effective yield” applicable to such 2025 Incremental Term Loans.

“Required Class Lenders” shall mean, at any time, Lenders holding more than 50% of the Term Loans (or Term Loan Commitments) of any Class.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of (a) until the funding of the Term Loans on the Closing Date, the Term Loan Commitments then in effect and (b) thereafter, the aggregate principal amount of all Term Loans outstanding. The outstanding Term Loans and Term Loan Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Required Number of Independent Directors” means (x) with respect to HoldCo 1 and HoldCo 2, one (1) Independent Director, and (y) with respect to each other SPV Party, two (2) Independent Directors.
“Requirement of Law” shall mean, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Reserve Account” shall have the meaning set forth in Section 5.18(a).
“Reserve Account Required Balance” shall mean, with respect to any date, an amount equal to the sum of the Interest Distribution Amount that was due with respect to each Class of Term Loans on the most recent Payment Date; provided that (i) at any time prior to the second Payment Date following the Closing Date, the Reserve Account Required Balance shall be an amount equal to the sum of the Interest Distribution Amount with respect to each Class of Term Loans that would be payable on the next occurring Payment Date assuming the Day Count Fraction is determined using an elapsed period of 90 days, (ii) at any time on and after the Third Amendment Effective Date and prior to the second Payment Date following the Third Amendment Effective Date, the “Interest Distribution Amount” for the 2025 Incremental Term Loans for purposes of determining the Reserve Account Required Balance shall be the Interest Distribution Amount with respect to the 2025 Incremental Term Loans that would be payable on the next occurring Payment Date assuming the Day Count Fraction is determined using an elapsed period of 90 days and (iii) for the avoidance of doubt, on each Payment Date (other than the first Payment Date following the Closing Date and the first Payment Date following the Third Amendment Effective Date) the Reserve Account Required Balance shall be the sum of the Interest Distribution Amount with respect to each Class of Term Loans that is due on such Payment Date.
“Resignation Effective Date” shall have the meaning set forth in Section 8.05.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Director of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Corporate Secretary, the Treasurer or any Assistant Treasurer.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning set forth in Section 6.01(a).
“Restricted Subsidiary” of a Person shall mean any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Retained Agreements” shall mean, at any time, all currently existing co-branding agreements, partnering agreements, airline-to-airline frequent flyer program agreements or similar agreements related to or entered into in connection with the AAdvantage Program, in each case, as amended, restated, extended, replaced, supplemented or otherwise modified from time to time, and with respect to which the rights therein have not been transferred to Loyalty Co to the extent permitted under Section 5.17(j), but excluding the American Airline Business Agreements.
“S&P” shall mean Standard & Poor’s Ratings Services, together with its successors.
“Sale of a Grantor” shall mean, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of:
(i)    in the case where the Grantor that owns such Collateral is an SPV Party, the Equity Interests of such Grantor, or
(ii)    in the case of any other Grantor, the Capital Stock of the applicable Grantor that owns such Collateral, other than (1) an issuance of Equity Interests by a Grantor to Parent or another Restricted Subsidiary of Parent and (2) an issuance of directors’ qualifying shares.
“Scheduled Principal Amortization Amount” shall mean, with respect to each Payment Date and each class of Term Loans, in the case of the Initial 2025 Replacement Term Loan Amortization Date or Initial 2025 Incremental Term Loan Amortization Date, as applicable, and each Payment Date occurring thereafter, the sum of (a) an amount equal to (i) with respect to the 2025 Replacement Term Loans, 0.25% of the original aggregate principal amount of the 2025 Replacement Term Loans made on the Second Amendment Effective Date or (ii) with respect to the 2025 Incremental Term Loans, 0.25% of the original aggregate principal amount of the 2025 Incremental Term Loans made on the Third Amendment Effective Date, as each such amount may be adjusted with respect to any prepayments applied to reduce Scheduled Principal Amortization Amounts in accordance with Section 2.12 or Section 2.13 prior to such Payment Date and as may be adjusted in connection with the incurrence of any Incremental Term Loans, Extended Term Loans or Replacement Term Loans plus (b) any unpaid Scheduled Principal Amortization Amounts with respect to the applicable Class of Term Loans from prior Payment Dates. Notwithstanding the foregoing, the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Termination Date.
“SEC” shall mean the United States Securities and Exchange Commission.
“Second Amendment” shall mean the Second Amendment to Term Loan Credit and Guaranty Agreement, dated as of March 24, 2025, among the Borrowers, the Administrative Agent and Barclays Bank PLC, in its capacity as the designated lender of 2025 Replacement Term Loans.
“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.
“Secured Parties” shall mean the Agents and the Lenders.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, among Loyalty Co, HoldCo 1, HoldCo 2, certain other grantors party thereto from time to time and the Master Collateral Agent.
“Senior Secured Amortization Amount” shall mean, with respect to any Payment Date, the sum of:
(a)    the Scheduled Principal Amortization Amount that will be due on such Payment Date for each Class of Term Loans (but excluding, for the avoidance of doubt, any balloon or bullet payments of the principal amount thereof at the Termination Date); and
(b)    the sum of the “Scheduled Principal Amortization Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that will be due on such Payment Date for each Series of Senior Secured Debt (other than the Term Loans) (but excluding, for the avoidance of doubt, any balloon or bullet payments of the principal amount thereof at final maturity thereof).
“Senior Secured Debt” shall have the meaning set forth in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Documents” shall have the meaning set forth in the Collateral Agency and Accounts Agreement.
“Shortfall Period” shall have the meaning set forth in Section 2.24.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.
“SOFR Rate Day” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“Solvent” shall mean, for any Person, that (a) the fair market value of its assets (on a going concern basis) exceeds its liabilities, (b) it has and will have sufficient cash flow to pay its debts as they mature in the ordinary course of business and (c) it does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage.
“Specified Acquisition Entity” shall mean any entity that is (x) acquired by American or any of its Subsidiaries (other than any SPV Party) after the Closing Date (whether such entity becomes wholly or less than 100% owned by American or any of its Subsidiaries (other than any SPV Party)) or (y) another commercial airline (including any business lines or divisions thereof) with which American or such a Subsidiary of American merges or enters into an acquisition transaction.
“Specified Intellectual Property” shall mean (i) any AAdvantage Intellectual Property (A) listed in any Contribution Agreement entered into on the Closing Date as being Specified Intellectual Property, or (B) consisting of trademarks developed or acquired after the Closing Date, in each case, which cannot be transferred or contributed due to applicable law or regulation in any applicable jurisdictions, applicable privacy policy restrictions, domain registrar restrictions or existing contractual restrictions; or (ii) Composite Marks that must, by determination of an applicable trademark office for a particular country, be owned by an entity that otherwise owns the related Contributed Property.
“Specified Loyalty Program” shall have the meaning set forth in the definition of “Incremental Priority Amount.”

“Specified Minority Owned Program” means the primary Loyalty Program operated by China Southern Airlines or any other airline (or entity that operates the loyalty program thereof) in which Parent and its applicable Subsidiaries have a Non-Control Investment, in each case only so long as such entity remains a Non-Control Investment of Parent and its applicable Subsidiaries.
“Specified Organization Documents” shall mean (i) the Amended and Restated Memorandum and Articles of Association of Loyalty Co, dated the date hereof, (ii) the Amended and Restated Memorandum and Articles of Association of HoldCo 2, dated the date hereof, (iii) the Amended and Restated Memorandum and Articles of Association of HoldCo 1, dated the date hereof and (iv) the Memorandum and Articles of Association of each Permitted Loyalty Subsidiary (if any).
“SPV Parties” shall mean Loyalty Co, HoldCo 1 and HoldCo 2 and any Permitted Loyalty Subsidiaries.
“SPV Party Change of Control” shall mean the occurrence of any of the following:
(1)    the failure of American to directly own 100% of the Equity Interests in HoldCo 1 (excluding any special share(s) issued to Walkers Fiduciary Limited);
(2)    the failure of HoldCo 1 to directly own 100% of the Equity Interests in HoldCo 2 (excluding any special share(s) issued to Walkers Fiduciary Limited); or
(3)     the failure of HoldCo 2 to directly own 100% of the Equity Interests in Loyalty Co (excluding any special share(s) issued to Walkers Fiduciary Limited).
“SPV Provisions” shall mean the definitions and articles specified in the definition of “Prohibited Resolutions” in the Specified Organization Documents of each SPV Party.
“Standard Securitization Undertakings” shall mean all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.
“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Debt” shall have the meaning set forth in Section 9.06.
“Subsidiary” shall mean, with respect to any Person:

(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” shall mean each Guarantor (other than Parent and the SPV Parties).
“Supported QFC” shall have the meaning set forth in Section 10.21.
“Successor Company” shall have the meaning set forth in Section 6.10(a).
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” shall mean each Lender having a Term Loan Commitment or, as the case may be, an outstanding Term Loan.

“Term Loan Commitment” shall mean the commitment of each Term Lender to make a Class of Term Loans hereunder and, (i) in the case of the 2025 Replacement Term Loans in an aggregate principal amount equal to the amount set forth under the heading “2025 Replacement Term Loans” opposite its name in 2025 Replacement Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Lender became a party hereto and (ii) in the case of the 2025 Incremental Term Loans in an aggregate principal amount equal to the amount set forth under the heading “2025 Incremental Term Loans” opposite its name in 2025 Incremental Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Lender became a party hereto. The aggregate amount of (i) the 2025 Replacement Term Loan Commitments is $2,275,000,000 and (ii) the 2025 Incremental Term Loan Commitments is $1,000,000,000. The Term Loan Commitments as of the Third Amendment Effective Date are for 2025 Replacement Term Loans and 2025 Incremental Term Loans, as applicable.
“Term Loan Maturity Date” shall mean, (a)(i) with respect to the 2025 Replacement Term Loans that have not been extended pursuant to Section 2.28, April 20, 2028 and (ii) with respect to the 2025 Incremental Term Loans that have not been extended pursuant to Section 2.28, May 28, 2032 and (b) with respect to the Extended Term Loans, the final maturity date therefor as specified in the Extension Offer accepted by the respective Term Loans (as the same may be further extended pursuant to Section 2.28).
“Term Loans” shall mean the 2025 Replacement Term Loans, the 2025 Incremental Term Loans, any other Incremental Term Loans, any Extended Term Loans, any Refinanced Term Loans and any Replacement Term Loans, as applicable.
“Term SOFR” means:
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to an ABR Term Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term

SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage per annum equal to 0.00%:
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” shall mean the earlier to occur of (a) the Term Loan Maturity Date and (b) the date of acceleration of the Term Loans in accordance with the terms hereof.
“Third Amendment” shall mean the Third Amendment to Term Loan Credit and Guaranty Agreement, entered into as of May 28, 2025, among the Borrowers, the Administrative Agent and Citibank, N.A., in its capacity as the designated lender of 2025 Incremental Term Loans.
“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.
“Third Party Processor” shall mean a third party provider or other third party that accesses, collects, stores, transmits, transfers, processes, discloses or uses Personal Data on behalf of a Borrower.
“Threshold Amount” shall have the meaning set forth in Section 2.12(b).
“Title 14” shall mean Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Trade Secrets” shall mean confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade

Secrets Act of 2016, or as otherwise defined in the applicable jurisdiction) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including AAdvantage Customer Data), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, and formulas.
“Transaction Documents” shall mean the Loan Documents, the IP Agreements, the Intercompany Agreement, the American Intercompany Note, the Deeds of Undertaking, Co-Branded Consents and the Specified Organization Documents.
“Transaction Revenue” shall mean, without duplication, (a) all payments in cash paid to any Loan Party under the AAdvantage Agreements other than the Intercompany Agreement, (b) all payments in cash paid to Loyalty Co under the Intercompany Agreement and the IP Licenses and (c) all other payments in cash received by Loyalty Co. For the avoidance of doubt, Transaction Revenues shall not include (i) payments made by any SPV Party to any other SPV Party, (ii) any Permitted Deposit Amounts and (iii) any taxes paid to Loyalty Co that Loyalty Co collects for, or on behalf of, any Governmental Authority.
“Transactions” shall mean the execution, delivery and performance by the Loan Parties of this Agreement and the other Transaction Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Master Collateral Agent and the Collateral Administrator, in each case for the benefit of the Secured Parties, the borrowing of Term Loans and the use of the proceeds thereof.
“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 10.21.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States Citizen” shall have the meaning set forth in Section 3.02.

“Unrestricted Subsidiary” shall mean any Subsidiary of Parent (other than American or any SPV Party) that is designated by Parent as an Unrestricted Subsidiary in compliance with Section 5.06 or any Subsidiary of an Unrestricted Subsidiary, but only if such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except as permitted by Section 6.05, is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;
(3)    is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries; and
(5)    does not own any assets or properties that constitute Collateral.
“US Airways” shall mean US Airways, Inc., a Delaware corporation, which merged with and into American with American as the surviving entity.
“US Airways Closing Date” shall mean May 24, 2013.
“US Airways Indenture” shall mean the Indenture, dated as of May 24, 2013, between US Airways and Wilmington Trust, National Association, as trustee, as amended or supplemented from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(f).
“Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:
1.    the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
2.    the then-outstanding principal amount of such Indebtedness.
“Withholding Agent” shall mean each Loan Party and the Administrative Agent.
“Working Capital” shall mean, as of any date, (i) the current assets (excluding cash and Cash Equivalents) of Parent minus (ii) the current liabilities of Parent (other than the current portion of long term debt), in each case, determined on a consolidated basis and otherwise, in accordance with GAAP as of such date.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Terms Generally
. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrowers or the Guarantors, the actual knowledge of any Responsible Officer and (g) the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. In the case of any cure or waiver under the Loan Documents, the Borrowers, the applicable Loan Parties, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default cured or waived pursuant to the Loan Documents shall be deemed to be cured and not continuing, it being understood that no such cure or waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 1.03    Accounting Terms; GAAP
. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if American notifies the Administrative Agent that American requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies American that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, American, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating American’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.04    Divisions
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.05    Rounding

. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
Section 1.06    References to Agreements, Laws, Etc
. Unless otherwise expressly provided herein, (a) references to organizational or constitutional documents, agreements (including the Loan Documents), and other contractual requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, restructurings, replacements, refinancings, renewals, or increases (in each case, where applicable, whether pursuant to one or more agreements or with different lenders or agents and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for other Indebtedness), but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, restructurings, refinancings, renewals, or increases are not prohibited by any Loan Document; (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirement of Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
Section 1.07    Exchange Rate
.
(a)    Any amount specified in this Agreement (other than in Section 2) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Loyalty Co, or, in the absence of such agreement, by reference to such publicly available service for displaying exchange rates as the Administrative Agent selects in its reasonable discretion).
(b)    For purposes of determining the Peak Debt Service Coverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
(c)    Notwithstanding the foregoing, for purposes of determining compliance with Section 6 or the definitions of “Permitted Dispositions” “Permitted Investments” and

“Permitted Liens” (and, in each case, other definitions used therein) with respect to the amount of any Indebtedness, Lien, disposition, Investment, Restricted Payment, Affiliate Transaction or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Lien is incurred or such disposition, Investment, Restricted Payment, Affiliate Transaction or other applicable transaction is made (so long as such Indebtedness, Lien, disposition, Investment, Restricted Payment, Affiliate Transaction or other applicable transaction at the time incurred or made was permitted hereunder). No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 7 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made.
(d)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Loyalty Co’s prior written consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.08    Times of Day
. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.09    Timing of Payment or Performance
. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 1.10    Certifications
. All certifications to be made hereunder by a Responsible Officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as a Responsible Officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.11    Compliance with Certain Sections
. For purposes of determining compliance with Section 6, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate Transaction, contractual requirement, or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Section 6, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses at the time of such transaction or any later time from time to time, in each case, as determined by the Borrowers in their sole discretion at such time and thereafter may be reclassified by the Borrowers in any manner not expressly prohibited by this Agreement; provided that Incremental Term Loans and Refinanced Term Loans shall not be reclassified.

With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that do not require compliance with a financial ratio or test substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that require compliance with a financial ratio or test, it is understood and agreed that the amounts in clause (x) shall be disregarded in the calculation of the financial ratio or test applicable to the amounts in clause (y).
Section 1.12    Rates
. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01    Commitments of the Lenders; Term Loans
.
(a)    Term Loan Commitments.
(i)    On the Second Amendment Effective Date, each 2025 Replacement Term Lender agrees to make to the Borrowers the 2025 Replacement Term Loans denominated in Dollars in an aggregate principal amount equal to such 2025 Replacement Term Lender’s 2025 Replacement Term Loan Commitment as of the Second Amendment Effective Date in accordance with the terms and conditions of the Second Amendment. The 2025 Replacement Term Loans shall constitute Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(a)(i) and subsequently repaid or prepaid may not be reborrowed. Each 2025 Replacement Term Lender’s Term Loan Commitment for 2025 Replacement Term Loans shall terminate immediately and without further action on the Second Amendment Effective Date after giving effect to the funding by such 2025 Replacement Term Lender of each 2025 Replacement Term Loan to be made by it on such date.
(ii)    On the Third Amendment Effective Date, each 2025 Incremental Term Lender agrees to make to the Borrowers the 2025 Incremental Term Loans denominated in Dollars in an aggregate principal amount equal to such 2025 Incremental Term Lender’s 2025 Incremental Term Loan Commitment as of the Third Amendment Effective Date in accordance with the terms and conditions of the Third Amendment. The 2025 Incremental Term Loans shall constitute Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Each 2025 Incremental Term Lender’s Term Loan Commitment for 2025 Incremental Term Loans shall terminate immediately and without further action on the Third Amendment Effective Date after giving effect to the funding by such 2025 Incremental Term Lender of each 2025 Incremental Term Loan to be made by it on such date.
(b)    Type of Borrowing. Each Lender at its option may make any Term Loan by causing any domestic or foreign branch, or Affiliate of, such Lender to make such Term Loan; provided that any exercise of such option shall not affect the joint and several obligation of the Borrowers to repay such Term Loan in accordance with the terms of this Agreement.
Section 2.02    [Reserved]
.
Section 2.03    Requests for Loans
. Unless otherwise agreed to by the Administrative Agent, to request the 2025 Incremental Term Loans on the Third Amendment Effective Date, the Borrowers shall notify the Administrative Agent of such request in a written Loan Request signed by the Borrowers not later than 2:00 p.m., one (1) Business Day before the proposed Borrowing Date. Such written request shall be irrevocable but may be conditioned on the consummation of the Third Amendment Effective Date. Such written request shall specify the aggregate amount of such 2025 Incremental Term Loans.
Section 2.04    Funding of Term Loans
. Each Term Lender shall make each Term Loan to be made by it hereunder on the Borrowing Date by wire transfer of immediately available funds by 12:00 p.m., or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make the proceeds of the Term Loans available to Loyalty Co, on behalf of the Borrowers, by promptly crediting such proceeds so received, in like funds, to the Collection Account.
Section 2.05    Co-Borrowers

.
(a)    Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of the Borrowers, each as principal. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Term Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Obligations of such Borrower (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party or Affiliates of any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under guarantees by such parties.
(b)    Subrogation. Until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Borrowers or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any such other Loan Party, shall be junior and subordinate to any rights the Agents or the Lenders may have against the other Borrower, any such collateral or security, and any such other Loan Party.
(c)    Obligations Absolute. Each Borrower hereby waives, for the benefit of the Secured Parties: (1) any right to require any Secured Parties, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any other Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (2) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower from any cause other than payment in full of the Obligations; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (5) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, recharacterization and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (6) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to such Borrower and any right to consent to any thereof; (7) any defense based upon any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents and (8) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
The obligations of the Borrowers hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent, the Collateral Administrator, the Master Collateral Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any other Loan Party under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Master Collateral Agent or the Collateral Administrator for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Loan Party; or (vi) the release or substitution of any Collateral or any other Loan Party.
To the extent permitted by applicable law, each Borrower hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the other Borrower and of any other Loan Party and any circumstances affecting the ability of the Borrowers to perform under this Agreement.
Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the other Borrower or any Guarantor, or otherwise.
Section 2.06    Alternate Rate of Interest
.
Subject to Section 2.09, in the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a SOFR Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted Term SOFR, the Administrative Agent shall, promptly thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, (i) the Borrowers may revoke any request for a Borrowing of SOFR Loans and, failing that, any request by a Borrower for a Borrowing of SOFR Loans hereunder (including pursuant to a refinancing with SOFR Loans and including any request to continue, or to convert to SOFR Loans) shall be deemed a request for a Borrowing of ABR Term Loans and (ii) any outstanding SOFR Loans hereunder shall be converted to ABR Term Loans at the end of the then current Interest Period.
Section 2.07    Interest on Term Loans
.
(a)    Subject to the provisions of Section 2.08 and 2.09, each Term Loan shall bear interest (computed using the Day Count Fraction) at a rate per annum equal, during each Interest Period applicable thereto, to Adjusted Term SOFR for such Interest Period plus the Applicable Margin (or, if the Alternate Base Rate shall apply instead of Adjusted Term SOFR pursuant to Section 2.09, the Alternate Base Rate plus the Applicable Margin).
(b)    Accrued interest on all Term Loans shall be payable in arrears on each Payment Date, on the Termination Date and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid).
Section 2.08    Default Interest
. If any Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Term Loan or in the payment of any other amount due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrowers or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed using the Day Count Fraction) equal to (a) with respect to the principal amount of any Term Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the Alternate Base Rate plus 2.0%.
Section 2.09    Benchmark Replacement Setting
.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (or with respect to any Non-SOFR Benchmark Replacement, the Administrative Agent with the consent of the Borrowers) will have the right to make Benchmark Replacement Conforming Changes from time to time and, subject to the parenthetical above but notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.09(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not representative for a Benchmark (including a Benchmark Replacement), then the Administrative

Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon American’s or Loyalty Co’s receipt of notice of the commencement of a Benchmark Unavailability Period, (a) a Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or a conversion to ABR Term Loans and (b) all calculations of interest by reference to the Adjusted Term SOFR hereunder shall instead be made by reference to the Alternate Base Rate.
(f)The Borrowers and the Administrative Agent will cooperate to effect any adoption of a new or replacement Benchmark (and any other modification of the terms of the Loan Documents) as contemplated by this Section 2.09 in a manner that does not result in a deemed exchange of any indebtedness issued in connection with this Agreement pursuant to Section 1001 of the Code.
Section 2.10    Repayment of Term Loans; Evidence of Debt
.
(a)    The Term Loans, together with all other Obligations (other than contingent obligations not due and owing) shall, in any event, be paid in full in cash no later than the Termination Date.
(b)    Subject to Section 7.01, on each Payment Date on which no Event of Default has occurred and is continuing, Available Funds in the Payment Account as of such Payment Date (based upon instructions in the Payment Date Statement furnished to it on the related Determination Date by the Borrowers) shall be distributed by the Collateral Administrator in the following order of priority:
(i)    first, (x) ratably to (i) the Master Collateral Agent and Depositary, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons on such Payment Date pursuant to the terms of the Loan Documents (which amounts shall be paid from Available Funds and from any amounts transferred to the Payment Account with respect to such Payment Date specifically to pay such amounts so long as Wilmington Trust, National Association shall be serving as the Master Collateral Agent and Depositary) and (ii) the Collateral Administrator and the Collateral Custodian, the amount of fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons on such Payment Date pursuant to the terms of the Loan Documents, provided that the amounts distributed pursuant to this clause (x) shall not exceed the sum of (A) $200,000 in the aggregate per annum plus (B) the amount transferred into the Payment Account with respect to clause (x)(i) in such year and then (y) ratably to the Administrative Agent, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable on such Payment Date to the Administrative Agent pursuant to the terms of the Loan Documents in an amount not to exceed $200,000 in the aggregate per Payment Date and then (z) ratably, the Term Loans’ Pro Rata Share of the amount of fees, expenses and other amounts due and owing to any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) or any government fees, in an amount not to exceed $200,000 in the aggregate per Payment Date, in the case of each of clause (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Borrowers for payment at a later date;
(ii)    second, to the Administrative Agent, on behalf of the Lenders, an amount equal to the Interest Distribution Amounts for all Classes of Term Loans with respect to such Payment Date minus the amount of interest paid by the Borrowers on the Term Loans after the immediately preceding Payment Date and prior to such Payment Date;
(iii)    third, to the Administrative Agent, on behalf of the Lenders, in an amount equal to the Scheduled Principal Amortization Amounts for all Classes of Term Loans due and payable on such Payment Date;
(iv)    fourth, to the Reserve Account to the extent the amount on deposit in the Reserve Account is less than the Reserve Account Required Balance on such Payment Date, the amount of such shortfall;
(v)    fifth, to the extent not already paid, to the Administrative Agent, on behalf of the Lenders, as a reduction in the outstanding principal balance of the Term Loans, the amount of any outstanding mandatory prepayments required pursuant to Section 2.12 to be applied in accordance with the terms thereof;
(vi)    sixth, after the fifth anniversary of the Closing Date, any “AHYDO catchup payments” on the Term Loans;
(vii)    seventh, [reserved];
(viii)    eighth, to pay (x) ratably to (i) the Collateral Administrator and the Collateral Custodian and (ii) the Depositary and the Master Collateral Agent (which amounts shall be paid from Available Funds and from any amounts transferred to the Payment Account with respect to such Payment Date specifically to pay such amounts so long as Wilmington Trust, National Association shall be serving as the Master Collateral Agent and Depositary), and then (y) to the Administrative Agent, and then (z) any other Person (other than American and any of its Subsidiaries (provided that any payment to the IP Manager pursuant to the IP Management Agreement shall be permitted pursuant to this clause (viii))), including any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) and the IP Manager, any additional Obligations due and payable to such Person on such Payment Date, in the case of clause (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Borrowers for payment at a later date;
(ix)    ninth, if an Early Amortization Period was in effect as of the last day of the Related Quarterly Reporting Period, then, to the Administrative Agent on behalf of the Lenders, as a reduction in the outstanding principal balance of the Term Loans, an amount equal to the Early Amortization Payment for such Payment Date;

(x)    tenth, to the extent any amounts are due and owing under any other Senior Secured Debt, to the Master Collateral Agent for further distribution to the appropriate Person pursuant to the Collateral Agency and Accounts Agreement; and
(xi)    eleventh, all remaining amounts shall be released to or at the direction of Loyalty Co.
For the avoidance of doubt, to the extent Available Funds with respect to any Payment Date are insufficient to pay amounts due hereunder to the Agents, Lenders or any other Person on such Payment Date, the Borrowers and, to the extent provided in Section 9.01 hereof, the Guarantors, are fully obligated to timely pay such amounts to the Agents, Lenders or other Persons.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, which in all circumstances shall be consistent with the Register maintained pursuant to Section 10.02(c). The Borrowers shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(e)    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Term Loans in accordance with the terms of this Agreement.
(f)    Any Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Term Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
Section 2.11    [Reserved]
.
Section 2.12    Mandatory Prepayment of Term Loans
.

(a)    Within five (5) Business Days of Loyalty Co or any other SPV Party receiving any Net Proceeds from the issuance or incurrence of any Indebtedness of Loyalty Co or any other SPV Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.02), the Borrowers shall prepay the Term Loans in an aggregate amount equal to the Term Loans’ Pro Rata Share of such Net Proceeds.
(b)    No later than ten (10) Business Days following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of any Recovery Event (in each case, in respect of Collateral) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Recovery Events since the later of (x) the date that is 36 months prior to the date of such Recovery Event and (y) the Closing Date, are in excess of $10,000,000 (the “Threshold Amount”, and all such Net Proceeds in excess of the Threshold Amount, “Excess Proceeds”), the Borrowers shall (i) give written notice to the Administrative Agent of such Recovery Event and (ii) offer to prepay the Term Loans in an aggregate amount equal to the Term Loans’ Pro Rata Share of such Excess Proceeds (other than any such Excess Proceeds withheld for reinvestment pursuant to the proviso in this clause (b)) no later than the tenth (10th) Business Day following the date of receipt of such Net Proceeds; provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Excess Proceeds, the Borrowers shall have the option to (x) invest such Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Recovery Event; and (2) within ten (10) Business Days of the end of such permitted reinvestment period (or earlier if the Borrowers so elect), the Borrowers shall offer to prepay the Term Loans in an aggregate amount equal to the Term Loans’ Pro Rata Share of the aggregate amount of such Excess Proceeds not used in accordance with the preceding subclause (1). Any Lender may elect, by notice to the Administrative Agent at least two Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Term Loans pursuant to this Section 2.12(b), in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be retained by Loyalty Co (or American or such other applicable Subsidiary).
(c)    No later than ten (10) Business Days following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of (x) any Collateral Sale of AAdvantage Intellectual Property (other than with respect to any Permitted Disposition) or (y) any other Collateral Sale (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Collateral Sales (other than with respect to any Permitted Pre-paid Miles Purchases or Permitted Dispositions) during the fiscal year in which such date occurs, are in excess of $10,000,000 (the “CS Threshold Amount”, and all such Net Proceeds in excess of the CS Threshold Amount together with all Net Proceeds of any Collateral Sale of AAdvantage Intellectual Property (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition), “CS Excess Proceeds”), the Borrowers shall offer to prepay the Term Loans in an aggregate amount equal to Term Loans’ Pro Rata Share of such CS Excess Proceeds no later than the tenth (10th) Business Day following the date of receipt of such CS Excess Proceeds. Any Lender may elect, by notice to the Administrative Agent at least two Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Term Loans pursuant to this Section 2.12(c), in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be retained by Loyalty Co (or Parent or such other applicable Subsidiary). Notwithstanding anything herein to the contrary, no sales of Collateral shall be permitted during the continuance of any Early Amortization Period or Event of Default or if an Early Amortization Event or Event of Default would result therefrom.

(d)    Within ten (10) Business Days of Parent or any of its Subsidiaries receiving any Net Proceeds as a result of any Contingent Payment Event which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events since the Closing Date, are in excess of $50,000,000, the Borrowers shall offer to prepay the Term Loans in an aggregate amount equal to the Term Loans’ Pro Rata Share of such excess Net Proceeds. Any Lender may elect, by notice to the Administrative Agent at least two Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Term Loans pursuant to this Section 2.12(d), in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be retained by Loyalty Co (or Parent or such other applicable Subsidiary).
(e)    Within ten (10) Business Days of Parent or any of its Subsidiaries receiving any Net Proceeds of a Pre-paid Miles Purchase which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Pre-paid Miles Purchases since the Closing Date, are in excess of $500,000,000, the Borrowers shall prepay the Term Loans in an aggregate amount equal to the Term Loans’ Pro Rata Share of such excess Net Proceeds; provided that the Borrowers shall not be required to make such prepayment so long as the aggregate amount of Net Proceeds received from Pre-Paid Miles Purchases since the Closing Date is less than $505,000,000.
(f)    Within five (5) Business Days following the occurrence of a Parent Change of Control, the Borrowers shall offer to prepay all of each Lender’s Term Loans at a purchase price in cash equal to 100% of the aggregate principal amount of the Term Loans prepaid. The repayment date shall be no later than thirty (30) days from the date such offer is made. Any Lender may elect, by notice to the Administrative Agent at least two (2) Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Term Loans pursuant to this Section 2.12(f).
(g)    Amounts required to be applied to the prepayment of Term Loans pursuant to Section 2.12(a) through (f) shall be applied to prepay on a pro rata basis the remaining scheduled amortization payments of the Term Loans. To the extent that such amounts are not applied on a Payment Date pursuant to Section 2.10(b), the Borrowers shall provide the Administrative Agent (with a copy to the Collateral Administrator) with payment instructions setting forth the applicable amounts and payees in respect thereof. All prepayments under Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees (if any) included in, and any losses, costs and expenses, as more fully described in Section 2.15. Term Loans prepaid pursuant to Section 2.12 may not be reborrowed. To the extent that any amounts required to be applied as a prepayment pursuant to this Section 2.12 are on deposit in the Collection Account on any Allocation Date on which an Event of Default is not continuing, the portion of such amount allocated to the Term Loans pursuant to the Collateral Agency and Accounts Agreement shall be applied as Available Funds on the related Payment Date pursuant to Section 2.10(b).
(h)    Notwithstanding the foregoing, to the extent that the prepayment of Term Loans pursuant to Section 2.12(b) through (e) arises as a result of Net Proceeds generated by a Subsidiary of Parent (other than an SPV Party) that is not organized in the United States (or a Subsidiary of Parent that is organized in the United States but that is a Subsidiary of an entity (other than an SPV Party) that is not organized in the United States) and the Borrowers reasonably determine (in consultation with the Administrative Agent) that actions reasonably required to use such Net Proceeds to effect a prepayment of Term Loans pursuant to such sections of this Section 2.12 would result in material and adverse Tax consequences to Parent or its Affiliates, then the relevant amounts shall be entitled to be retained by Parent or the applicable

Affiliate of Parent and such amounts shall not be required to be used to effect a prepayment of the Term Loans pursuant to this Section 2.12.
Section 2.13    Optional Prepayment of Term Loans
.
(a)    The Borrowers shall have the right, at any time and from time to time, to prepay any Term Loans of any Class, in whole or in part, upon delivery of a written notice of prepayment, substantially in the form of Exhibit J, which notice may be conditional, by facsimile or electronic mail to the Administrative Agent, received by 1:00 p.m., on the date that is three (3) Business Days prior to the proposed date of prepayment; provided that any revocation of such conditional notice occurs within the applicable notice period plus five (5) Business Days; provided, further, that each such partial prepayment, if any, shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in excess thereof.
(b)    Any prepayments under Section 2.13 shall be applied to prepay on a pro rata basis the remaining scheduled amortization payments of the Term Loans of the applicable Class. To the extent that such amounts are not applied on a Payment Date pursuant to Section 2.10(b), the Borrowers shall provide the Administrative Agent (with a copy to the Collateral Administrator) with payment instructions setting forth the applicable amounts and payees in respect thereof. All prepayments under Section 2.13 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees (if any), and any losses, costs and expenses, as more fully described in Sections 2.15 hereof. Term Loans prepaid pursuant to Section 2.13 may not be reborrowed.
(c)    Each notice of prepayment shall specify the prepayment date, the Class of Term Loans and the principal amount of the Term Loans to be prepaid and shall commit the Borrowers to prepay such Term Loan in the amount and on the date stated therein; provided that the Borrowers may revoke any notice of prepayment under this Section 2.13 (x) if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder or the occurrence of another event or condition and such refinancing or event or condition shall not be consummated or shall otherwise be delayed or (y) in accordance with Section 2.13(a) if the notice of prepayment was a conditional notice. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount of the Term Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
~~(d)    In the event that, prior to the date that is six (6) months after the Second Amendment Effective Date, there shall occur any Repricing Event of the type described in clause (i) of the definition thereof, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders holding 2025 Replacement Term Loans subject to such Repricing Event, (i) in the case of a Repricing Event of the type described in clause (i)(a) of the definition thereof, a prepayment premium of 1% of the aggregate principal amount of the 2025 Replacement Term Loans subject to such Repricing Event and (ii) in the case of a Repricing Event of the type described in clause (i)(b) of the definition thereof, an amount equal to 1% of the aggregate principal amount of the 2025 Replacement Term Loans subject to such Repricing Event outstanding immediately prior to the effectiveness thereof, in each case unless such fee is waived by the applicable Term Lender. Any Term Lender that is a non-consenting Lender in respect of a Repricing Event may be replaced in accordance with Section 10.08(d) to the extent~~

~~permitted thereby; provided that any such Term Lender so replaced shall be entitled to the prepayment premium set forth in clause (i) of the preceding sentence with respect to its 2025 Replacement Term Loans so assigned unless such fee is waived by such Term Lender.~~
(d)    ~~(e)~~ In the event that, prior to the date that is six (6) months after the ~~Third~~Fourth Amendment Effective Date, there shall occur any Repricing Event of the type described in clause (ii) of the definition thereof, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders holding 2025 Incremental Term Loans subject to such Repricing Event, (i) in the case of a Repricing Event of the type described in clause (ii)(a) of the definition thereof, a prepayment premium of 1% of the aggregate principal amount of the 2025 Incremental Term Loans subject to such Repricing Event and (ii) in the case of a Repricing Event of the type described in clause (ii)(b) of the definition thereof, an amount equal to 1% of the aggregate principal amount of the 2025 Incremental Term Loans subject to such Repricing Event outstanding immediately prior to the effectiveness thereof, in each case unless such fee is waived by the applicable Term Lender. Any Term Lender that is a non-consenting Lender in respect of a Repricing Event may be replaced in accordance with Section 10.08(d) to the extent permitted thereby; provided that any such Term Lender so replaced shall be entitled to the prepayment premium set forth in clause (i) of the preceding sentence with respect to its 2025 Incremental Term Loans so assigned unless such fee is waived by such Term Lender.
Section 2.14    Increased Costs
.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or
(ii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any SOFR Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any SOFR Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the SOFR Loan made by such Lender to a level below that which such Lender or such

Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrowers as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that this Section 2.14 shall not apply to provide any indemnity or other compensation in respect of (A) Indemnified Taxes, (B) Excluded Taxes described in clause (a)(i) or (b) through (d) of the definition thereof or (C) Connection Income Taxes.
(c)    Solely to the extent arising from a Change in Law, the Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including SOFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Term Loan Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Loan Commitment or SOFR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Term Loan, provided that the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the statutory reserve rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrowers and shall be prima facie evidence of the amount due (absent manifest error). The Borrowers shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)    The Borrowers shall not be required to make payments under this Section 2.14 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable lending office (it being understood that any such relocation effected pursuant to

Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)    Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Closing Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III shall be deemed to be a Change in Law; provided that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.
Section 2.15    Break Funding Payments
. In the event of (a) the payment of any principal of any SOFR Loan other than on a Payment Date (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (other than with respect to a conditional notice that is revoked in accordance with the terms of this Agreement), or (c) the assignment of any SOFR Loan other than on a Payment Date as a result of a request by the Borrowers pursuant to Section 2.18 or Section 10.08(d), then, in any such event, at the request of such Lender, the Borrowers shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event; provided that in no case shall this Section 2.15 apply to any payment pursuant to Section 2.10(b). Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Term Loan had such event not occurred, at the applicable rate of interest for such Term Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Term Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrowers and shall be prima facie evidence of the amount due (absent manifest error). The Borrowers shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16    Taxes
.
(a)    Any and all payments by or on account of any Obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    In addition (and without duplication of any payments with respect to Other Taxes pursuant to Section 2.16(a)), the Borrowers, shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Without duplication of amounts payable pursuant to Section 2.16(a) or 2.16(b), the Borrowers shall, jointly and severally, indemnify each Lender or Agent, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such person or required to be withheld or deducted from a payment to such person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After an Agent or a Lender, as the case may be, learns of the imposition of any Indemnified Taxes, such party will act in good faith to notify the Borrowers promptly of its obligation thereunder. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, by the Administrative Agent on its own behalf or on behalf of a Lender, or by the Collateral Administrator or the Master Collateral Agent on its own behalf, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.16, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent, the Collateral Administrator and the Master Collateral Agent (to the extent the Administrative Agent, the Collateral Administrator or the Master Collateral Agent has not been reimbursed by the Borrowers) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, the Collateral Administrator or the Master Collateral Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent, the Collateral Administrator or the Master Collateral Agent, respectively in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent, the Collateral Administrator or the Master Collateral Agent, as applicable, shall be conclusive absent manifest error.
(f)
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(1), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(1)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;
(4)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each of the Administrative Agent and the Collateral Administrator shall provide the Borrowers with two (2) properly completed and duly executed originals of, if it is a “United States person” (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, (1) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrowers.
(i)    Each person required to provide Tax forms pursuant to this Section 2.16 agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
Section 2.17    Payments Generally; Pro Rata Treatment
.
(a)    The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 3:00 p.m., on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 745 7th Avenue, New York New York 10019, pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Section 10.04 shall be made directly by the Borrowers to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments hereunder shall be made in U.S. Dollars.
(b)    [Reserved].
(c)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative

Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 8.04, 8.07 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(e)    Pro Rata Treatment.
(i)    Each payment by the Borrowers in respect of the Term Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made to the applicable Class or Classes of Term Loans pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.
(f)    If all or any part of any payment by or on behalf of the Administrative Agent to any Lender or other Secured Party is determined by the Administrative Agent to have been made in error, whether known to the recipient or not, or if such Lender or other Secured Party is not otherwise entitled to receive such payment under the provisions of this Agreement at such time and in such amount from the Administrative Agent as determined by the Administrative Agent (any such payment, an “Erroneous Payment”), then the relevant Lender or other Secured Party shall repay to the Administrative Agent forthwith on demand an amount equal to such Erroneous Payment made to such Lender or other Secured Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender that fails to return such amounts to the Administrative Agent within one (1) Business Day after receipt of such notice shall be a Defaulting Lender for all purposes under this Agreement. Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or other Secured Party under this Agreement or any other Loan Document against any amount in respect of an Erroneous Payment due from such Lender or other Secured Party, respectively, to the Administrative Agent. Any determination by the Administrative Agent that all or a portion of any payment was an Erroneous Payment shall be conclusive absent manifest error. Each Lender and other Secured Party irrevocably waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Payment.
Section 2.18    Mitigation Obligations; Replacement of Lenders
.
(a)    If the Borrowers are required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrowers or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense (other than immaterial costs and expenses) and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.
(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, Non-Extending Lender or Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) prepay such Lender’s outstanding Term Loans (on a non-pro rata basis), or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrowers; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrowers (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
Section 2.19    Certain Fees
. The Borrowers shall, jointly and severally, pay (i) to the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Joint Bookrunners, the fees to which each is respectively entitled as set forth in the Arrangers Fee Letter, dated as of March 19, 2021, among the Joint Lead Arrangers and Bookrunners, the Joint Bookrunners and American, and the Administrative Agent Fee Letter, dated as of March 24, 2021, among the Administrative Agent and the Borrowers (together, the “Fee Letter”), and (ii) to the Collateral Administrator and the Master Collateral Agent the fees set forth in the fee proposal, dated as of February 8, 2021 (the “Collateral Administrator and Master Collateral Agent Fee Letter”), among the Collateral Administrator, the Master Collateral Agent and the Borrowers, in each case at the times set forth therein. Other than the amounts to be paid on the Closing Date, all amounts due and owing pursuant to the Fee Letter shall be subject to the payment priorities set forth in Section 2.10(b).
Section 2.20    [Reserved]
.
Section 2.21    [Reserved]
.
Section 2.22    Nature of Fees

. Except as otherwise specified in the Fee Letter or the Collateral Administrator and Master Collateral Agent Fee Letter, as applicable, all Fees shall be paid on the dates due, in immediately available funds, (a) to the Administrative Agent, as provided herein and in the Fee Letter or (b) to the Collateral Administrator or Master Collateral Agent, as applicable, as provided in the Collateral Administrator and Master Collateral Agent Fee Letter, as applicable. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23    Right of Set-Off
. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the Escrow Accounts) at any time held and other indebtedness at any time owing by the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and each Lender (or any of such banking Affiliates) to or for the credit or the account of any Loan Party against any and all of any such overdue amounts owing to such Person under the Loan Documents, irrespective of whether or not the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Administrative Agent agree promptly to notify the Loan Parties after any such set-off and application made by such Lender, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian or the Administrative Agent (or any of such banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender, the Administrative Agent, the Master Collateral Agent, the Collateral Administrator and the Collateral Custodian may have upon the occurrence and during the continuance of any Event of Default.
Section 2.24    Peak Debt Service Coverage Cure
. To the extent that Collections received in the Collection Account with respect to any Quarterly Reporting Period are insufficient to satisfy the Peak Debt Service Coverage Ratio Test for such Quarterly Reporting Period (the “Shortfall Period”), at any time prior to the related Determination Date the Borrowers may deposit, or cause to be deposited into the Collection Account, funds in an amount necessary to satisfy the Peak Debt Service Coverage Ratio Test for such Shortfall Period (determined as if such deposited funds constitute Collections attributable to such Shortfall Period); provided that (x) deposits made pursuant to this Section 2.24 shall not occur more than five times in the aggregate prior to the Term Loan Maturity Date and no more than two times in any 12 month period, (y) any such amounts received in the Collection Account on or prior to the applicable Determination Date in accordance with this Section 2.24 will be treated as Collections for the Shortfall Period for purposes of the Peak Debt Service Coverage Ratio Test and all other purposes and (z) amounts deposited in the Collection Account after such Determination Date shall be treated as Collections for the Quarterly Reporting Period in which such funds were deposited and shall not be included in the Peak Debt Service Coverage Ratio Test for the Shortfall Period (amounts deposited pursuant to this paragraph being, “Cure Amounts”).
Section 2.25    Payment of Obligations
. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Loan Parties, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26    Defaulting Lenders
.
(a)    If at any time any Lender becomes a Defaulting Lender, then the Borrowers may replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender.
(b)    Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver to the Administrative Agent, an Assignment and Acceptance with respect to such Lender’s outstanding Term Loan Commitments and Term Loans, and (ii) deliver any documentation evidencing such Term Loans to the Borrowers or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrowers and such assignee, of the assigning Lender’s outstanding Term Loan Commitments and Term Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Term Loan Commitments and Term Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than a Payment Date), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Term Loan Commitments and Term Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.

(c)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.08.
(d)    Any amount paid by the Borrowers or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the Term Loan Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Collateral Administrator, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent;
second, to the payment of the Default Interest and then current interest due and payable to the Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to pay principal then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, fifth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and sixth, after the termination of the Term Loan Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)    The Borrowers may terminate the unused amount of the Term Loan Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Non-Defaulting Lenders thereof), and in such event the provisions of Section 2.26(d) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)    If the Borrowers and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Non-Defaulting Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in

Section 2.26(d)), such Lender shall purchase at par such portions of outstanding Term Loans of the other Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Term Loans on a pro rata basis in accordance with their ratable shares, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
Section 2.27    Incremental Term Loans
.
(a)    Borrowers Request. The Borrowers may, by written notice to the Administrative Agent from time to time, request an increase to the existing Facility or one or more new term loan facilities (the commitments thereunder, the “Incremental Commitments” and the Term Loans thereunder, the “Incremental Term Loans”) in an amount not less than $25,000,000 individually from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Commitments in their sole discretion; provided that each Incremental Lender (which is not an existing Lender) shall be subject to the approval requirements of Section 10.02. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers propose that the proposed Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter notice as agreed to by the Administrative Agent) and (ii) the identity of each Eligible Assignee to whom the Borrowers propose any portion of such Incremental Commitments be allocated and the amounts of such allocations (each provider of the Incremental Commitments referred to herein as an “Incremental Lender”); provided that any existing Lender approached to provide all or a portion of the proposed Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment.
(b)    Conditions. Any new Incremental Commitments shall become effective as of such Increase Effective Date provided that:
(i)    each of the conditions set forth in Section 4.02 shall be satisfied or waived by the Incremental Lenders on or prior to such Increase Effective Date;
(ii)    no Default, Event of Default or Early Amortization Event shall have occurred and be continuing or would immediately result from giving effect to the Incremental Commitments on, or the making of any Incremental Term Loans on, such Increase Effective Date;
(iii)    after giving effect to the Borrowing of the applicable Incremental Term Loans on the Increase Effective Date (and assuming such Borrowing on such date in the case of any delayed draw term loan), the aggregate outstanding principal amount of the Priority Lien Debt, giving effect to any reductions of such outstanding amount including as a result of any voluntary prepayments (including those pursuant to debt buybacks made by the Borrowers in an amount equal to the face value of such indebtedness), mandatory prepayments and amortization of Priority Lien Debt prior to such time, shall not (excluding any fees, premiums, costs and other expenses in connection therewith) exceed the Priority Lien Cap;
(iv)    the Rating Agency Condition has been satisfied; and
(v)    the pro forma Peak Debt Service Coverage Ratio (calculated using the Maximum Quarterly Debt Service of the then existing Term Loans and the Incremental Term Loans) as of the immediately preceding Determination Date, immediately after giving effect to the making of the Incremental Term Loans shall be more than 2.25 to 1.00.
(c)    Terms of Incremental Commitments. The terms and provisions of Term Loans made pursuant to any Incremental Commitments shall be as follows:
(i)    terms and provisions with respect to interest rates, maturity date and amortization schedule of Incremental Term Loans made pursuant to any Incremental Commitments shall be as agreed upon between the Borrowers and the applicable Lenders providing such Incremental Term Loans (it being understood that the Incremental Term Loans may be part of the 2025 Replacement Term Loans, the 2025 Incremental Term Loans, or any other Class of Term Loans);
(ii)    the Weighted Average Life to Maturity of any Term Loans made pursuant to Incremental Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the then-outstanding Term Loans;
(iii)    the maturity date for such Incremental Term Loans shall be on or after the Latest Maturity Date;
(iv)    to the extent that the terms and provisions of Incremental Term Loans are not identical to an outstanding Class of Term Loans (except to the extent permitted by clauses (i), (ii) and (iii) above), such terms and conditions shall (A) be reasonably acceptable to the Administrative Agent or (B) not be materially more restrictive to the Borrowers (as determined in good faith by the Borrowers), when taken as a whole, than the terms of the then-outstanding Term Loans (except for (1) covenants, events of default and guarantees applicable only to periods after the Latest Maturity Date (as of the date of the incurrence of such Incremental Term Loans) and (2) subject to clause (vi), pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless the Lenders under the then-outstanding Term Loans receive the benefit of such more restrictive terms; provided that in no event shall such Incremental Term Loans be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Term Loans;
(v)    such Incremental Term Loans shall not be subject to any Guarantee by any Person other than a Loan Party and shall not be secured by a Lien on any asset other than any asset constituting Collateral (except to the extent that any additional collateral security is added to the Collateral to secure, and additional guarantees are added for the benefit of, the then-outstanding Term Loans); and

(vi)    the All-In Yield applicable to any Incremental Term Loans shall be determined by the Borrowers and the applicable Lenders providing such Incremental Term Loans; provided that if the All-In Yield of any such Incremental Term Loans that are incurred prior to the date that is six months after the Closing Date exceeds the All-In Yield on any then-outstanding Term Loans (calculated in the same manner and after giving effect to any amendment to interest rate margins applicable to such outstanding Term Loans after the Closing Date but immediately prior to the time of the making of such Incremental Term Loans) by more than 0.50%, the applicable margins applicable to such outstanding Term Loans shall be increased to the extent necessary so that the yield on such Term Loans is 0.50% less than the All-In Yield on such Incremental Term Loans (it being agreed that any increase in yield to such outstanding Term Loans required due to the application of the Term SOFR Reference Rate or Alternate Base Rate floor on any Incremental Term Loans shall be effected solely through an increase in (or implementation of, as applicable) any Term SOFR Reference Rate or Alternate Base Rate floor applicable to such outstanding Term Loans).
The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrowers, the Administrative Agent and each Incremental Lender making such Incremental Commitment, in form and substance satisfactory to each of them; provided that if the terms of such Increase Joinder do not require the approval of the Administrative Agent pursuant to any other provision of this Agreement, then the Administrative Agent’s consent to the execution of such Increase Joinder will not be unreasonably withheld, conditioned or delayed. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.27. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to any Term Loans made pursuant to Incremental Commitments and this Agreement.
(d)    Making of New Term Loans. On any Increase Effective Date on which one or more Incremental Commitments becomes effective, subject to the satisfaction of the foregoing terms and conditions, each Incremental Lender holding such Incremental Commitment shall make an Incremental Term Loan to the Borrowers in an amount equal to its Incremental Commitment.
(e)    Equal and Ratable Benefit. The Incremental Term Loans and Incremental Commitments established pursuant to this Section 2.27 shall constitute Term Loans and Term Loan Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents.
Section 2.28    Extension of Term Loans
.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Extension Offer”), made from time to time by the Borrowers to all Lenders holding Term Loans with like maturity date, on a pro rata basis (based on the aggregate

Term Loan Commitments with like maturity date) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the scheduled maturity date with respect to all or a portion of any outstanding principal amount of such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loan Commitments) (each, an “Extension”, and each group of Term Loans, as so extended, as well as the original Term Loans not so extended, being a “tranche of Term Loans”, and subject to the last sentence of the definition of “Class” any Extended Term Loan shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied or waived:
(i)    no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders (the “Extension Offer Date”);
(ii)    except as to interest rates, fees, scheduled amortization payments of principal and final maturity (which shall be as set forth in the relevant Extension Offer), the Term Loan of any Lender that agrees to an Extension with respect to such Term Loan extended pursuant to an Extension Amendment (an “Extended Term Loan”), shall be a Term Loan with the same terms as the original Term Loans; provided that (1) the permanent repayment of Extended Term Loans after the applicable Extension shall be made on a pro rata basis with all other Term Loans, except that the Borrowers shall be permitted to permanently repay any such tranche of Term Loans on a better than a pro rata basis as compared to any other tranche of Term Loans with a later maturity date than such tranche of Term Loans, (2) assignments and participations of Extended Term Loans shall be governed by the same assignment and participation provisions applicable to Term Loans, (3) the relevant Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Extension Amendment (immediately prior to the establishment of such Extended Term Loans), (4) Extended Term Loans may have call protection as may be agreed by the Borrowers and the applicable Lenders of such Extended Term Loans, (5) no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier Term Loan Maturity Date are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans and (6) at no time shall there be Term Loans hereunder (including Extended Term Loans and any original Term Loans) which have more than five different maturity dates;
(iii)    all documentation in respect of such Extension shall be consistent with the foregoing;
(iv)    the Borrowers may amend, revoke or replace an Extension Offer at any time prior to the date on which Lenders under the tranche of Term Loans are requested to respond to the offer; and
(v)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers.
For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.

(b)    [Reserved].
(c)    With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.28, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Term Loans to be tendered, which shall be a minimum amount reasonably approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.28 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.
(d)    The consent of the Administrative Agent shall not be required to effectuate any Extension. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof), as applicable. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrowers as may be necessary in order to establish new tranches or sub-tranches or Classes in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches or Classes, in each case on terms consistent with this Section 2.28.
(e)    In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Term Loans hereunder, each Loan Party jointly and severally represents and warrants as follows:
Section 3.01    Organization and Authority
. Each of the Loan Parties (a) is duly organized or incorporated, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization or incorporation and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority under the laws of the jurisdiction of its organization or incorporation to effect the

Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.02    Air Carrier Status
. As of the date hereof, American is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. American holds or co-holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. American is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). American possesses or co-possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents of any Governmental Authority which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.03    Due Execution
. The execution, delivery and performance by each of the Loan Parties of each of the Transaction Documents to which it is a party:
(a)    are within the respective corporate, company or limited liability company powers of such Loan Party, have been duly authorized by all necessary corporate, company or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, memorandum and articles of association, by-laws or limited liability company agreement (or equivalent documentation) of such Loan Party, (ii) violate any applicable law (including, without limitation, the Exchange Act) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by a Loan Party which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on a Loan Party or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iv) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon any of the property of any of the Loan Parties other than the Liens granted pursuant to this Agreement or the other Loan Documents; and
(b)    do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) such as may be required in order to perfect and register the security interests and liens purported to be created by the Collateral Documents (including appropriate filings with the U.S. Patent and Trademark Office), (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Transaction Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party. This Agreement and the other Transaction Documents to which any Loan Party is a party, when delivered hereunder or thereunder, will be a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04    Statements Made
.
(a)    The written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10 K for 2020 of Parent and American filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2020, by Parent or American with the SEC (as amended), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward looking information the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time that such forward-looking information was prepared.
(b)    The Annual Report on Form 10-K of Parent and American most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of Parent or American filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not materially misleading.
Section 3.05    Financial Statements; Material Adverse Change
.
(a)    The audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2020, included in Parent’s Annual Report on Form 10-K for 2020 filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis as of such date and for such period (except that any unaudited consolidated financial statements are subject to normal year-end audit adjustments and the absence of footnotes).
(b)    Except as disclosed in Parent’s Annual Report on Form 10-K for 2020 or any subsequent report filed by Parent on Form 10-Q or Form 8-K with the SEC, since December 31, 2020, there has been no Material Adverse Change.
Section 3.06    Ownership of Subsidiaries
. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly owned, direct or indirect Subsidiary of Parent and (b) Parent owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.
Section 3.07    Liens

. There are no Liens of any nature whatsoever on any Collateral except for Permitted Liens.
Section 3.08    Use of Proceeds
. The proceeds of the Term Loans received on the Closing Date shall be used (a) to fund the Reserve Account, (b) to make the American Intercompany Loan (the proceeds of which may be used by American for any general corporate purposes), and (c) to pay transaction costs, fees and expenses as contemplated hereby and as referred to in Section 2.19.
Section 3.09    Litigation and Compliance with Laws
.
(a)    Except as disclosed in Parent’s Annual Report on Form 10-K for 2020 or any subsequent report filed by Parent on Form 10-Q or Form 8-K with the SEC since December 31, 2020, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Loan Parties, threatened against any Loan Party or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents, the IP Agreements, the Intercompany Agreement or the AAdvantage Agreements or, in any material respect, the rights and remedies of the Secured Parties under the Loan Documents or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10    [Reserved]
.
Section 3.11    [Reserved]
.
Section 3.12    Margin Regulations; Investment Company Act
.
(a)    No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Term Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)    No Loan Party is, or immediately after the making of the Term Loans will be, or is required to be, registered as an “investment company” under the 40 Act.

Section 3.13    [Reserved]
.
Section 3.14    Ownership of Collateral
.
(a)    Each Grantor has good title, leasehold, license or rights to use, all Collateral (other than Intellectual Property and data, which is addressed below in clause (b)) owned or purported to be owned by it that is material to the conduct of the business of such Grantor, in each case free and clear of all Liens other than Permitted Liens.
(b)    Except for Intellectual Property and data that is not material, individually or in the aggregate, to the conduct of the business of Loyalty Co or the AAdvantage Program, Loyalty Co has good title to all Intellectual Property and data that is Collateral owned or purported to be owned by it, in each case free and clear of all Liens other than Permitted Liens, subject to the filing of assignments at the applicable intellectual property office for Intellectual Property contributed directly or indirectly to Loyalty Co pursuant to the Contribution Agreements.
Section 3.15    Perfected Security Interests
. The Collateral Documents, taken as a whole, are effective to create in favor of the Master Collateral Agent or the Collateral Administrator, as applicable, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral as of the Closing Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), (b) the execution of Account Control Agreements, and (c) the appropriate filings with the United States Patent and Trademark Office are made, the Master Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings, registrations or recordations or upon the taking of the actions described in clauses (a), (b) and (c) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.15).
Section 3.16    Payment of Taxes
. Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed by it through the date hereof, except for such exceptions as would not individually or collectively result in a Material Adverse Effect, and has paid or caused to be paid when due all Taxes required to have been paid by it, except such Taxes as are being contested in good faith by appropriate proceedings or as would not, individually or collectively result in a Material Adverse Effect.
Section 3.17    Anti-Corruption Laws and Sanctions; OFAC; Compliance with Anti-Money Laundering Laws
.
(a)    None of the Loan Parties or any of their respective subsidiaries, nor, to the knowledge of any Loan Party, any director, officer, employee or agent acting on behalf of any Loan Party or any of their respective subsidiaries has materially violated in the past five years or is in material violation of (i) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (iii) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (iv) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. Each Loan Party has implemented compliance programs for purposes of (A) informing the appropriate officers and employees of such Loan Party and their respective subsidiaries of the Loan Parties’ policies to reasonably ensure compliance with the laws described under (i) through (iv) above, and (B) requiring such officers and employees to report to the Loan Parties any knowledge they may have of violations of the Loan Parties’ policies referred to above. No Loan Party will directly or indirectly use the proceeds of any Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for any purpose in breach of any laws described in clause (i) – (iv) above.
(b)    None of the Loan Parties or any of their respective subsidiaries or, to the knowledge of any Loan Party, any director, officer, agent, employee, affiliate or other person acting on behalf of any Loan Party or any of their respective subsidiaries is currently the subject of any U.S. sanctions administered by the U.S. federal government (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and no Loan Party will directly or knowingly indirectly use the proceeds of any Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by the U.S. federal government (including OFAC) in a manner that would constitute or give rise to a violation of any sanctions by any party hereto.
(c)    The operations of each Loan Party and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970 (31 U.S.C. 5311 et seq.), as amended by Title III of the Patriot Act, and the applicable anti-money laundering statutes of jurisdictions where the Loan Parties and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the any Loan Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any Loan Party, threatened.
Section 3.18    Schedule of the AAdvantage Agreements; Sole Intercompany Agreement

. Schedule 3.18 sets forth the name of each AAdvantage Agreement and each Material AAdvantage Agreement as of the Closing Date. After giving effect to any agreements, licenses or sublicenses terminated or cancelled on the Closing Date, other than the Intercompany Agreement, the American Intercompany Note, the Deeds of Undertaking, the IP Management Agreement and the IP Agreements provided to the Administrative Agent prior to the Closing Date, no Loan Party is party to any material agreement, license or sublicense with any other Loan Party governing the AAdvantage Program.
Section 3.19    Representations Regarding the AAdvantage Agreements
. With respect to each AAdvantage Agreement as of the Closing Date and on the date that an agreement is designated as a “AAdvantage Agreement” on Schedule 3.18 (solely in respect of such AAdvantage Agreement) pursuant to Section 5.17(j):
(a)    (i) each Loan Party that is a party to such AAdvantage Agreement had full legal capacity to execute and deliver such AAdvantage Agreement and (ii) (x) such AAdvantage Agreement is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations and (y) such AAdvantage Agreement is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset of the applicable Loan Party or its Subsidiaries;
(b)    to the knowledge of the Loan Parties, (i) no default by any party thereto exists and (ii) no party thereto is delinquent in payment of any other amounts required to be paid thereunder, in each case, that would reasonably be expected to result in a Material Adverse Effect;
(c)    such AAdvantage Agreement complies with, and will not violate, any applicable law except as would not reasonably be expected to result in a Material Adverse Effect;
(d)    except as disclosed to the Administrative Agent, such AAdvantage Agreements permit the Loan Parties to grant a security interest therein granted to the Master Collateral Agent pursuant to the Collateral Documents; and
(e)    as of the Closing Date, the Collateral includes American’s rights to receive payments under Material AAdvantage Agreements (other than the Intercompany Agreement).
Section 3.20    Compliance with IP Agreements
. Each Loan Party is in compliance in all material respects with the terms and conditions of each IP Agreement to which it is a party as of the Closing Date.
Section 3.21    Solvency
. As of the Closing Date, immediately after giving effect to the Borrowings on the Closing Date and the payment of all costs and expenses in connection therewith, the Loan Parties (taken as a whole) are Solvent.
Section 3.22    Intellectual Property
.

(a)Except as would not be reasonably expected to result in a Material Adverse Effect, Parent and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the AAdvantage Customer Data and all Trade Secrets of American and its Subsidiaries included in the AAdvantage Intellectual Property (and any material Trade Secrets owned by any Person to whom any Loan Party or any of its Subsidiaries has a confidentiality obligation with respect to the AAdvantage Program), as determined in their commercially reasonable business judgment. No material portion of the AAdvantage Customer Data, and no such material Trade Secrets have been disclosed by Parent or its Subsidiaries to any Person other than (i) pursuant to a written agreement restricting the disclosure and use thereof or (ii) AAdvantage Customer Data disclosed to members in the ordinary course of operating the AAdvantage Program. Except as would not be reasonably expected to result in a Material Adverse Effect, no current or former employee, contractor or consultant of Parent or its Subsidiaries or their Affiliates has any right, title or interest in or to any AAdvantage Intellectual Property. All Persons (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any material AAdvantage Intellectual Property for Parent or any of its Subsidiaries have assigned all right, title and interest in and to all such AAdvantage Intellectual Property pursuant to a valid and enforceable written contract or by operation of law.
(b)Following the contribution on the Closing Date of the AAdvantage Intellectual Property by American, directly or indirectly, to Loyalty Co pursuant to the Contribution Agreements, Parent and each of its Subsidiaries (other than Loyalty Co) would not be able to operate the AAdvantage Program in a manner materially consistent with the operation of the AAdvantage Program on the Closing Date, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program or Specified Minority Owned Program), without the rights granted to American with respect to such Intellectual Property under the IP Licenses.
Section 3.23    Privacy and Data Security
.
(a)    Except as would not be reasonably expected to result in a Material Adverse Effect, each applicable Loan Party maintains commercially reasonable privacy and data security policies. Except as would not be reasonably expected to result in a Material Adverse Effect, during the five (5) year period preceding the date hereof, each applicable Loan Party and each of its Subsidiaries and each of its Third Party Processors have been and, as of the date hereof, is in compliance with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Loan Party or such Subsidiary, and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including Data Protection Laws anywhere in the United States, the State of California, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.
(b)    Except as would not be reasonably expected to result in a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not cause any Loan Party to be in violation or breach of any policy of any Loan Party, law of the

United States or European Union or contractual agreement to which any Loan Party is a party, in each case with respect to Personal Data.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01    Conditions Precedent to Closing
. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent), subject in all respects to Section 4.03:
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent:
(i)    to the extent available in the applicable jurisdiction, (x) a certificate of the Secretary of State of the state of such entity’s incorporation or formation (other than in respect of any entity incorporated in the Cayman Islands), dated as of a recent date, as to the good standing of that entity and (y) a certificate of good standing issued by the Registrar of Companies dated as of a recent date in respect of each Loan Party incorporated, registered or formed in the Cayman Islands;
(ii)    a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, registration or formation and the memorandum and articles of association, by-laws or limited liability company or other operating agreement (as the case may be) (or equivalent constitutional documents) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members (or similar managing body) of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation, registration or formation (or equivalent constitutional documents) of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above (if applicable), and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer or similar authorized person of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and
(iii)    an Officer’s Certificate from the Borrowers certifying (A) as to the accuracy in all material respects of the representations and warranties of all of the Loan Parties set forth in the Loan Documents as though made on the Closing

Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date, immediately after giving effect to the Transactions) and (B) as to the absence of any Early Amortization Event or an Event of Default occurring and continuing on the Closing Date immediately after giving effect to the Transactions.
(b)    Term Loan Credit Agreement. Each party hereto (including each Borrower and each Guarantor) shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)    Security Agreements. The Loan Parties shall have duly executed and delivered to the Administrative Agent the Security Agreement, the American Security Agreement, each Cayman Share Mortgage in relation to shares in Loyalty Co, HoldCo 1 and HoldCo 2, and each of the IP Security Agreements, in each case in form and substance reasonably acceptable to the Administrative Agent and all financing statements reasonably requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent and required to grant an enforceable security interest in the applicable Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the UCC as enacted in all relevant jurisdictions, together with certificates, if any, representing the pledged Equity Interests accompanied by undated stock powers executed in blank to the extent required by the Security Agreement or the American Security Agreement.
(d)    Collateral Agency and Accounts Agreement. The Borrowers, the Collateral Administrator, the Depositary and the Master Collateral Agent shall have executed the Collateral Agency and Accounts Agreement.
(e)    Opinions of Counsel. The Administrative Agent, the Collateral Administrator and the Master Collateral Agent shall have received each of the following, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Administrator and the Master Collateral Agent:
(i)    a customary written opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, including a true contribution opinion and a non-conflict with certain contractual obligations opinion;
(ii)    a customary written opinion of Morrison & Foerster LLP, special New York counsel to the Loan Parties, including a non-conflict with respect to the Material AAdvantage Agreements (other than the Intercompany Agreement) opinion;
(iii)    a customary written opinion of Pillsbury Winthrop Shaw & Pittman LLP, special regulatory counsel to the Loan Parties;
(iv)    a customary written opinion of Walkers (Cayman) LLP, special Cayman Islands counsel to the Secured Parties, including as to non-consolidation of Loyalty Co, HoldCo 1, HoldCo 2 and American; and
(v)    a customary written opinion of Maples and Calder (Cayman) LLP, special Cayman Islands counsel to the Loan Parties.

(f)    Account Control Agreements. The Administrative Agent shall have received a fully executed copy of the Account Control Agreement with respect to the Payment Account and the Reserve Account.
(g)    Payment of Fees and Expenses. The Borrowers shall have paid to the Agents, the Joint Lead Arrangers and Bookrunners and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Sections 2.19, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP and Walkers) and the Collateral Administrator, the Collateral Custodian, the Master Collateral Agent and the Depositary (including reasonable attorneys’ fees of Seward & Kissel LLP) for which invoices have been presented at least two (2) Business Days prior to the Closing Date, or the Borrowers shall have authorized that such fees and expenses be deducted from the proceeds of the initial funding under the Term Loans.
(h)    Lien Searches. The Administrative Agent shall have received copies of (UCC, tax and judgment lien searches, in each case as of a recent date that name American, Loyalty Co and the other SPV Parties (under their current and any previous names used within the last five years) and in such offices and the states (or other jurisdictions) of formation of such Persons or in which the chief executive office of each such Person is located together with copies of the financing statements (or similar documents) disclosed by such search, in each case, accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) are in respect of a Permitted Lien.
(i)    [Reserved].
(j)    Representations and Warranties. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents executed and delivered on the date hereof or on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, immediately after giving effect to the Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects, as though made on and as of the applicable date, immediately after giving effect to the Transactions.
(k)    No Early Amortization Event or Event of Default. Immediately after giving effect to the Transactions, no Early Amortization Event or Event of Default shall have occurred and be continuing on the Closing Date.
(l)    Patriot Act. The Lenders shall have received at least three (3) days prior to the Closing Date all documentation and other information, including a Beneficial Ownership Certification, required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case that such Lenders shall have reasonably requested from any Loan Party in writing at least ten (10) days prior to the Closing Date.
(m)    Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of American certifying that as of the Closing Date, immediately after giving effect to the Borrowings on the Closing Date, the Loan Parties (taken as a whole) are Solvent.

(n)    Direction of Payment. American shall provide confirmation that a Direction of Payment has been delivered to a sufficient number of counterparties under AAdvantage Agreements to cause at least 90% of the AAdvantage Revenues to be directly deposited into the Collection Account.
(o)    Contribution Agreements. American shall provide copies of executed agreements evidencing the transfer to Loyalty Co of (i) all of American’s, HoldCo 1’s and HoldCo 2’s rights, title and interest in and to the AAdvantage Intellectual Property that it owns or purports to own (excluding the Composite Marks, the Specified Intellectual Property and the Madrid IP except as expressly provided in the Contribution Agreements), (ii) all of American’s, HoldCo 1’s and HoldCo 2’s rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the AAdvantage Program or any other customer loyalty miles program or any similar customer loyalty program (other than with respect to a Specified Minority Owned Program or a Permitted Acquisition Loyalty Program), and (iii) all of the Assigned AAdvantage Agreement Rights, in each case, pursuant to Contribution Agreements in form and substance reasonably satisfactory to the Administrative Agent.
(p)    Other Transaction Documents. The Administrative Agent shall have received a copy of each other Transaction Document required to be delivered on the Closing Date duly executed and delivered by each of the parties thereto.
(q)    Ratings. The Loan Parties shall have obtained ratings for the Term Loans from two (2) Rating Agencies (which Rating Agencies are acceptable to the Joint Lead Arrangers and Bookrunners in their reasonable discretion).
(r)    No Going Concern Qualification. The opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2020, included in Parent’s Annual Report on Form 10-K for 2020 filed with the SEC, shall not include a “going concern” qualification under GAAP.
(s)    Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.02    Conditions Precedent to Each Loan
. The obligation of the Lenders to make any Term Loans after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.
(b)    Representations and Warranties. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of the date such Term Loan is made, immediately before and after giving effect to Borrowing of such Term Loan, as though made on and as of such date (except to the extent any such representation or warranty expressly relate to a specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects, as though made on and as of the applicable date, immediately before and after giving effect to Borrowing of such Term Loan.
(c)    No Early Amortization Event or Event of Default. Immediately before and after giving effect to the Borrowing of such Term Loan on a pro forma basis, no Early Amortization Event or Event of Default shall have occurred and be continuing on the date such Term Loan is made.
(d)    No Going Concern Qualification. On the date of such Borrowing, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by Parent pursuant to Section 5.01(a) shall not include a “going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change.
The acceptance by the Borrowers of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Section 4.02 have been satisfied at that time.
Section 4.03    Conditions Subsequent
.
(a)Any assignment, pursuant to a Contribution Agreement, of AAdvantage Intellectual Property registered in the United States shall be filed in the applicable intellectual property office on or before the date that is thirty (30) days after the Closing Date (as extendable automatically for not more than thirty (30) days without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Borrowers); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree. Any assignment, pursuant to a Contribution Agreement, of AAdvantage Intellectual Property registered outside the United States shall be filed in the applicable intellectual property office on or before the date that is one hundred and eighty (180) days after the Closing Date (as extended automatically without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of applicable law or the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Borrowers); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree.
(b)On or before the date that is six (6) months after the Closing Date (or such later date as agreed by the Master Collateral Agent (acting at the direction of the Collateral

Controlling Party)), American shall segregate, compile and host, and thereafter American shall maintain, current and future AAdvantage Customer Data in a database (the “AAdvantage Customer Database”) separate from the database containing any data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Parent or any of its Subsidiaries (other than the AAdvantage Customer Data); provided that American is not required to segregate or remove copies of American Traveler Related Data contained in the AAdvantage Customer Database but copies of any such American Traveler Related Data contained in the AAdvantage Customer Database shall be subject to the Lien granted under the Collateral Documents over the AAdvantage Customer Database and American shall not have access to the AAdvantage Customer Database (including the copies of American Traveler Related Data contained therein) upon the termination of the licenses granted under any IP License (excluding the Madrid IP License). The proviso in the immediately preceding sentence shall not restrict or limit American’s rights with respect to American Traveler Related Data maintained on any database that is not the AAdvantage Customer Database. As between the parties, it is American’s responsibility to maintain a separate version of the American Traveler Related Data, but a failure by American to do so shall not be deemed a breach of this Agreement. The AAdvantage Customer Database shall be property of Loyalty Co and subject to the Lien granted under the Collateral Documents.
(c)[Reserved].
(d)Within one hundred and twenty (120) days after the Closing Date (as extended automatically for not more than sixty (60) days without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of events and conditions (e.g., natural disaster, pandemic) outside the control of the Borrowers; provided that such period may be extended to a later date as the Administrative Agent in its sole discretion may agree), the Loan Parties shall enter into a series of transactions that will result in, among other things: (i) pursuant to a series of Contribution Agreements, the transfer of the rights in the Madrid IP to an entity to be organized in Luxembourg as a wholly-owned subsidiary of American (“Madrid IP Lux Holdco”), (ii) the assignment by American, as licensor, of the Madrid IP License to Madrid IP Lux Holdco, (iii) the contribution of the equity of Madrid IP Lux Holdco to an entity to be organized in Luxembourg as a wholly-owned subsidiary of American (“Madrid IP Lux Holdco 2”), resulting in Madrid IP Lux Holdco becoming a wholly-owned subsidiary of Madrid IP Lux Holdco 2 and (iv) the contribution of the equity of Madrid IP Lux Holdco 2 to Loyalty Co, resulting in Madrid IP Lux Holdco 2 becoming a wholly-owned subsidiary of Loyalty Co (the “Madrid Protocol Holding Structure”). For the avoidance of doubt, all transfers of the Madrid IP and the assignment of the Madrid IP License as described above shall be subject to Permitted Liens.
Notwithstanding the foregoing or any provision herein or in any Transaction Document to the contrary, if, (a) at any time after the Closing Date, a Loan Party determines in its reasonable judgment that due to applicable law or a change in law (including, for the avoidance of doubt, any legislative or regulatory action or decision by any administrative or judicial body responsible for the administration of Taxes) implementation or maintenance of the Madrid Protocol Holding Structure has resulted or will result in any Loan Party or any of its

Subsidiaries incurring any material tax detriment (determined after taking into account the ability to utilize any foreign tax credit within the same tax year) that such Loan Party (or such Subsidiary) would not have incurred had the Madrid Protocol Holding Structure not been in place; and (b) American and the Administrative Agent reasonably conclude that there is another structure for holding the Madrid IP in a bankruptcy remote special purpose entity that is, or will contemporaneously with the effectiveness of the contemplated transactions become, a subsidiary of Loyalty Co (“Alternative Madrid SPV”) that would eliminate the material tax detriment described in the foregoing clause (a) without the incurrence of material costs, then upon notice to the Administrative Agent that the Madrid Protocol Holding Structure cannot be implemented or is required to be unwound for the foregoing reasons, the Loan Parties and their applicable Subsidiaries shall implement an alternative structure for the ownership and licensing of the Madrid IP (the “Alternative Madrid Structure”) in which, if applicable, the Madrid Protocol Holding Structure will be unwound and that will result in: (A) pursuant to existing or newly executed Contribution Agreements that are substantially similar to those existing on the Closing Date, the transfer of the Madrid IP and the Madrid IP License to Alternative Madrid SPV and (B) the filing of corresponding national trademark registrations in each Madrid Protocol Contracting State or Organization originally designated in each of International Registration Nos. 1240856, 1330760, 1321874 and 1321705 registered with the World Intellectual Property Organization; and if there is no feasible Alternative Madrid Structure that would eliminate the material tax detriment described in the foregoing clause (a), then (X) the Madrid IP and the Madrid IP License would be re-assigned to American as licensor and Loyalty Co would remain as licensee (the “Default Structure”); and (Y) corresponding national trademark registrations in each Madrid Protocol Contracting State or Organization originally designated in each of International Registration Nos. 1240856, 1330760, 1321874 and 1321705 registered with the World Intellectual Property Organization will be filed; provided that the Loan Parties shall exercise commercially reasonable efforts to take such actions to implement such Alternative Madrid Structure or Default Structure, as applicable, that are within the control of the Loan Parties within one hundred and eighty (180) days of providing such notice to the Administrative Agent (as extended automatically for not more than sixty (60) days without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of events and conditions (e.g., natural disaster, pandemic) outside the control of the Borrowers); and provided further, that that such period may be extended to a later date as the Administrative Agent in its sole discretion may agree. The actions taken by the Loan Parties to consummate the Madrid Protocol Holding Structure or the Alternative Madrid Structure, or if applicable the reversion to the Default Structure, consistent with this Section 4.03(d) shall be permitted under this Agreement and the other Loan Documents and, notwithstanding anything to the contrary in this Agreement or any other Loan Document, shall not constitute a violation of any other provision of this Agreement or any other Loan Document. Upon the request of the Administrative Agent, the Loan Parties shall provide the Administrative Agent information about the actions being taken by the Loan Parties to implement the Madrid Protocol Holding Structure or the Alternative Madrid Structure, or the reversion to the Default Structure, and such other information as the Administrative Agent shall reasonably request to be able to monitor compliance with this Section 4.03(d). If the Madrid Protocol Holding Structure is implemented, the Loan Parties will cause any registrations of AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization after the

Closing Date to be filed in the name of Madrid IP Lux Holdco (provided that no Loan Party has any obligation to file any such registrations). If the Alternative Madrid Structure is implemented, the Loan Parties will cause any registrations of AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization after the Closing Date to be filed in the name of Alternative Madrid SPV (provided that no Loan Party has any obligation to file any such registrations). Unless and until the Madrid Protocol Holding Structure or the Alternative Madrid Structure is implemented, the Loan Parties may only file registrations for AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization in the Ordinary Course of Business. Any registrations for AAdvantage Intellectual Property filed by the Loan Parties under the Madrid System of the World Intellectual Property Organization after the Closing Date will be added to the Madrid IP.
SECTION 5

AFFIRMATIVE COVENANTS
From the date hereof and for so long as the Term Loan Commitments remain in effect, the principal of or interest on any Term Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01    Financial Statements, Reports, Etc
. The Borrowers shall deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within (i) ninety (90) days after the end of each fiscal year, Parent’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, such consolidated financial statements of Parent to be audited for Parent by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (which opinion shall be unqualified as to scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system and (ii) one hundred eighty (180) days after the end of the fiscal year ending December 31, 2021, and within one hundred twenty (120) days after the end of each fiscal year thereafter, HoldCo 1’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of HoldCo 1 and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, such consolidated financial statements of HoldCo 1 to be audited for HoldCo 1 by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (which opinion shall be unqualified as to scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of HoldCo 1 and its Subsidiaries on a consolidated basis in accordance with GAAP;
(b)    Within (i) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, Parent’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, each certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system and (ii) ninety (90) days after the end of the fiscal quarter ending June 30, 2021 and thereafter within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, HoldCo 1’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of HoldCo 1 and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, each certified by a Responsible Officer of HoldCo 1 as fairly presenting in all material respects the financial condition and results of operations of HoldCo 1 and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    Within the time period under Section 5.01(a) above with respect to Parent, a certificate of a Responsible Officer of American certifying that, to the knowledge of such Responsible Officer, no Early Amortization Event or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such an Early Amortization Event or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)    On or prior to each Determination Date with respect to each Related Quarterly Reporting Period, an Officer’s Certificate demonstrating in reasonable detail compliance with (i) Section 6.08 as of the last day of the Related Quarterly Reporting Period and (ii) the Peak Debt Service Coverage Ratio Test as of the last day of the Related Quarterly Reporting Period;
(e)    No later than each Determination Date with respect to each Related Quarterly Reporting Period, a certificate of a Responsible Officer of American, (i) setting forth the name of each new AAdvantage Agreement entered into as of such date and each of the parties thereto, (ii) certifying compliance with deposit requirements with respect to such AAdvantage Agreements and (iii) certifying that Transaction Revenues representing 90% of all AAdvantage Revenues for such Quarterly Reporting Period were deposited directly into the Collection Account;
(f)    Promptly after the occurrence thereof, written notice of the termination of a Plan of Parent or an ERISA Affiliate pursuant to Section 4042 of ERISA to the extent such termination would constitute an Event of Default;
(g)    So long as any Term Loan Commitment or Term Loan is outstanding, promptly upon knowledge thereof by a Responsible Officer of a Borrower, notice in writing of any Default, Early Amortization Event or Event of Default and what action Loyalty Co, American, Parent and its Subsidiaries are taking or propose to take with respect thereto (with a copy to the Collateral Administrator and the Master Collateral Agent);
(h)    Promptly after a Responsible Officer of Parent or a Borrower obtains knowledge thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(i)    Subject to any confidentiality restrictions under binding agreements or limitations imposed by applicable law, a notice (which will be posted on a password protected website to which the Administrative Agent will have access to such notice (or which will otherwise be delivered to the Administrative Agent, including, without limitation, by electronic mail)) with respect to the occurrence of: (i) any material amendment, restatement, supplement, waiver or other material modification to any Material AAdvantage Agreement (with such notice posted or delivered, as applicable, promptly but in each case within thirty (30) days of the effectiveness of such material amendment, restatement, supplement, waiver or other material modification) and (ii) any termination, cancellation or expiration of a Material AAdvantage Agreement (with such notice posted or delivered, as applicable, as soon as reasonably practicable after such termination, cancellation or expiration); and
(j)    On each Determination Date, deliver a Payment Date Statement to the Administrative Agent, the Collateral Administrator and the Master Collateral Agent. The Administrative Agent may, prior to the related Payment Date, provide notice to the Borrowers, the Collateral Administrator and the Master Collateral Agent of any information contained in the Payment Date Statement that the Administrative Agent believes to be incorrect. If the Administrative Agent provides such a notice, the Borrowers shall use their reasonable efforts to resolve the discrepancy and provide an updated Payment Date Statement on or prior to the related Payment Date. If the discrepancy is not resolved and a replacement Payment Date Statement is not received by the Collateral Administrator prior to the payment of Available Funds on the related Payment Date pursuant to Section 2.10(b), and it is later determined that the information identified by the Administrative Agent as incorrect was in fact incorrect and such error resulted in a party receiving a smaller distribution on the Payment Date than they would have received had there not been such an error, then the Borrowers shall indemnify such party for such shortfall. For the avoidance of doubt and, notwithstanding anything to the contrary herein or in any other Loan Document, the Collateral Administrator and the Administrative Agent shall have no obligation to inquire into, investigate, verify or perform any calculations in connection with a Payment Date Statement or, in the case of the Collateral Administrator, notice from the Administrative Agent in respect of the same; it being understood and agreed that the Administrative Agent and the Collateral Administrator shall be entitled to conclusively rely, and shall not be liable for so relying, on the Payment Date Statement last received by it on or prior to each Payment Date and the Administrative Agent and the Collateral Administrator shall have no obligation, responsibility or liability in connection with any indemnification payment of the Borrowers pursuant to the immediately preceding sentence.
Any certificate to be delivered under this Section 5.01 may, at any Borrower’s option, be combined with any other certificate to be delivered under this Section 5.01 within the same time period.
In no event shall the Administrative Agent be entitled to inspect, receive and make copies of materials, (i) except in connection with any enforcement or exercise of remedies, (A) that constitute non-registered AAdvantage Intellectual Property, non-financial Trade Secrets (including the AAdvantage Customer Data) or non-financial proprietary information, or (B) in respect of which disclosure to the Administrative Agent, the Collateral Administrator or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) (including, but not limited to, copies of any AAdvantage Agreements or any information thereof) or (ii) that are subject to attorney client or similar privilege or constitute attorney work product or constitute Excluded Intellectual Property or an AAdvantage Agreement. The Borrowers agree to provide copies of any notices or any deliverables given or received under the Collateral Agency and Accounts

Agreement to the Administrative Agent, including any notice or deliverable required to be provided to the Senior Secured Debt Representatives.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Syndtrak website on the Internet at http://syndtrak.com. Information required to be delivered pursuant to this Section 5.01 by any Loan Party shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which Loyalty Co provides written notice to the Administrative Agent that such information has been posted on American’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by Loyalty Co to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by a Loan Party as “PUBLIC”, (ii) such notice or communication consists of copies of any Loan Party’s public filings with the SEC or (iii) such notice or communication has been posted on American’s general commercial website on the Internet, as such website may be specified by Loyalty Co to the Administrative Agent from time to time.
Delivery of reports, information and documents to the Collateral Administrator is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Loan Party’s or any other Person’s compliance with any of its covenants under this Agreement or any other Loan Document. The Collateral Administrator shall have no liability or responsibility for the content, filing or timeliness of any report or other information delivered, filed or posted under or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereunder or thereunder. For the avoidance of doubt, the Collateral Administrator shall have no duty to monitor or access any website of a Loan Party or any other Person referenced herein, shall not have any duty to monitor, determine or inquire as to compliance or performance by any Loan Party or any other Person of its obligations under this Section 5.01 or otherwise and the Collateral Administrator shall not be responsible or liable for any Loan Party’s or any other Person’s non-performance or non-compliance with such obligations.
Section 5.02    Taxes
. Each Loan Party shall pay, and shall cause each of its Subsidiaries to pay, all material taxes, assessments and governmental levies imposed or assessed on any of them or any of their assets before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings or (ii) the failure to effect such payment of which are not reasonably be expected to have, individually or collectively, a Material Adverse Effect.
Section 5.03    [Reserved]
.
Section 5.04    Corporate Existence
. Each Loan Party shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(a)    its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational and/or constitutional documents (as the same may be amended from time to time) of such Loan Party or any such Restricted Subsidiary; and
(b)    the rights (charter and statutory) and material franchises of each Loan Party and its Restricted Subsidiaries; provided that no Loan Party shall be required to preserve any such right or franchise, or the corporate, partnership or other existence of such Loan Party (other than an SPV Party) or any of its Restricted Subsidiaries (other than an SPV Party), if a Responsible Officer of American or Parent shall, in such officer’s reasonable judgment, determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.04 or Section 6.10(b).
Section 5.05    Compliance with Laws
. Each Loan Party shall comply, and cause each of its Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.06    Designation of Restricted and Unrestricted Subsidiaries
.
(a)    Parent may designate any Restricted Subsidiary of it (other than any Borrower or SPV Party) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 6.01 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b)    Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be permitted only if no Default or Event of Default would be in existence following such designation.
(c)    In connection with the designation of an Unrestricted Subsidiary as provided in Section 5.06(a), (x) such designated Unrestricted Subsidiary shall be released from its Guarantee of the Obligations and (y) any Liens on such designated Unrestricted Subsidiary and any of the Collateral of such designated Unrestricted Subsidiary shall be released.
Section 5.07    Contribution of AAdvantage Intellectual Property
. American shall contribute Intellectual Property and data to Loyalty Co pursuant to the Contribution Agreements from time to time so that at all times Parent and its Subsidiaries (other than Loyalty Co) would not be able to operate the AAdvantage Program in a manner materially consistent with the operation of the AAdvantage Program at such time, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program or Specified Minority Owned Program), without the rights granted to American with respect to such Intellectual Property under the IP Licenses; provided that, for the avoidance of doubt, American shall not be required to so contribute any Airlines Business Intellectual Property or sublicense any Intellectual Property owned by any non-Affiliate third party.
Section 5.08    Special Purpose Entity
. Other than as required or permitted by the Transaction Documents or the AAdvantage Agreements, the SPV Parties have not and shall not:
(a)    engage in any business or activity other than (i) the purchase, receipt, management and sale of Collateral and Excluded Property; provided that in no event shall any SPV Party purchase, receive, manage or sell real property, (ii) the transfer and pledge of Collateral pursuant to the terms of the Collateral Documents and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (iii) the entry into and the performance under the Transaction Documents and AAdvantage Agreements to which it is a party and the Priority Lien Debt Documents and Junior Lien Debt Documents and (iv) such other activities as are incidental to the foregoing clauses (i) through (iii);
(b)    acquire or own any material assets other than (i) the Collateral and Excluded Property; provided that in no event shall any SPV Party acquire or own real property, or (ii) incidental property as may be necessary or desirable for the operation of any SPV Party and the performance of its obligations under the Transaction Documents and AAdvantage Agreements to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(c)    except as permitted by this Agreement (i) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, or (ii) change its legal structure (except in connection with a Permitted SPV Reorganization), or jurisdiction of incorporation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Discharge of Senior Secured Debt Obligations;

(d)    except as otherwise permitted under Section 5.08(c), fail to preserve its existence as an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(e)    form, acquire or own any Subsidiary, own any Equity Interests in any other entity, or make any Investment in any Person other than to the extent permitted in its memorandum and articles of association and the Loan Documents (it being understood that each SPV Party shall only be permitted to form and thereafter own one or more Subsidiaries that are each SPV Parties or will become SPV Parties upon satisfaction of the requirements set forth in clauses (4), (5) and (6) of the proviso in the definition of “Permitted Loyalty Subsidiary” within the time periods set forth in Section 5.17(l));
(f)    except as contemplated in the Senior Secured Debt Documents, commingle its assets with the assets of any of its Affiliates, or of any other Person;
(g)    incur any Indebtedness other than (i) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all or a portion of the Term Loans owed to the Lenders and a termination of all the Term Loan Commitments, (ii) any other Priority Lien Debt, (iii) any Junior Lien Debt and (iv) ordinary course contingent obligations under or any terms thereof related to the AAdvantage Agreements (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);
(h)    become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due in the ordinary course of business;
(i)    fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;
(j)    enter into any contract or agreement with any Person, except (i) the Transaction Documents to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (ii) organizational documents, (iii) AAdvantage Agreements or other co-branding, partnering or similar agreements, (iv) agreements between any SPV Party and American and/or its Subsidiaries substantially consistent with American’s arrangements with its other Subsidiaries that (I) terminate upon such SPV Party ceasing to be a Subsidiary of American, (II) do not involve the payment of cash to or from such SPV Party, (III) are entered into for the primary purpose of managing the transfer and processing of data among the parties thereto and (IV) contain non-petition and nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement, (v) intercompany loans from Loyalty Co to American permitted under Section 6.01, or (vi) other contracts or agreements that (x) are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s length basis with third parties other than such Person, (y) contain non-petition covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement and (z) contain nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement;
(k)    seek its dissolution or winding up in whole or in part;
(l)    fail to use commercially reasonable efforts to correct promptly any material known misunderstandings regarding the separate identities of any SPV Party, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;
(m)    except pursuant to the Transaction Documents and AAdvantage Agreements, the Priority Lien Debt Documents and the Junior Lien Debt Documents, guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person;

(n)    fail, in any material respect, either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (i) to mislead others as to the identity of the Person with which such other party is transacting business, or (ii) to suggest that it is responsible for the Indebtedness of any third party (including any of its principals or Affiliates (other than as contemplated or required pursuant to the Transaction Documents or AAdvantage Agreements));
(o)    fail, to the extent of its own funds (taking into account the requirements in the Transaction Documents and AAdvantage Agreements), to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(p)    [reserved];
(q)    fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the SPV Parties’ assets may be included in a consolidated financial statement of its Affiliates so long as (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the SPV Parties from such Person and to indicate that the SPV Parties’ assets and credit are not available to satisfy the Indebtedness and other obligations of such Person or any other Person except for Indebtedness incurred and other obligations pursuant to the Loan Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents and (ii) such assets shall also be listed on the SPV Parties’ own separate balance sheet (in each case, subject to clause (y) below);
(r)    fail to pay its own separate liabilities and expenses only out of its own funds (other than as contemplated under any Director Services Agreement);
(s)    maintain, hire or employ any individuals as employees; provided that the SPV Parties are not prohibited or limited in any manner from having directors and officers;
(t)    acquire the obligations or securities issued by its Affiliates or members (other than (i) any equity interests of another SPV Party that is a Subsidiary of such SPV Party, (ii) Madrid SPV or in connection with implementation of the Madrid Protocol Holding Structure or an Alternative Madrid Structure or (iii) intercompany loans permitted under Section 6.01);
(u)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;
(v)    pledge its assets to secure the obligations of any other Person other than pursuant to the Loan Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(w)    fail to satisfy the requirements of Section 5.09;
(x)    (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy, winding up or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, provisional liquidator, assignee, trustee, sequestrator, collateral agent or any similar official for any SPV Party, (v) make any general assignment for the benefit of any SPV Party’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action to approve any of the foregoing; or

(y)    fail to file its own tax returns separate from those of any other Person, except to the extent that any SPV Party is treated as a disregarded entity for U.S. federal and applicable state and local income tax purposes or except as otherwise required by law.
Section 5.09    SPV Party Independent Directors
. No SPV Party shall fail for five (5) consecutive Business Days to have the Required Number of Independent Directors (or 30 days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period). Each SPV Party agrees that no vote for a “Material Action” (as defined in the Specified Organization Document of such SPV Party) shall be held unless such SPV Party has the Required Number of Independent Directors at such time, all of the Required Number of Independent Directors are present for such vote and the affirmative vote of all Independent Directors is required for such SPV Party to take such “Material Action.”
Section 5.10    Regulatory Matters; Utilization
. American will:
(a)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold or co-hold a certificate under Section 41102(a)(1) of Title 49; and
(b)    maintain at all times its status at the FAA as an “air carrier” and hold or co-hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14.
Section 5.11    Collateral Ownership
. Subject to the provisions described (including the actions permitted) under Section 6 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 5.12    [Reserved]
.
Section 5.13    Guarantors; Grantors; Collateral
.
(a)    Parent shall take, and cause each Subsidiary to take, such actions as are necessary in order to ensure that the obligations of the Loan Parties hereunder and under the other Loan Documents are guaranteed by all Guarantors. If (x) Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary or a Permitted Loyalty Subsidiary after the Closing Date or (y) Parent, in its sole discretion, elects to cause a Domestic Subsidiary that is not a Guarantor to become a Guarantor, then Parent will promptly cause such Domestic Subsidiary or Permitted Loyalty Subsidiary to guarantee the Guaranteed Obligations and become a Guarantor by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B; provided, that any Domestic Subsidiary that constitutes an

Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until (1) 30 Business Days after such time as it ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or (2) such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(b)    If any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary on the Closing Date ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or at such time as it guarantees, or pledges any property or assets to secure, Obligations hereunder, then Parent will promptly cause such Domestic Subsidiary to guarantee the Guaranteed Obligations and become a Guarantor by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B within 30 Business Days after such time as it ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(c)    Notwithstanding the provisions in Section 5.13(a) and 5.13(b), no Regional Airline shall be required to become a Guarantor hereunder at any time. A Regional Airline may become a Guarantor at the sole discretion of American.
(d)    Parent, American and Loyalty Co shall, in each case at their own expense, (A) cause each Subsidiary of any SPV Party to become a Grantor and to become a party to the Security Agreement and each other applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of the Loan Documents, (B) promptly execute and deliver (or cause such Grantor to execute and deliver) to the Administrative Agent, the Collateral Administrator and the Master Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 6.06 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent, as applicable, on such assets of any Grantor to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent or the Master Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens (it being understood that only American and the SPV Parties shall be required to become Grantors and pledge their respective Collateral) and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, the Master Collateral Agent, the Collateral Administrator and the Depositary, a customary written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to Parent or such Grantor, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.
Section 5.14    Access to Books and Records
.
(a)    Each Loan Party will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Loan Parties.

(b)    Each Loan Party will permit, to the extent not prohibited by applicable law or contractual obligations (including all confidentiality obligations set forth in the AAdvantage Agreements), any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to any Loan Party and not more than once per fiscal year, to (x) visit and inspect the Collateral (excluding the AAdvantage Agreements), (y) examine its books and records (excluding the AAdvantage Agreements) and (z) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours (it being understood that a representative of American will be present); provided that if an Event of Default has occurred and is continuing, the Loan Parties shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately); provided, further, that with respect to Collateral and matters relating thereto, the rights of Administrative Agent and the Lenders under this Section 5.14 shall be limited to the following: upon the request of the Administrative Agent, the applicable Grantor will permit the Administrative Agent or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to (x) visit during normal business hours its offices and sites and (y) inspect any documents (excluding the AAdvantage Agreements) relating to (i) the existence of such Collateral, (ii) with respect to Collateral, the condition of such Collateral, and (iii) the validity, perfection and priority of the Liens on such Collateral, and to discuss such matters with its officers, except to the extent the disclosure of any such document or any such discussion would result in the applicable Grantor’s violation of its contractual (including all confidentiality obligations set forth in the AAdvantage Agreements) or legal obligations. All confidential or proprietary information obtained in connection with any such visit, inspection or discussion shall be held confidential by the Administrative Agent and each agent or representative thereof and shall not be furnished or disclosed by any of them to anyone other than their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any Governmental Authority. None of Parent or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Section 5.14 (i) except after the occurrence of an Event of Default and of the exercise of remedies hereunder, that constitutes non-registered AAdvantage Intellectual Property, non-financial Trade Secrets (including the AAdvantage Customer Data) or non-financial proprietary information, including the AAdvantage Agreements, (ii) in respect of which disclosure to Administrative Agent or any Lender (or their respective designees or representatives) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder), (iii) that is Excluded Intellectual Property or an AAdvantage Agreement, or (iv) that is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.15    Further Assurances
.
(a)    In each case, subject to the terms, conditions and limitations in the Loan Documents, each Loan Party shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or that the Master Collateral Agent or the Collateral Administrator may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, in each case to the extent required under this Agreement or the Collateral Documents. For the avoidance of doubt, the requirements of this Section 5.15(a) shall not create any obligation of the Loan Party to provide any AAdvantage Agreements (or copies thereof), or disclose any information therein that is not otherwise disclosed on the Closing Date.
(b)    Promptly following the entry by Parent or any of its Subsidiaries into any AAdvantage Agreements after the Closing Date (or, in the case of an agreement that previously was a Retained Agreement that becomes an AAdvantage Agreement, upon such agreement becoming an AAdvantage Agreement), Loyalty Co will deliver to the Administrative Agent an executed Direction of Payment.
(c)    Promptly after the date upon which it is permissible to transfer and assign any Specified Intellectual Property, the Loan Parties shall, if such Specified Intellectual Property is not transferred and assigned pursuant to an existing Contribution Agreement or an amendment thereto, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required and advisable, and take all further actions that may be required or advisable under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Loan Parties’ right, title and interest in and to such Specified Intellectual Property to Loyalty Co, and shall promptly provide the Administrative Agent and the Master Collateral Agent copies of any such documents.
Section 5.16    Maintenance of Rating
. The Loan Parties shall use commercially reasonable efforts to cause the Term Loans to be continuously rated (but not any specific rating) by the two (2) Rating Agencies that initially rated the Term Loans. The Loan Parties shall make commercially reasonable efforts to provide such Rating Agencies (at American’s sole expense) such reports, records and documents as each shall reasonably request to monitor or affirm such ratings, except to the extent the disclosure of any such document or any such discussion would result in the violation of any Loan Party’s contractual (including all confidentiality obligations set forth in the AAdvantage Agreements) or legal obligations; provided that the Loan Parties’ failure to obtain such a rating after using commercially reasonable efforts shall not constitute an Event of Default.
Section 5.17    AAdvantage Program; AAdvantage Agreements
.
(a)    Each Loan Party (as applicable) agrees to honor Miles according to the policies and procedures of the AAdvantage Program except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(b)    Each Loan Party shall take any action permitted under the AAdvantage Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the AAdvantage Agreements, (ii) perform its obligations under the AAdvantage Agreements and (iii) cause the applicable counterparties to perform their obligations under the related AAdvantage Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Loan Parties in accordance with the terms thereof in each case except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(c)    The Loan Parties shall not substantially reduce the AAdvantage Program business or modify the terms of the AAdvantage Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.

(d)    Parent shall not and shall not permit any of its Subsidiaries to change the policies and procedures of the AAdvantage Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(e)    No Loan Party shall, or shall permit any of its Subsidiaries to, establish, create, or operate any Loyalty Program, other than a Permitted Acquisition Loyalty Program or a Specified Minority Owned Program, unless substantially all (i) such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), (ii) accounts in which such cash payments are deposited, (iii) Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Loyalty Program), and (iv) material third-party co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program are transferred to and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (except to the extent such revenues or assets constitute Excluded Property), subject to Permitted Liens; provided that, for the avoidance of doubt, nothing shall prohibit Parent or any of its Subsidiaries from offering and providing discounts or other incentives for travel or carriage on American or any of the oneworld partners (or, in the case of, American’s AirPass program, Business Extra program and ConciergeKey program, from offering and providing other goods and services) to (A) any Person that is not a natural person or (B) members of American’s AirPass program, Business Extra program and ConciergeKey program so long as no Currency is provided to such members other than Miles or, in the case of members of the Business Extra program that are Persons other than natural persons, the Currency of the Business Extra program.
(f)    The Loan Parties agree that, with respect to each AAdvantage Agreement entered into after the Closing Date that would be an AAdvantage Agreement and not a Retained Agreement at such time, (i) Loyalty Co shall either be (A) party to such AAdvantage Agreement and have right to enforce the terms of such AAdvantage Agreement pursuant to the terms thereof or (B) an express third party beneficiary of such AAdvantage Agreement, including the express right to enforce the terms of such AAdvantage Agreement, pursuant to the terms thereof and (ii) such AAdvantage Agreement shall (x) provide that payment made by the counterparty thereunder shall be made to Loyalty Co and deposited directly into the Collection Account and (y) permit Loyalty Co to grant a Lien on such AAdvantage Agreement to secure the Obligations; provided, that the foregoing shall not apply to any renewals, extensions or modifications of Closing Date AAdvantage Agreements as long as commercially reasonable efforts (as determined by American) have first been made to have Loyalty Co be a party to (or an express third party beneficiary of) such renewed, extended or modified agreement; provided further that in no event shall American be required to pay or provide concessions to a counterparty of such a renewed, extended or modified Closing Date AAdvantage Agreement in order to have Loyalty Co added as a party to such agreement (or an express third party beneficiary thereof). In the event that the Barclays Co-Branded Agreement or the Citi Co-Branded Agreement is renewed, extended or modified, American and Loyalty Co shall ensure that the applicable Co-Branded Consent is effective with respect to such renewed, extended or modified agreement.
(g)    American shall assign all of its Assigned AAdvantage Agreement Rights with respect to each AAdvantage Agreement to Loyalty Co. The Loan Parties shall, if any such Assigned AAdvantage Agreement Rights with respect to any AAdvantage Agreement is not assigned pursuant to an existing Contribution Agreement, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required, and take all further actions that may be required under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Loan Parties’ Assigned AAdvantage Agreement Rights to Loyalty Co, and shall promptly provide the Administrative Agent and the Master Collateral Agent copies of any such documents.
(h)    Notwithstanding anything to the contrary, with respect to any Permitted Acquisition Loyalty Program, each Loan Party shall be permitted to undertake any of the following actions at any time after such actions are permitted under the Material AAdvantage Agreements and applicable law:
(i)terminate the Permitted Acquisition Loyalty Program;
(ii)merge and consolidate the Permitted Acquisition Loyalty Program into the AAdvantage Program; or
(iii)cause all or part of the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) to be pledged as Collateral.
(i)    For the avoidance of doubt, (i) until it is merged into or consolidated with the AAdvantage Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis, any Permitted Acquisition Loyalty Program shall not be deemed part of the AAdvantage Program, its co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements, shall not constitute AAdvantage Agreements, and its customer data shall not constitute AAdvantage Customer Data and (ii) following a merger or consolidation of such Permitted Acquisition Loyalty Program into the AAdvantage Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (subject to Permitted Liens), (A) none of the restrictions described in the definition of “Permitted Acquisition Loyalty Program” will continue to apply to the merged program, (B) the co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program shall become AAdvantage

Agreements (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and (C) to the extent not effected pursuant to such merger or consolidation, American shall promptly cause such Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees), accounts in which such payment in cash are deposited, Intellectual Property and member data related to such Permitted Acquisition Loyalty Program (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program), all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program and all other assets of such Permitted Acquisition Loyalty Program to be transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and be pledged as Collateral pursuant to the Collateral Documents.
(j)    Each Loan Party agrees that if, as of any Determination Date, the aggregate amount of payments in cash attributable to the Retained Agreements for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date) are greater than or equal to 7.0% of the AAdvantage Revenues for such period, (i) American shall promptly transfer (or cause to be transferred) its Assigned AAdvantage Agreement Rights with respect to one or more Retained Agreements to Loyalty Co such that the aggregate amount of payments in cash produced by the Retained Agreements not so transferred is less than 7.0% of the AAdvantage Revenues in such period (on a pro forma basis) and shall deliver updates to Schedule 3.18 to list such transferred agreement(s) as AAdvantage Agreement(s) and (ii) upon the effectiveness of such transfer, such Retained Agreement(s) shall become AAdvantage Agreement(s); provided that, in the case of any airline-to-airline frequent flyer program agreement that was previously a Retained Agreement and subsequently becomes an AAdvantage Agreement, such airline-to-airline frequent flyer program may be re-designated as a Retained Agreement and released from the Collateral so long as after giving effect to such release and re-designation, the aggregate amount of revenues of the Retained Agreements is less than 7.0% (on a pro forma basis) for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date).
(k)    Loyalty Co shall have the exclusive right to issue Miles in connection with the AAdvantage Program (including any Miles purchased by American, AAdvantage Program members or any other third parties pursuant to AAdvantage Agreements, Retained Agreements, American Airline Business Agreements or otherwise from Loyalty Co, American or any of its Affiliates). Neither American nor any of its Affiliates (other than Loyalty Co) shall issue or create Miles. American shall purchase Miles from Loyalty Co in order to comply with its obligations under the AAdvantage Agreements, Retained Agreements and American Airline Business Agreements. Loyalty Co shall issue Miles purchased by American in accordance with the Intercompany Agreement. The sale, transfer and redemption of Miles between Loyalty Co and American shall be governed solely by the Intercompany Agreement.
(i)    In connection with the transactions contemplated by clauses (e) and/or (i) of this Section 5.17, any SPV Party may form a Permitted Loyalty Subsidiary; provided that such Permitted Loyalty Subsidiary satisfies the requirements set forth in the definition of “Permitted Loyalty Subsidiary” within thirty (30) days after the formation of such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion) and Loyalty Co provides written notice to the Administrative Agent designating such Subsidiary as a “Permitted Loyalty Subsidiary” and an “SPV Party”.
(j)    Parent shall not enter into, be party to or otherwise obtain any rights under any AAdvantage Agreement.
Section 5.18    Reserve Account
.
(a)    Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co, for the purpose of holding a minimum balance of not less than the Reserve Account Required Balance (such account, the “Reserve Account”). The Reserve Account shall be subject at all times to an Account Control Agreement. So long as the Collateral Custodian has not been notified by the Administrative Agent or any Borrower that an Event of Default has occurred and is continuing, then the Collateral Custodian shall, at the written direction of either Borrower from time to time cause the funds held in the Reserve Account, from time to time, to be invested in one or more Cash Equivalents selected by such Borrower (which Cash Equivalents shall at all times be subject to the Lien created hereunder); provided that in no event shall the Collateral Custodian: (i) have any responsibility whatsoever as to the validity or quality of any Cash Equivalent (or for determining whether any investment made qualifies under the definition of “Cash Equivalent”), (ii) be liable for the selection of Cash Equivalents or for investment losses incurred thereon or in respect of losses incurred as a result of the liquidation of any Cash Equivalent before its stated maturity pursuant to this Section 5.18 or the failure of a Borrower to provide timely written investment direction or (iii) have any obligation to invest or reinvest any such amounts in the absence of such investment direction. Following the Collateral Custodian’s receipt of written notice from the Administrative Agent or from a Borrower that an Event of Default has occurred and is continuing, the Collateral Administrator shall cease making or renewing such Investments and funds on deposit in the Reserve Account shall thereafter remain uninvested. The Collateral Custodian shall not have any obligation to invest or reinvest the funds held in the Reserve Account on any day to the extent that the Collateral Custodian has not received investment instruction on or prior to 11:00 a.m. (New York time) on such day. Notwithstanding anything in this Agreement to the contrary, in no event shall any Borrower direct any investment in any such Cash Equivalent that will mature later than the Business Day before the next occurring Payment Date. It is agreed and understood that the entity serving as the Collateral Administrator or the Collateral Custodian may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Collateral Administrator or the Collateral Custodian be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Collateral Administrator, the Collateral Custodian or their respective affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Administrator’s or the Collateral Custodian’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. All income from such Cash Equivalents shall be retained in the Reserve Account, subject to release as permitted by this Agreement. All investments in such Cash Equivalents shall be at the risk of Loyalty Co. All income from Cash Equivalents in the Reserve Account shall be taxable to Loyalty Co (or its regarded parent entity), and the Collateral Custodian shall prepare and timely distribute to American or Loyalty Co, as applicable, Form 1099 or other appropriate U.S. federal and state income tax forms with respect to such income.
(b)    As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Collateral Administrator for the benefit of the Secured Parties a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to the Reserve Account, (i) all funds held in the Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (ii) all Investments from time to time of amounts in the Reserve Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Administrator or any Secured Party or any assignee or agent on behalf of the Collateral Administrator or any Secured Party in substitution for or in addition to any of the then existing Collateral in the Reserve Account, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Reserve Account.
(c)    The Borrowers hereby acknowledge and agree that: (i) the Collateral Administrator shall be the only Person that has a right to withdraw from the Reserve Account and (ii) the funds on deposit in the Reserve Account shall at all times continue to be Collateral security for the benefit of the Secured Parties and shall not be subject to any Lien other than a Lien benefiting the Collateral Administrator on behalf of the Secured Parties.
(d)    If, on any Determination Date, the amount on deposit in the Reserve Account exceeds the Reserve Account Required Balance for the related Payment Date, Loyalty Co shall be entitled to request the Collateral Administrator by notice in writing (which may be the Payment Date Statement) to transfer such excess amounts in the Reserve Account to the Collection Account on the related Allocation Date. In such circumstances, the Collateral Administrator shall promptly direct the Collateral Custodian to wire such excess amounts from the Reserve Account to the Collection Account.
(e)    If, on any Determination Date, Available Funds for the related Payment Date will not be sufficient to pay in full the amounts due pursuant to clauses (i), (ii) and (iii) of Section 2.10(b) on the related Payment Date, Loyalty Co shall request by notice in writing (which may be the Payment Date Statement) to the Collateral Administrator that the Collateral Administrator, on or prior to the related Payment Date, transfer amounts in the Reserve Account to the Payment Account to the extent necessary so that Available Funds on the related Payment Date will be sufficient to pay such amounts on the related Payment Date. In such circumstances, the Collateral Administrator shall promptly direct the Collateral Custodian to wire such amounts from the Reserve Account to the Payment Account.
(f)    Loyalty Co will at all times maintain a minimum balance of not less than the Reserve Account Required Balance in the Reserve Account (for the avoidance of doubt, except to the extent a lesser balance is maintained during the period from (and including) any Allocation Date to the time at which funds are distributed in accordance with Section 2.10(b) on the related Payment Date as a result of funds being remitted from the Reserve Account to the Payment Account in accordance with the Loan Documents).

(g)    In the event that (A) a Responsible Officer of a Borrower obtains actual knowledge that the Collateral Custodian shall no longer have the deposit rating necessary for the Reserve Account to be an Eligible Deposit Account or (B) a Borrower receives notice from the Administrative Agent of such deposit rating change, Loyalty Co shall provide prompt written notice to the Collateral Administrator and the Administrative Agent and, within thirty (30) days (as may be extended by the Collateral Administrator (acting at the direction of the Administrative Agent)) of obtaining such knowledge or receiving such notice, move the Reserve Account to a new depositary institution pursuant to Section 8.05(d).
Section 5.19    Payment Account
.
(a)    Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co, for the purpose of holding amounts allocated to the Term Loans pursuant to the terms hereof (such account, the “Payment Account”). The Payment Account shall be subject at all times to an Account Control Agreement. Funds on deposit in the Payment Account shall be uninvested.
(b)    As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Collateral Administrator for the benefit of the Secured Parties a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to (i) the Payment Account, (ii) all funds held in the Payment Account, and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (iii) all Investments from time to time of amounts in the Payment Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Administrator or any Secured Party or any assignee or agent on behalf of the Collateral Administrator or any Secured Party in substitution for or in addition to any of the then existing Collateral in the Payment Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Payment Account.
(c)    Each Loan Party hereby acknowledges and agrees that: (i) at all times, the Collateral Administrator shall be the only Person that has a right to withdraw funds from the Payment Account and (ii) the funds on deposit in the Payment Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Collateral Administrator on behalf of the Secured Parties.
(d)    In the event that (A) a Responsible Officer of a Borrower obtains actual knowledge that the Collateral Custodian shall no longer have the deposit rating necessary for the Payment Account to be an Eligible Deposit Account or (B) a Borrower receives notice from the Administrative Agent of such deposit rating change, Loyalty Co shall provide prompt written notice to the Collateral Administrator and the Administrative Agent and, within thirty (30) days (as may be extended by the Collateral Administrator (acting at the direction of the Administrative Agent)) of obtaining such knowledge or receiving such notice, move the Payment Account to a new depositary institution pursuant to Section 8.05(d).
Section 5.20    Collections; Releases from Collection Account
.

(a)    American and Loyalty Co shall instruct and use commercially reasonable efforts to cause sufficient counterparties to AAdvantage Agreements to direct payments of Transaction Revenue into the Collection Account such that in any Quarterly Reporting Period, at least 90% of AAdvantage Revenues are deposited directly into the Collection Account.
(b)    To the extent any Loan Party or any of its controlled Affiliates receives any payments of Transaction Revenues to an account other than the Collection Account, such Loan Party or Affiliate shall cause such amounts to be deposited into the Collection Account within three (3) Business Days after receipt and identification thereof.
(c)    American, Parent, and HoldCo 2 shall make, and Loyalty Co shall ensure that, all payments payable to Loyalty Co pursuant to the Intercompany Agreement and the IP Licenses are made directly into the Collection Account.
(d)    No Loan Party shall withdraw or release funds from the Collection Account except in accordance with the terms of the Collateral Agency and Accounts Agreement. Notwithstanding anything to the contrary set forth herein (including, but not limited to, Sections 5.08, 6.01 or 6.05) or in any other Transaction Document, any amount released to Loyalty Co from the Payment Account in accordance with Section 2.10(b)(xi) of this Agreement or the Collection Account in accordance with Section 2.11 of the Collateral Agency and Accounts Agreement may be transferred by Loyalty Co to American in any manner without restriction.
Section 5.21    [Reserved]
.
Section 5.22    Mandatory Prepayments
. To the extent not applied in accordance with Section 2.12, the Borrowers shall cause an amount equal to the Net Proceeds from all transactions that result in mandatory prepayments pursuant to the terms of Section 2.12 to be deposited promptly into the Collection Account, which amounts shall be applied in accordance with the terms of Section 2.12.
Section 5.23    Privacy and Data Security
. Except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Loan Party shall maintain in effect commercially reasonable privacy and data security policies. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Loan Party shall comply in all material respects, and shall cause each of its Subsidiaries to be, and shall use commercially reasonable efforts to cause each of its Third Party Processors to be, in compliance in all material respects, with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Loan Party or such Subsidiary and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including Data Protection Laws anywhere in the United States, the State of California, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.

SECTION 6.

NEGATIVE COVENANTS
From the date hereof and for so long as the Term Loan Commitments remain in effect or principal of or interest on any Term Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.01    Restricted Payments
.
(a)    Parent shall not, and shall not permit any of its Restricted Subsidiaries (other than the SPV Parties, who shall be governed exclusively by Section 6.01(c)) to, directly or indirectly:
(i)    declare or pay any dividend or make any other payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than, solely with respect to the Loan Parties that are not SPV Parties, (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of Parent, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to Parent or a Restricted Subsidiary of Parent);
(ii)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent or any SPV Party;
(iii)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Loan Parties that is contractually subordinated in right of payment to the Term Loans, excluding solely with respect to the Loan Parties that are not SPV Parties (x) any intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries and (y) any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or
(iv)    make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, solely with respect to Parent and the Restricted Subsidiaries that are not SPV Parties, at the time of and after giving effect to such Restricted Payment:
(1)(A) no Default or Event of Default is continuing as of such date and (B) Liquidity as at such time (after (1) excluding from the calculation thereof an amount equal to 75% of the aggregate committed principal amount under all revolving credit facilities (whether drawn or undrawn) of the Parent and its Restricted Subsidiaries as of such date and (2) giving pro forma effect to any Restricted Payment to be made on such date) is at least equal to $4,000,000,000, or
(2)the aggregate amount of all Restricted Payments made by Parent and its Restricted Subsidiaries since October 10, 2014 and together with such Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (22) of Section 6.01(b)), is less than the greater of (i) $0 and (ii) the sum, without duplication, of:
(A)    50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from June 30, 2013 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus 50% of the Consolidated Net Income (as such term is defined in the US Airways Indenture) of US Airways for the period (taken as one accounting period) from October 1, 2011 to December 9, 2013 (or, if such Consolidated Net Income (as such term is defined in the US Airways Indenture) for such period is a deficit, less 100% of such deficit); plus
(B)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Parent since October 10, 2014 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of Parent and excluding Excluded Contributions and other than proceeds from any Permitted Warrant Transaction); plus
(C)    (x) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Parent or a Restricted Subsidiary of Parent from the issue or sale of convertible or exchangeable Disqualified Stock of Parent or a Restricted Subsidiary of Parent or convertible or exchangeable debt securities of Parent or a Restricted Subsidiary of Parent (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since October 10, 2014 for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Parent); plus (y) 100% of the aggregate net cash proceeds and the Fair Market Value (as such term is defined in the US Airways Indenture) of non-cash consideration received by US Airways or a Restricted Subsidiary (as such term is defined in the US Airways Indenture) of US Airways from the issue or sale of convertible or exchangeable Disqualified Stock (as such term is defined in the US Airways Indenture) of US Airways or a Restricted Subsidiary (as such term is defined in the US Airways Indenture) of US Airways or convertible or exchangeable debt securities of US Airways or a Restricted Subsidiary (as such term is defined in the US Airways Indenture) of US Airways (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since the US Airways Closing Date for Qualifying Equity Interests (as such term is defined in the US Airways Indenture) (other than Qualifying Equity Interests (as such term is defined in the US Airways Indenture) and convertible or exchangeable Disqualified Stock (as such term is defined in the US Airways Indenture) or debt securities sold to a Subsidiary of US Airways); plus

(D)    to the extent that any Restricted Investment that was made after October 10, 2014 is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
(E)    to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of Parent designated as such after October 10, 2014 is redesignated as a Restricted Subsidiary after October 10, 2014, the greater of (i) the Fair Market Value of Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after October 10, 2014; plus
(F)    100% of any dividends received in cash by Parent or a Restricted Subsidiary of Parent after October 10, 2014 from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Parent for such period.
(b)    Solely in the case of Parent and its Restricted Subsidiaries (other than SPV Parties), the provisions of Section 6.01(a) will not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Agreement;
(2)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(ii)(B) of Section 6.01 and will not be considered to be Excluded Contributions;
(3)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;
(4)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of American, Parent or any Restricted Subsidiary (other than an SPV Party) that is contractually subordinated in right of payment to the Term Loans with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)    the repurchase, redemption, acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of Parent or any of its Restricted Subsidiaries pursuant to any management equity or compensation plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $60,000,000 in any 12-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Agreement and in such case the aggregate price paid by Parent and its Restricted Subsidiaries may not exceed $150,000,000 in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided, further, that Parent or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $30,000,000 of unutilized capacity under this clause (5) attributable to the immediately preceding 12-month period;
(6)    the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(7)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of Parent or any preferred stock of any Restricted Subsidiary of Parent;
(8)    payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares;
(9)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of Parent to the extent such dividends are included in the definition of “Fixed Charges” for such Person;
(10)    Restricted Payments made with Excluded Contributions;
(11)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(12)    any Restricted Payment in connection with any full or partial “spin-off” of a Subsidiary (other than any SPV Party) or similar transactions; provided that no Default or Event of Default has occurred and is continuing; provided, further, that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
(13)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary (other than any SPV Party) or similar transactions having an aggregate Fair Market Value not to exceed $600,000,000 since October 10, 2014; provided that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
(14)    so long as no Default or Event of Default has occurred and is continuing, any (x) Restricted Payment (other than a Restricted Investment) made on or after October 10, 2014 and (y) Restricted Investments outstanding at any such time, in an aggregate amount not to exceed $900,000,000, such aggregate amount to be calculated from October 10, 2014;
(15)    the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of Parent or any Restricted Subsidiary of Parent;
(16)    the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since October 10, 2014 not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by Parent or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(17)    (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of Parent’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of such common stock are entitled to receive cash or other consideration for their shares of such common stock) or similar transaction with respect to Parent or such common stock, cash and/or other property;
(18)    [Reserved];
(19)    so long as no Default or Event of Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of Parent or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);
(20)    payment of dividends in respect of Parent’s Capital Stock in each fiscal year in an amount up to 50% of Excess Cash Flow for the immediately preceding fiscal year, so long as, both immediately before and after giving effect to such payment, no Default or Event of Default has occurred and is continuing at the time of and immediately after giving effect to the payment of such dividends;
(21)    Restricted Payments with assets or properties that (i) do not consist of Collateral or Capital Stock of Parent or any of its Restricted Subsidiaries and (ii) have an aggregate Fair Market Value as of the date each such Restricted Payment is made (without giving effect to subsequent changes in value), when taken together with all other (x) Restricted Payments (other than Investments) and (y) Restricted Investments that remain outstanding, in each case, made pursuant to this clause (21), do not exceed 5.0% of the Consolidated Tangible Assets of Parent and its Restricted Subsidiaries; and
(22)    any repurchase of Accounts and/or related assets pursuant to a Receivables Repurchase Obligation.
In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary of Parent, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 6.01 will be determined by a Responsible Officer of American and, if greater than $10,000,000, set forth in an Officer’s Certificate delivered to the Administrative Agent.

For purposes of determining compliance with this Section 6.01, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (22) of subparagraph (b) of this Section 6.01, or is entitled to be made pursuant to subparagraph (a) of this Section 6.01, Parent will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 6.01.

For the avoidance of doubt, the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value by Parent and the Restricted Subsidiaries that are not SPV Parties of any Indebtedness (including any Convertible Indebtedness) of Parent or any Restricted Subsidiary of Parent that is not contractually subordinated in right of payment to the Obligations shall not constitute Restricted Payment and therefore will not be subject to any of the restrictions described in Section 6.01(a).

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Agreement or any other Loan Document) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.
(c)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no SPV Party shall, directly or indirectly, make any Restricted Payments or any payments in respect of any intercompany Indebtedness; provided that the provisions of this Section 6.01(c) hereof will not prohibit:
(i)    Restricted Payments (including the making of any intercompany loans, any payments in respect of intercompany debt or Junior Lien Debt or any payments with respect to Indebtedness in the nature of an “AHYDO catch up” payment with respect to any Indebtedness that constitutes an applicable high yield discount obligation) with amounts released to Loyalty Co under Section 2.10(b)(xi) of this Agreement or pursuant to Section 2.11 of the Collateral Agency and Accounts Agreement; and
(ii)    the making of the American Intercompany Loan on the Closing Date from the proceeds of the Term Loans and the notes under the Indenture;
provided, further, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, other than funds released to Loyalty Co pursuant to clause (vi) of the priority of payments in Section 7.01, no SPV Party shall be permitted to make any Restricted Payment at any time when an Event of Default has occurred and is continuing.

Section 6.02    Incurrence of Indebtedness and Issuance of Preferred Stock
. The SPV Parties shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than the following (and Parent and its Restricted Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness with respect to any Pre-paid Miles Purchase other than as set forth in clause (b) below):
(a)    Junior Lien Debt; provided that (i) prior to the incurrence of such Junior Lien Debt, the Rating Agency Condition shall have been satisfied with respect to the incurrence of such Junior Lien Debt, (ii) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Junior Lien Debt, (iii) to the extent that immediately after giving effect to the issuance of such Junior Lien Debt the aggregate outstanding amount of Junior Lien Debt would exceed $1,000,000,000, the ratio of (A) (I) the aggregate outstanding amount of Junior Lien Debt (including such Junior Lien Debt being then issued) plus (II) the greater of (x) the then-outstanding principal amount of Priority Lien Debt and (y) the Priority Lien Cap divided by (B) the sum of (x) the aggregate amount of Transaction Revenue received during the period of four consecutive Quarterly Reporting Periods ending on the most recent Determination Date and (y) funds transferred to the Collection Account pursuant to Section 2.24 in connection with such Determination Date, shall not exceed 1.65 to 1.00 on a pro forma basis and (iv) such Junior Lien Debt shall not be incurred by or subject to a guarantee by any Subsidiary of Parent other than any SPV Party, unless such Subsidiary guarantees the Term Loans;
(b)    Pre-paid Miles Purchases, so long as:
(i)    the aggregate amount of Miles purchased under all Pre-paid Miles Purchases since the Closing Date does not reduce the present value of the cash payments to the Loan Parties under the related co-brand, partnering or similar agreements relating to the AAdvantage Program by more than $550,000,000 (computed on the date of each Pre-paid Miles Purchase using a discount rate equal to 5.75% per annum);
(ii)    such sale is non-refundable by the SPV Parties and non-recourse to the SPV Parties;
(iii)    such Miles are purchased by American from Loyalty Co pursuant to the Intercompany Agreement in order to satisfy its obligations in connection therewith;
(iv)    the Indebtedness related thereto is unsecured or secured by assets of Parent or its Subsidiaries (other than the SPV Parties) that do not constitute Collateral (subject, in each case, to customary rights of setoff) and (v) no Early Amortization Period or Event of Default is continuing at the time of such sale or would immediately result therefrom;
(c)    Indebtedness under this Agreement and Qualifying Note Debt and any Indebtedness issued in a Capital Markets Offering by the Borrowers; provided that (i) any such Indebtedness (other than with respect to clauses (A) and (B) below, (1) customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default) would either automatically be converted into or required to be exchanged for long-term refinancing in the form of Incremental Term Loans permitted under (and subject to the requirements of) Section 2.27, Replacement Term Loans permitted under (and subject to the requirements of) Section 10.08 or Priority Lien Debt permitted under (and subject to the requirements of) this Section 6.02(c) and (2) Indebtedness under this Agreement incurred on the Closing Date or Qualifying Note Debt so long as, in each case, such Indebtedness or Qualifying Note Debt is not amended to make the maturity date thereof earlier than the maturity date thereof as in effect on the Closing Date or to shorten the Weighted Average Life to Maturity thereof), (A) shall have a maturity date not earlier than the Latest Maturity Date, (B) shall have a Weighted Average Life to Maturity thereof no shorter than the remaining Weighted Average Life to Maturity of the then-outstanding Term Loans or notes outstanding pursuant to this clause (c), and (C) shall not be subject to or benefit from any Guarantee by any Person other than a Loan Party, (ii) after giving effect to such Indebtedness, the outstanding principal amount of the Priority Lien Debt shall not exceed the Priority Lien Cap (plus, fees, expenses, premium and accrued interest in respect of any Indebtedness incurred pursuant to this Section 6.02(c) which refinances other Indebtedness of Loyalty Co permitted hereunder), (iii) prior to the issuance of any additional Indebtedness issued in a Capital Markets Offering after the initial issuance, the Rating Agency Condition shall have been satisfied, and (iv) in the case of the issuance of any additional Indebtedness issued in a Capital Markets Offering other than Qualifying Note Debt, (A) the terms and conditions governing such Indebtedness shall (x) be reasonably acceptable to the Administrative Agent or (y) be substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by Loyalty Co) to the investors or holders providing such Indebtedness than those applicable to the then-outstanding Term Loans (except to the extent such terms (I) are conformed (or added) in the Loan Documents for the benefit of the Lenders holding then-outstanding Term Loans pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of Loyalty Co and the Administrative Agent, (II) are applicable solely to periods after the latest final maturity date of the then-outstanding Term Loans at the time of such incurrence or (III) consist of pricing, fees, rate floors, premiums, optional prepayment or redemption terms) and (B) shall be issued pursuant to the Indenture or one or more other indentures, and the trustee thereunder shall become a Senior Secured Debt Representative and the holders of such Indebtedness shall be subject to and bound by the Collateral Agency and Accounts Agreement; provided that notwithstanding the foregoing, in no event shall such

Indebtedness be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Term Loans, (v) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Indebtedness and (vi) other than in the case of Qualifying Note Debt, the pro forma Peak Debt Service Coverage Ratio (calculated using the Maximum Quarterly Debt Service of the then-outstanding Priority Lien Debt and such Indebtedness) as of the immediately preceding Determination Date, immediately after giving effect to the issuance of such Indebtedness shall be more than 2.25 to 1.00;
(d)    Indebtedness arising from customary indemnification or other similar obligations under the Loan Documents and the other agreements entered into on the Closing Date in connection therewith (or replacements or amendments thereto which are permitted under this Agreement); and
(e)    Indebtedness otherwise permitted to be secured under Section 6.06.
Section 6.03    [Reserved]
.
Section 6.04    Disposition of Collateral
. No Loan Party shall sell or otherwise Dispose of any Collateral (or, in the case of any SPV Party, any of its property or assets (including the Collateral)), including by way of any Sale of a Grantor, except for (i) a Permitted Disposition, (ii) Permitted Pre-paid Miles Purchases in an aggregate amount not to exceed $550,000,000 since the Closing Date, and (iii) any other sale or Disposition (other than a Sale of a Grantor) of assets having a Fair Market Value in an aggregate amount not to exceed $25,000,000 in any fiscal year.
Section 6.05    Transactions with Affiliates
.
(a)    Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $60,000,000, unless:
(i)    the Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary (taking into account all effects Parent or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and
(ii)    Parent delivers to the Administrative Agent:

(1)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150,000,000, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 6.05(a); and
(2)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $300,000,000, an opinion as to the fairness to Parent or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.05(a):
(i)    any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Restricted Subsidiaries in the Ordinary Course of Business and payments pursuant thereto;
(ii)    transactions between or among any of Parent and/or its Restricted Subsidiaries (including without limitation in connection with (or in anticipation of) any full or partial “spin-off” or similar transactions);
(iii)    transactions with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv)    payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;
(v)    any issuance of Qualifying Equity Interests or any increase in the liquidation preference of preferred stock of Parent;
(vi)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the Ordinary Course of Business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the Ordinary Course of Business;
(vii)    Permitted Investments and Restricted Payments that do not violate Section 6.01;
(viii)    loans or advances to employees in the Ordinary Course of Business not to exceed $30,000,000 in the aggregate at any one time outstanding;
(ix)    (i) transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Lenders than the original agreement as in effect on the Closing Date) and (ii) with respect to US Airways and any of its Restricted Subsidiaries, transactions pursuant to agreements or arrangements in effect on the date of any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the date of any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Lenders than the original agreement);
(x)    transactions between or among any of Parent and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;
(xi)    any transaction effected as part of a Qualified Receivables Transaction;
(xii)    any purchase by Parent’s Affiliates of Indebtedness of Parent or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of Parent;
(xiii)    transactions pursuant to, in connection with or contemplated by any Marketing and Service Agreement, the Intercompany Agreement or any IP Agreement or any Transaction Document;
(xiv)    transactions between Parent or any of its Restricted Subsidiaries with any employee labor unions or other employee groups of Parent or such Restricted Subsidiary provided such transactions are not otherwise prohibited by this Agreement;
(xv)    transactions with captive insurance companies of Parent or any of its Restricted Subsidiaries; and
(xvi)    transactions between or among any of Parent and/or its Subsidiaries or transactions between a Non-Recourse Financing Subsidiary and any Person in which the Non-Recourse Financing Subsidiary has an Investment.
Section 6.06    Liens
. No Loan Party will, and each Loan Party will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral except Permitted Liens. No SPV Party will directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets (including the Collateral) except Permitted Liens.
Section 6.07    Business Activities
.
(a)    Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent and its Restricted Subsidiaries taken as a whole.

(b)    The SPV Parties shall not engage in any business other than Permitted Businesses.
Section 6.08    Liquidity
. Parent will not permit the aggregate amount of Liquidity at the close of any Business Day to be less than $2,000,000,000.
Section 6.09    [Reserved]
.
Section 6.10    Merger, Consolidation, or Sale of Assets
.
(a)    Neither Parent nor American (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)either:
(A)    the Subject Company is the surviving corporation; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject Company under the Loan Documents by operation of law (if the surviving Person is the Subject Company) or pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)    immediately after such transaction, no Early Amortization Event or Event of Default exists; and
(4)    the Subject Company shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this Agreement.

In addition, a Subject Company will not, directly or indirectly, lease all or substantially all of the properties and assets of such Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)    Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and/or its Restricted Subsidiaries that are not SPV Parties.
Clauses (3) and (4) of Section 6.10(a) will not apply to any merger, consolidation or transfer of assets:
(1)    between or among Parent and any of Parent’s Restricted Subsidiaries that are not SPV Parties;
(2)    between or among any of Parent’s Restricted Subsidiaries that are not SPV Parties or by a Restricted Subsidiary that is not a Loan Party; or
(3)    with or into an Affiliate solely for the purpose of reincorporating a Subject Company in another jurisdiction.
(c)    Notwithstanding the foregoing, no SPV Party shall: (i) consolidate or merge with or into another Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties, in one or more related transactions, to another Person, in each case of clauses (i) and (ii) except pursuant to a Permitted SPV Reorganization.
(d)    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Agreement with the same effect as if such successor Person had been named as such Subject Company herein; provided, however, that the predecessor Subject Company, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Term Loan except in the case of a sale of all or substantially all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a).
Section 6.11    [Reserved]
.
Section 6.12    Direction of Payment

. No Loan Party shall revoke, or permit to be revoked, any Direction of Payment.
Section 6.13    IP Agreements
. The Loan Parties shall not terminate, amend, waive, supplement or otherwise modify any IP Agreement or any provision thereof or exercise any right or remedy under or pursuant to or under any IP Agreement, in each case, without the prior written consent of the Required Lenders if such termination, amendment, waiver, supplement or modification or exercise of remedies would reasonably be expected to result in a Material Adverse Effect; provided that (i) termination of any IP Agreement or any amendment to the termination provisions thereof, or (ii) any amendment to an IP Agreement that (A) materially and adversely affects rights to the AAdvantage Intellectual Property or rights to use AAdvantage Intellectual Property or in the case of the Contribution Agreements, rights to or rights to use other applicable Collateral, (B) shortens the scheduled term thereof, (C) in the case of any IP License, materially and adversely changes the amount or calculation of the termination payment, or the amount, calculation or rate of fees due and owing thereunder, (D) changes the contractual subordination of payments thereunder in a manner materially adverse to the Lenders, (E) reduces the frequency of payments thereunder to an SPV Party or permits payments due to an SPV Party thereunder to be deposited to an account other than the Collection Account, (F) changes the amendment standards applicable to such IP Agreement (other than changes affecting rights of the Administrative Agent or the Master Collateral Agent to consent to amendments, which is covered by clause (G)) in a manner that would reasonably be expected to result in a Material Adverse Effect or (G) materially impairs the rights of the Administrative Agent or the Master Collateral Agent to enforce or consent to amendments to any provisions thereof in accordance therewith shall, in each case, be deemed to have a Material Adverse Effect.
American shall grant to Loyalty Co a license to the Composite Marks pursuant to and as set forth in the Intercompany Agreement.
Section 6.14    Specified Organization Documents
. No Loan Party shall amend, modify or waive any SPV Provision of any Specified Organization Document. No Loan Party shall amend, modify or waive any other provision of any Specified Organization Document in a manner materially adverse to the Lenders.
Section 6.15    Permitted SPV Reorganization. Notwithstanding anything in this Agreement (including Section 6) or any other Transaction Document to the contrary, the Loan Parties and their Subsidiaries shall be permitted to enter into any Permitted SPV Reorganization.
SECTION 7.

EVENTS OF DEFAULT AND EARLY AMORTIZATION EVENTS
Section 7.01    Events of Default
. In the case of the occurrence of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):

(a)    any representation or warranty made by any Loan Party in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made, and such representation or warranty, to the extent capable of being corrected, is not corrected within 30 days after the earlier of (A) a Responsible Officer of American or Loyalty Co obtaining knowledge of such default or (B) receipt by a Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of (i) any principal amount of the Term Loans when and as the same shall become due and payable; (ii) any interest on the Term Loans and such default shall continue unremedied for more than 5 Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than 10 Business Days after the earlier of (A) a Responsible Officer of American or Loyalty Co obtaining knowledge of such default or (B) receipt by a Borrower of notice from the Administrative Agent of such default; it being understood that if any default shall be made by any Loan Party in the due observance or performance of the covenants set in Section 5 shall not constitute a default subject to this Section 7.01(b); or
(c)    default shall be made by any Loan Party in the due observance of (i) the covenants in Section 5.18, 5.19, 5.20, 5.22 or 6.08 or (ii) the covenant in Section 6.14 and such default shall continue unremedied for more than, in the case of clause (i), 10 Business Days, and in the case of clause (ii), 20 Business Days, after the earlier of (A) a Responsible Officer of American or Loyalty Co obtaining knowledge of such default or (B) receipt by American or Loyalty Co of notice from the Administrative Agent of such default; or
(d)    default shall be made by any Loan Party or any Restricted Subsidiary in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied or uncured for more than 30 days (or 135 days in the case of Section 5.17(c) and (d)) after the earlier of (i) a Responsible Officer of American or Loyalty Co obtaining knowledge of such default or (ii) receipt by American or Loyalty Co of notice from the Administrative Agent of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure or remedy, such 30 day (or 135 days in the case of Section 5.17(c) and (d)) period shall be extended as may be necessary to cure such failure, such extended period not to exceed 90 days (or 150 days in the case of Section 5.17(c) and (d)) in the aggregate (inclusive of the original 30 day period (or the original 135 day period in the case of Section 5.17(c) and (d))); or
(e)    (i) any material provision of any Loan Document to which a Loan Party is a party ceases to be a valid and binding obligation of such Loan Party, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, (ii) the Lien on any material portion of the Collateral intended to be created by the Collateral Documents shall cease to be or shall not be a valid and perfected (to the extent required hereunder or under such Collateral Documents) Lien having the priorities contemplated thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or as a result of the action, delay or inaction of the Administrative Agent) or (iii) the guaranty in Section 9.01 hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of such guaranty, or any Guarantor shall deny that it has any further liability under such guaranty; provided that, in each case, unless any Loan Party shall have contested or challenged, other than good faith disputes regarding interpretation of contractual provisions, the validity, perfection or priority of, or attempted to invalidate, such liens or the validity or enforceability of a material provision of any Loan Document or material portion of any Collateral or guaranty document, such breach shall not be an Event of Default unless such breach continues unremedied or uncured for more than 30 Business Days after the earlier of (x) a Responsible Officer of American or Loyalty Co obtaining knowledge of such default or (y) receipt by a Borrower of written notice from the Administrative Agent of such default; or
(f)    any SPV Party:
(i)    commences a voluntary case or proceeding,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors,
(v)    admits in writing its inability generally to, pay its debts as they become due, or
(vi)    proposes or passes a resolution for its voluntary winding up or liquidation; or
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against any SPV Party;
(ii)    appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of any SPV Party or for all or substantially all of the property of any SPV Party;
(iii)    commences proceedings for a compromise or arrangement with any SPV Party’s creditors (or class or classes of creditors), or
(iv)    orders the liquidation of any SPV Party;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or
(h)    failure by any Loan Party or any of Parent’s Restricted Subsidiaries to pay one or more final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $200,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, vacated, satisfied or stayed for a period of sixty (60) days; or
(i)    (i) any of American, Parent, or a Subsidiary Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders caused such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any of American, Parent or a Subsidiary Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such Loan Party, any applicable grace periods shall have expired and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200,000,000; provided that such payment default or acceleration resulting from a Parent Bankruptcy Event shall not constitute a default under this Section 7.01(i); or
(j)    (i) any SPV Party shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused, or shall be entitled or permit or have the right to cause, such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any SPV Party shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such SPV Party, any applicable grace periods shall have expired following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200,000,000; provided, further, that if any such default shall be waived or cured (as evidenced in writing from the applicable holder, agent or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon waived or cured; or
(k)    a termination of a Plan of American or an ERISA Affiliate pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect; or
(l)    (i) an exit from, or a termination or cancellation of, the AAdvantage Program or (ii) any termination, expiration or cancellation of (1) the Intercompany Agreement, (2) the American Intercompany Loan, or (3) a Material AAdvantage Agreement for which, solely in the case of clause (3), (other than the Intercompany Agreement) a Permitted Replacement AAdvantage Agreement is not entered into as of the effective date of such termination, expiration or cancellation; or
(m)    any Loan Party makes a Material Modification to a Material AAdvantage Agreement or the American Intercompany Loan without the prior written consent of the Master Collateral Agent (acting at the direction of the Required Debtholders); or
(n)    any termination or cancellation of any IP License; or
(o)    after the occurrence of a Parent Bankruptcy Event, any of the American Case Milestones shall cease to be met or complied with, as applicable; or
(p)    a SPV Party Change of Control; or
(q)    (i) failure of any SPV Party to maintain at least the Required Number of Independent Directors for more than five (5) consecutive Business Days (or 30 days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period), (ii) the removal of any Independent Director of any SPV Party without “cause” (as such term is defined in the Specified Organization Documents of such SPV Party) or without giving prior written notice to the Administrative Agent, each as required in the Specified Organization Documents of the related entity, or (iii) an Independent Director of any SPV Party that is not an Approved Independent Director shall be appointed without the consent of the Administrative Agent;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by written notice to the Borrowers (with a copy to the Master Collateral Agent, the Collateral Administrator and the Collateral Custodian), take one or more of the following actions, at the same or different times:
A.    terminate forthwith the Term Loan Commitments;
B.    declare the Term Loans or any portion thereof then-outstanding to be forthwith due and payable, whereupon the principal of the Term Loans and other Obligations and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding;
C.     [Reserved];
D.    set-off amounts in any accounts (other than accounts pledged to secure other Indebtedness of any Loan Party, Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent, the Collateral Administrator, the Collateral Custodian, the Master Collateral Agent or the Depositary (or any of their respective affiliates) and apply such amounts to the obligations of the Loan Parties hereunder and in the other Loan Documents; and
E.    subject to the terms of the Loan Documents, exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent, the Collateral Administrator, the Master Collateral Agent and the Lenders.
In case of any event described in clause (f), (g) or (o) of this Section 7.01, the actions and events described in clauses (A) and (B) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Subject to the terms of the Collateral Agency and Accounts Agreement, after the occurrence and during the continuance of any Event of Default, any Available Funds and other amounts received, including any amounts realized upon enforcement of any Collateral Documents or any payments, recoveries or distributions received in any proceeding under any Bankruptcy Laws including adequate protection and Chapter 11 plan distributions, to the extent received by the Collateral Administrator from the Master Collateral Agent as the Term Loans’ Pro Rata Share thereof shall be applied by the Collateral Administrator as follows:
(i)    first, (x) ratably, to (i) (so long as Wilmington Trust, National Association should be serving as the Master Collateral Agent and the Depositary, together with any amounts transferred to the Payment Account with respect to such Payment Date to pay such amounts) the Depositary and the Master Collateral Agent, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Agents pursuant to the terms of the Loan Documents and (ii) the Collateral Administrator and the

Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons pursuant to the term of the Loan Documents, and then (y) to the Administrative Agent, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Administrative Agent pursuant to the terms of the Loan Documents and then (z) ratably, the Term Loans’ Pro Rata Share of fees, expenses and other amounts due and owing to any Independent Director of any SPV Party (to the extent not otherwise paid);
(ii)    second, to the Administrative Agent, on behalf of the Lenders, any due and unpaid interest on the Term Loans;
(iii)    third, to the Administrative Agent, on behalf of the Lenders in an amount equal to the amount necessary to pay the outstanding principal balance of the Term Loans in full;
(iv)    fourth, to pay to the Administrative Agent on behalf of the Lenders, any additional Obligations then due and payable;
(v)    fifth, until all Priority Lien Debt is paid in full, to the Master Collateral Agent to be maintained in the Collection Account or distributed in accordance with the Collateral Agency and Accounts Agreement; and
(vi)    sixth, all remaining amounts shall be released to or at the direction of Loyalty Co.
Section 7.02    Early Amortization Event
. In the case of the happening of any Early Amortization Event, the Administrative Agent may, and at the direction of the Required Lenders shall, by notice to the Borrowers, provide written notice to the Borrowers that an Early Amortization Event has occurred.
SECTION 8.

THE AGENTS
Section 8.01    Administration by Agents
.
(a)    Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints the Master Collateral Agent to act on its behalf as the Master Collateral Agent hereunder and under the Collateral Documents and authorizes the Master Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Master Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints the Collateral

Administrator to act on its behalf as the Collateral Administrator hereunder and authorizes the Collateral Administrator to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Administrator by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Collateral Administrator shall be the Senior Secured Debt Representative (as defined in the Collateral Agency and Accounts Agreement) on behalf of the Lenders and the other Secured Parties. For any Act of Required Debtholders under the Collateral Agency and Accounts Agreement, the Collateral Administrator shall take instruction from the Administrative Agent (on behalf of the Required Lenders) hereunder (which such instruction shall include a certification by the Administrative Agent as to the aggregate principal amount of the Term Loans represented by such instruction).
(b)    Each of the Lenders hereby authorizes the Administrative Agent, the Collateral Administrator and the Master Collateral Agent, as applicable, and in their sole discretion:
(i)    to execute (or direct the execution of) any documents or instruments or take any other actions reasonably requested by the Loan Parties to release a Lien granted to the Master Collateral Agent, for the benefit of the Secured Parties, on any asset that is part of the Collateral of the Loan Parties (A) upon the payment in full of all Obligations (except for contingent obligations in respect of which a claim has not yet been made), (B) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted by the terms of this Agreement or under any other Loan Document to a Person that is not a Loan Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (C) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from its Guarantee otherwise in accordance with the Loan Documents, (D) as to the extent provided in the Collateral Documents, (E) that constitutes Excluded Property, or (F) if approved, authorized or ratified in writing in accordance with Section 10.08;
(ii)    to determine that the cost to either Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that such Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Master Collateral Agent, for the benefit of the Secured Parties;
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent, the Collateral Administrator and the Master Collateral Agent and to perform its respective obligations thereunder;
(iv)    to execute any documents or instruments or take any other actions reasonably requested by the Loan Parties to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;
(v)    to enter into (or direct the entrance into) any Intercreditor Agreement or intercreditor and/or subordination agreements in accordance herewith, including Section 6.06, on terms reasonably acceptable to the Administrative Agent, and in each case to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)    to enter into (or direct the entrance into) any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Master

Collateral Agent, for the benefit of the Secured Parties, on any assets of Loyalty Co or any other Grantor to secure the Obligations.
(c)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Term Loans, or disclosure of confidential information to any Disqualified Institutions.
(d)    Concurrently herewith, the Administrative Agent directs the Master Collateral Agent and the Master Collateral Agent is authorized to enter into the Collateral Documents and any other related agreements in the form delivered to the Master Collateral Agent. For the avoidance of doubt, all of the Master Collateral Agent’s rights, protections and immunities provided herein shall apply to the Master Collateral Agent for any actions taken or omitted to be taken under the Collateral Documents and any other related agreements in such capacity.
Section 8.02    Rights of Administrative Agent and the Other Agents
. Any institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate of Parent as if it were not an Agent hereunder. The rights, privileges, protections, indemnities, immunities and benefits given to the Collateral Administrator are extended to, and shall be enforceable by, (i) the Collateral Administrator in each Loan Document and each other document related hereto to which it is a party and (ii) the entity acting as the Collateral Administrator in each of its capacities hereunder and under the other Loan Documents and any related document whether or not specifically set forth therein.
Section 8.03    Liability of Agents
.
(a)    No Agent shall have any duties or obligations except those expressly set forth herein and in any other applicable Loan Document. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Early Amortization Event or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, Parent or any of Parent’s Subsidiaries that is communicated to or obtained by the institution serving as an Agent or any of its Affiliates in any capacity and (iv) no Agent will be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. No Agent shall be liable for any action taken or not taken by it with the consent of, or at the request of (i) the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or (ii) in the case of the Collateral Administrator and the Master Collateral Agent, the Administrative Agent, or (B) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent, the Collateral Administrator nor the Master Collateral Agent shall be deemed to have knowledge of any Early Amortization Event, Event of Default or Default unless and until written notice thereof is given to the Administrative Agent, the Collateral Administrator or the Master Collateral Agent, respectively, by, in the case of the Administrative Agent or the Collateral Administrator, any Borrower, Parent or a Lender or, in the case of the Master Collateral Agent, the Administrative Agent, and neither Administrative Agent, the Collateral Administrator nor the Master Collateral Agent shall be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith or in connection with any other Loan Document, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or related document, (D) the validity, enforceability, effectiveness, value, sufficiency or genuineness of this Agreement or any other agreement, instrument or document or any Collateral or security interest, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Parent or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities as such Agent. Neither the Master Collateral Agent nor the Collateral Administrator shall be responsible for the acts or omissions of any such sub-agent appointed with due care.
(d)    The following additional rights and protections shall be applicable to the Master Collateral Agent and the Collateral Administrator in connection with this Agreement, the other Loan Documents and any related document:
(i)    Neither the Master Collateral Agent nor the Collateral Administrator shall have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.

(ii)    Nothing in this Agreement or any other Loan Document shall require the Master Collateral Agent or the Collateral Administrator to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.
(iii)    Neither the Master Collateral Agent nor the Collateral Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan Document at the request or direction of the Administrative Agent or the Lenders, unless such Person shall have offered to the Master Collateral Agent or the Collateral Administrator, as applicable, security or indemnity (satisfactory to the Master Collateral Agent or the Collateral Administrator, as applicable, in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
(iv)    Notwithstanding anything to the contrary herein or in any other Transaction Document, neither the Collateral Administrator nor the Master Collateral Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which it is a party, whether or not an original or a copy of such agreement has been provided to the Collateral Administrator or the Master Collateral Agent, as applicable, and shall not be subject to, or bound by, the terms and provisions of any documents to which it is not a party.
(v)    In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, each of the Master Collateral Agent and the Collateral Administrator is hereby expressly authorized, each in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Master Collateral Agent or the Collateral Administrator obeys or complies with any such writ, order or decree it shall not be liable to any of the Loan Parties or to any other Person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
(vi)    The Master Collateral Agent and the Collateral Administrator shall be entitled to request and receive written instructions from the Administrative Agent and shall have no responsibility or liability to the Lenders for any losses or damages of any nature that may arise from any action taken or not taken by the Master Collateral Agent or the Collateral Administrator in accordance with the written direction of the Administrative Agent.
(vii)    The Master Collateral Agent and the Collateral Administrator may request, rely on and act in accordance with Officer’s Certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such Officer’s Certificates and opinions of counsel.
(viii)    If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement or any other Loan Document, or the Master Collateral Agent or the Collateral Administrator is in doubt as to the action to be taken hereunder, the Master Collateral Agent or the Collateral Administrator may, at its option, after sending written notice of the same to the Administrative Agent, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or otherwise regarding such matter or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Master Collateral Agent or the Collateral Administrator, as applicable, directing delivery of the Collateral or otherwise regarding such matter. The Master Collateral Agent and the Collateral Administrator will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Master Collateral Agent and the Collateral Administrator may file an interpleader action in a state or federal court, and upon the filing thereof, the Master Collateral Agent or the Collateral Administrator will be relieved of all liability as to the Collateral and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.
(ix)    Neither the Collateral Administrator nor the Master Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics, pandemics or similar health crises; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(x)    Neither the Master Collateral Agent nor Collateral Administrator shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Master Collateral Agent or the Collateral Administrator pursuant to this Agreement or any other Loan Document or any related document or (ii) enable the Master Collateral Agent or the Collateral Administrator to exercise and enforce its rights under this Agreement or any other Loan Document or any related document with respect to such pledge and security interest.
(xi)    For purposes of clarity, but without limiting any rights, protections, immunities or indemnities afforded to the Master Collateral Agent or the Collateral Administrator hereunder (including without limitation in this Section 8) and under the other Loan Documents, phrases such as “satisfactory to the Master Collateral Agent or the Collateral Administrator,” “approved by the Master Collateral Agent or the Collateral Administrator,” “acceptable to the Master Collateral Agent or the Collateral Administrator,” “as determined by the Master Collateral Agent or the Collateral Administrator,” “in the Master Collateral Agent’s or the Collateral Administrator’s discretion,” “selected by the Master Collateral Agent or the Collateral Administrator,” “elected by the Master

Collateral Agent or the Collateral Administrator,” “requested by the Master Collateral Agent or the Collateral Administrator,” and phrases of similar import that authorize or permit the Master Collateral Agent or the Collateral Administrator to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Master Collateral Agent or the Collateral Administrator, as applicable, receiving written direction from the Administrative Agent to take such action or to exercise such rights.
(e)    Anything herein to the contrary notwithstanding, none of the Sole Structuring Agent, the Joint Lead Arrangers and Bookrunners or the Joint Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.
Section 8.04    Reimbursement and Indemnification
. Each Lender agrees (a) to reimburse on demand the Administrative Agent (and the Collateral Administrator, the Collateral Custodian, the Master Collateral Agent and the Depositary) for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders or the Agents under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Agents, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Loan Parties and (b) to indemnify and hold harmless the Administrative Agent, the Collateral Administrator, the Collateral Custodian and the Master Collateral Agent and any of their Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgement).
Section 8.05    Successor Agents
.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers (with a copy to the Collateral Administrator and the Master Collateral Agent). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent (provided no Event of Default has occurred and is continuing) of the Borrowers (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed)) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), in consultation with the Borrowers, on behalf of the

Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. For the avoidance of doubt, whether or not a successor Administrative Agent has been appointed, the retiring Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice of resignation on the Resignation Effective Date. With effect from the Resignation Effective Date, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 8 and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
(b)    The Collateral Administrator may at any time resign at any time upon at least 30 days’ prior written notice to the Borrowers and the Administrative Agent; provided that, no resignation of the Collateral Administrator will be permitted unless a successor Collateral Administrator has been appointed. Promptly after receipt of notice of the Collateral Administrator’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Administrator (which successor Collateral Administrator shall be reasonably acceptable to the Required Lenders and, so long as no Event of Default under Section 7.01(b), (f), (g) or (o) has occurred and is continuing, the Borrowers) by written instrument, copies of which instrument shall be delivered to the Borrowers, the Master Collateral Agent, the resigning Collateral Administrator and to the successor Collateral Administrator. In the event no successor Collateral Administrator shall have been appointed within 30 days after the giving of notice of such resignation, the Collateral Administrator may petition any court of competent jurisdiction to appoint a successor Collateral Administrator. The Administrative Agent upon at least 30 days’ prior written notice to the Collateral Administrator and the Borrowers, may with or without cause remove and discharge the Collateral Administrator or any successor Collateral Administrator thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Administrator, the Administrative Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Administrator (which successor Collateral Administrator shall be reasonably acceptable to the Required Lenders and, so long as no Event of Default under Section 7.01(b), (f), (g) or (o) has occurred and is continuing, the Borrowers). Any such appointment shall be accomplished by written instrument and a copy shall be delivered to the Collateral Administrator and the successor Collateral Administrator, the Borrowers and the Master Collateral Agent.
(c)    The Master Collateral Agent may resign, and in any such event shall be replaced, in accordance with the terms of the Collateral Agency and Accounts Agreement.
(d)    In the event that the Collateral Custodian shall no longer have the deposit rating necessary for the Payment Account and Reserve Account to be Eligible Deposit Accounts, Loyalty Co shall be permitted to and shall promptly, and in any event within 30 days (as such deadline may be extended by the Collateral Administrator (acting at the direction of the

Administrative Agent)) of (A) a Responsible Officer of American or Loyalty Co obtaining actual knowledge of such ratings change or (B) receipt by a Borrower of notice from the Administrative Agent of such ratings change, move the Payment Account and the Reserve Account, as applicable, to a depository institution (i) selected by Loyalty Co that that has the deposit rating necessary for the Payment Account and Reserve Account to be Eligible Deposit Accounts or (ii) that is otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned, or delayed), and will cause such depositary institution to execute an Account Control Agreement as soon as reasonably practicable thereafter.
Section 8.06    Independent Lenders
. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Master Collateral Agent, the Collateral Administrator or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Administrator, the Master Collateral Agent or any Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07    Advances and Payments
.
(a)    On the date of each Term Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Term Loan to be made by it in accordance with its Term Loan Commitment hereunder. In such event, if a Lender has not in fact made its share of the applicable Term Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to, but excluding, the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the Interest Rate otherwise applicable to such Term Loan. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Term Loan included in such Term Loan and the Borrowers shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid and (y) if such amount was previously repaid by the Borrowers, the Administrative Agent shall promptly make a corresponding amount available to the Borrowers.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.10(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08    Sharing of Setoffs

. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against a Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Term Loans as a result of which the unpaid portion of its Term Loans is proportionately less than the unpaid portion of the Term Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Term Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Term Loans and its participation in Term Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then-outstanding as the principal amount of its Term Loans prior to the obtaining of such payment was to the principal amount of all Term Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). Each Loan Party expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Term Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by a Loan Party to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Term Loans or other Obligations owed to it or (c) any payment made by a Loan Party pursuant to the Fee Letter.
Section 8.09    Withholding Taxes
. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
Section 8.10    Right to Realize on Collateral and Enforce Guarantee

. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties and all powers, rights, and remedies under the Senior Secured Debt Documents may be exercised solely by the Master Collateral Agent, in each case to the extent permitted by applicable law and in accordance with the terms hereof, the other Loan Documents and the other Senior Secured Debt Documents, and (ii) in the event of a foreclosure by the Master Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Master Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Master Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Master Collateral Agent at such sale or other disposition.
Section 8.11    Intercreditor Agreements Govern
. The Administrative Agent and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Collateral Administrator to enter into each intercreditor agreement (including each Intercreditor Agreement) entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof and (c) hereby authorizes and instructs the Collateral Administrator to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of “Junior Lien Debt”. In the event of any conflict or inconsistency between the provisions of each intercreditor agreement (including any Intercreditor Agreement) and this Agreement, the provisions of such intercreditor agreement shall control in all respects. With respect to any reference in this Agreement to another intercreditor agreement, subordination agreement or arrangement reasonably acceptable to the Administrative Agent and the Borrowers’ (or other similar description), Administrative Agent and the Collateral Administrator hereby agree to, and each Secured Party and each Lender hereby directs the Administrative Agent to, negotiate with the Borrowers in good faith and promptly (and in any event not later than ten (10) Business Days following written request by the Borrowers) enter into such other intercreditor or subordination agreement that is reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned, delayed or denied) upon request by the Borrowers.
Each Lender hereby agrees (i) that all Obligations will be and are secured equally and ratably by all Priority Liens (as defined in the Collateral Agency and Accounts Agreement) at any time granted by any Grantor to the Master Collateral Agent to secure any obligations in respect of any other Series of Senior Secured Debt (as defined in the Collateral Agency and Accounts Agreement), whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Master Collateral Agent for the benefit of all holders of Senior Secured Debt Obligations (as defined in the Collateral Agency and Accounts Agreement) equally and ratably; and (ii) that each Lender is bound by the provisions of the Collateral Agency and Accounts Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and each Lender consents to the terms of the Collateral Agency and Accounts Agreement and the Master Collateral Agent’s performance of, and directing the Master Collateral Agent to perform its obligations under, the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents.
Section 8.12    Master Collateral Agent as Beneficiary
. Without limitation of the terms of the Collateral Agency and Accounts Agreement, the parties hereto agree that the Master Collateral Agent is a third party beneficiary of Sections 8.02, 8.03 and 8.04, and any other terms hereof which operate to the benefit of the Master Collateral Agent, with full rights to enforce the same and no such term may be amended, modified or waived in any respect that would be materially adverse to the Master Collateral Agent without its written consent.
SECTION 9.

GUARANTY
Section 9.01    Guaranty
.
(a)    Each of the Guarantors unconditionally and irrevocably guarantees on a senior basis the due and punctual payment by the Borrowers of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)    To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrowers or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent, the Collateral Administrator, the Collateral Custodian, the Master Collateral Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Master Collateral Agent or the Collateral Administrator for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)    To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian, the Depositary or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Administrator, the Collateral Custodian, the Master Collateral Agent or a Lender in favor of any Borrower or any other Guarantor, or to any other Person.
(d)    To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrowers and of any other Guarantor and any circumstances affecting the ability of the Borrowers to perform under this Agreement.
(e)    To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). None of the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian or any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
(f)    Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
(g)    The Guarantors hereby irrevocably agree that the obligations of each Guarantor hereunder are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code.
Section 9.02    No Impairment of Guaranty
. To the extent permitted by applicable law, the obligations of the Loan Parties hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, netting, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of any Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Loan Party or would otherwise operate as a discharge of such Loan Party as a matter of law.
Section 9.03    Continuation and Reinstatement, Etc
. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise.
Section 9.04    Subrogation; Fraudulent Conveyance
.
(a)    Upon payment by any Guarantor of any sums to the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian, the Depositary or a Lender hereunder, all rights of such Guarantor against the Borrowers arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrowers relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian and the Lenders and shall forthwith be paid to the Administrative Agent, the Collateral Administrator, the Master Collateral Agent, the Collateral Custodian, the Depositary and the Lenders to be credited and applied to the Obligations, whether matured or unmatured. Each Loan Party hereby agrees that (1) (a) all Indebtedness and other payment obligations owed to American, Parent or any Subsidiary Guarantor by Loyalty Co or any other SPV Party shall be subordinate and junior in right of payment to (and not subject to setoff, netting or recoupment prior to) the prior payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding); and (b) all Indebtedness and other payment obligations owed to American, Parent or any Subsidiary Guarantor by any other of American, Parent or Subsidiary Guarantor shall be subordinate and junior in right of payment to (and not subject to setoff, netting or recoupment prior to) the prior payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding); provided that, in the case of each of clauses (a) and (b) above, so long as no Event of Default shall have occurred and be continuing, any payments in respect of such Indebtedness and other payment obligations shall not be prohibited (to the extent not otherwise prohibited under any Loan Document); and (2) all Indebtedness and other payment obligations owed by American or any Guarantor to Loyalty Co or any other SPV Party shall not be subordinated or junior in right of payment to, and shall rank pari passu with, any other senior unsubordinated indebtedness or payment obligations of American or such Guarantor, as applicable. Notwithstanding anything in this paragraph to the contrary, in no event will setoff, recoupment or netting apply with respect to amounts due from any Loan Party to Loyalty Co (or any other SPV Party) pursuant to the Intercompany Agreement, the American Intercompany Note or any IP Agreement or with respect to funds such Loan Party has received pursuant to any AAdvantage Agreement, any Retained Agreement or any American Airline Business Agreement.
(b)    Each Guarantor, and by its acceptance of this Agreement, the Master Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranties hereunder and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Master Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guaranties hereunder at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guaranty not constituting a fraudulent transfer or conveyance.
Section 9.05    Discharge of Guaranty
.
(a)    In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than Parent and any SPV Party), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than Parent and any SPV Party), in each case to a Person that is not (either before or after giving effect to such transactions) Parent or a Restricted Subsidiary of Parent or the merger or consolidation of a Guarantor (other than any SPV Party) with or into American or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)    Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement, such Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations. In addition, upon the request of American, the guarantee of any Guarantor that is or becomes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) American shall have delivered an Officer’s Certificate certifying that such Subsidiary is an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary, as applicable; provided, further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to clause (2) of the proviso of the definition thereof shall, solely for purposes of this clause (b), be considered an Immaterial Subsidiary so long as any applicable guarantee, pledge or other obligation of such Subsidiary with respect to any Junior Lien Debt shall be irrevocably released and discharged substantially simultaneously with the release of such guarantee hereunder.
(c)    The Administrative Agent shall promptly execute and deliver, at the Borrowers’ expense to the extent required by Section 10.04, such documents as any Loan Party may reasonably request to evidence the release of the guaranty of such Guarantor provided herein.

(d)    Each Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations upon the first date on which all of the Term Loans and Obligations then due and owing shall have been satisfied by payment in full in cash (other than contingent indemnification obligations) and the Term Loan Commitments shall be terminated.
Section 9.06    Luxembourg Limitations
.
(a)    Notwithstanding any provision to the contrary in this Agreement, the liability of any Luxembourg Guarantor under this Section 9 for the obligations of any Loan Party which is not a direct or indirect subsidiary of that Luxembourg Guarantor, may not exceed, in aggregate, the Maximum Amount.
(b)    For the purposes of paragraph (a) above, the “Maximum Amount”, in relation to a Luxembourg Guarantor, means an amount equal to the aggregate (without double counting) of:
(i)    the aggregate amount of any intercompany or shareholder funding (in any form whatsoever) made available to that Luxembourg Guarantor or any of its direct or indirect subsidiaries by any other Loan Party which has been directly or indirectly funded by a borrowing under this Agreement; and
(ii)    an amount equal to the greater of:
(1)    ninety-five per cent (95%) of the sum of (i) such Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in Annex I to the Grand-Ducal Regulation dated December 18, 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act of December 19, 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and (ii) such Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Loan Party under any of the Loan Documents (the “Subordinated Debt”), in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date of this Agreement; and
(2)    ninety-five per cent (95%) of the sum of (i) the Own Funds and (ii) the Subordinated Debt, in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date on which a claim under such Luxembourg Guarantor’s guarantee under this Section 9 is made.
(c)    The limitations set forth in this Section 9.06 shall not apply to any Collateral Document, or any recoveries derived from the enforcement of a Secured Party’s rights under or in respect of any Collateral.

SECTION 10.

MISCELLANEOUS
Section 10.01    Notices
.
(a)    Subject to paragraph (b) below, all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or telecopy, as follows:
(i)    if to any Loan Party, to it at:
c/o American Airlines, Inc.
1 Skyview Drive, MD 8B361
Fort Worth, Texas, 76155
Attn: Treasurer
Fax No.: [***]
Email: [***]
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004
Attn: [***]
Email: [***]
Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004
Attn: [***]
Email: [***]

(ii)    if to the Administrative Agent, (A) with respect to any notice provided under Section 2, to it at: 400 Jefferson Park, Whippany, NJ 07981, Attn.: [***], email: [***], Telephone No.: [***] and (B) with respect to any other notice, to it at: 745 Seventh Avenue, New York, NY 10001, Attn: [***], email: [***], Telephone No.: [***];

(iii)    if to the Collateral Administrator or the Collateral Custodian, to it at Wilmington Trust National Association, 1100 North Market Street, Wilmington, DE 19890, Attention of: [***], Telephone No.: [***], email: [***]; and
(iv)    if to any Lender, to it at its address (or telecopy number) set forth in, (A) in the case of each initial Lender, in its administrative questionnaire in a form as the Administrative Agent may require and (B) in the case of any other Lender, its Assignment and Acceptance.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided further that no such approval shall be required for any notice delivered to the Administrative Agent by electronic mail pursuant to Section 2.13(a).
(c)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02    Successors and Assigns
.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian, the Depositary and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided further that the Collateral Custodian, Master Collateral Agent and the Depositary shall be express third party beneficiaries of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender, in the ordinary course of business and in accordance with applicable law, may assign to one or more assignees (other than to any Defaulting Lender, Disqualified Institution or natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it), pursuant to an Assignment and Acceptance with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (I) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee, (II) of Term Loans to the Borrowers pursuant to Section 10.02(g) and (III) of Term Loans made pursuant to Section 2.18(b) or 2.26(a); and
(B)    the Borrowers; provided that no consent of the Borrowers shall be required for an assignment (I) other than with respect to an assignment to any Defaulting Lender, Disqualified Institution or natural person, if an Event of Default under Section 7.01(b), 7.01(f), 7.01(g) or 7.01(o) has occurred and is continuing, (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or (III) of Term Loans by any of the Joint Lead Arrangers and Bookrunners or any of its Affiliates as part of the primary syndication of the Term Loans (as determined by the Joint Lead Arrangers and Bookrunners) as previously consented to in writing (including by email) by the Borrowers, in each case so long as such assignee is an Eligible Assignee; provided, further that the Borrowers’ consent to any assignment of Term Loans will be deemed given with respect to a proposed assignment if no response is received within ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b)(i)(B);
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Term Loan Commitment and Term Loans shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitments or Term Loans, the amount of such Term Loan Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Term Loan or Term Loan Commitment held by the assigning Lender of the same tranche as the assigned portion of the Term Loan or Term Loan Commitment shall not be less than $5,000,000, in each case, unless the Borrowers and the

Administrative Agent otherwise consent; provided, that no consent of a Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in any given case) for the account of the Administrative Agent (except in the case of assignments made by or to Barclays Bank PLC, Goldman Sachs Lending Partners LLC or any of their respective affiliates);
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require; and
(F)    notwithstanding anything to the contrary herein, any assignment of any Term Loans to the Borrowers shall be subject to the requirements of Section 10.02(g).
For the purposes of this Section 10.02(b), the term “Approved Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Defaulting Lender, Disqualified Institution or natural person and any such assignment shall be void ab initio, except to the extent the Borrowers and the Administrative Agent have consented to such assignment in writing (in which case such Lender will not be considered a Defaulting Lender, Disqualified Institution or natural person solely for that particular assignment).
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender (only with respect to such Lender’s Term Loans), at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein no assignment may be made hereunder to any Defaulting Lender, Disqualified Institution or natural person or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v). Any assignment by a Lender to any of the foregoing Persons described in this clause (v) shall be deemed null and void ab initio and the Register shall be modified to reflect a reversal of such assignment, and the Borrowers shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such assignment) against the Lender and such Person.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrowers, Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 10.02 and any written consent to such assignment required by clause (b) of this Section 10.02, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (c).
(d)    (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations (other than to any Defaulting Lender, Disqualified Institution or natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents and (D) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of (and the obligations under) Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Loan Parties and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Defaulting Lender,

Disqualified Institution or natural person and any such participation shall be void ab initio, except to the extent that the Borrower has consented to such participation in writing (in which case such Lender will not be considered a Defaulting Lender, Disqualified Institution or natural person solely for that particular participation). Any attempted participation which does not comply with Section 10.02 shall be null and void. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(f) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of any Loan Party; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrowers by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
(g)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans in accordance with Section 10.02(b) pursuant to a Dutch Auction or open market purchase by any Borrower; provided that:
(i)    the assigning Lender and such Borrower purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Acceptance;
(ii)    any Term Loans assigned to such Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;
(iii)    no Event of Default has occurred or is continuing; and
(iv)    the assignment to such Borrower and cancellation of Term Loans shall not constitute a mandatory or voluntary payment for purposes of Section 2.12 or 2.13 and shall not be subject to Section 8.08, but the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.02(g), and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans of such Class purchased hereunder.

    Each Lender making an assignment to a Borrower acknowledges and agrees that in connection with such assignment, (1) such Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties that is not known to such Lender and that may be material to a decision by such Lender to assign the Term Loans (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrowers, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrowers, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrowers, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(h)    No assignment or participation made or purported to be made to any assignee or Participant shall be effective without the prior written consent of a Borrower if it would require such Borrower to make any filing with any Governmental Authority or qualify any Term Loan under the laws of any jurisdiction, and such Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.
(i)    In connection with any replacement of a Lender pursuant to Section 2.18, 2.26(a), 10.08(d) or other provision hereof (collectively, a “Replaceable Lender”), if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within one (1) Business Day of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Replaceable Lender.
Section 10.03    Confidentiality
. Each Lender and each Agent agrees to keep any information delivered or made available by (or on behalf of) any Loan Party to it confidential, in accordance with its customary procedures, from anyone other than Persons employed or retained by such Lender, Agent or their respective Affiliates who are or are expected to become engaged in evaluating, approving, structuring, insuring or administering the Term Loans, and who are advised by such Lender or Agent of the confidential nature of such information; provided that nothing herein shall prevent any Lender or Agent from disclosing such information (a) to any of its Affiliates and its and their respective agents, directors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender (provided that such Lender shall be responsible for such recipient’s compliance with this Section 10.03), (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by any Agent or any Lender which is not permitted by this Agreement or other confidentiality obligations owed to Parent or any of its Subsidiaries, (e) in connection with any litigation to which any Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Senior Secured Debt Document, (g) to such Lender’s or Agent’s legal counsel, independent auditors, accountants and other professional advisors, (h) on a confidential basis to (I) any Rating Agency in connection with rating Parent and its Subsidiaries or any Facility, (II) any direct or indirect provider of credit protection to such Lender or its Affiliates (or its brokers) (other than a Disqualified Institution or any other Person to whom the Borrowers have refused to consent to an assignment) (provided that such Lender shall be responsible for such recipient’s compliance with this Section 10.03) and (III) market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders after the Closing Date and in connection with the administration and management of the Facility (provided that such information is limited to the existence of this Agreement and information about the Facility that is customarily shared for facilities of this type), (i) with the prior consent of the Borrowers, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder (other than a Disqualified Institution or any other Person to whom the Borrowers have refused to consent to an assignment) or to any direct or indirect contractual counterparty (or the legal counsel, independent auditors, accountants and other professional advisors thereto) to any swap or derivative transaction relating to the Borrowers and their obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(j)), (k) to the extent that such information is received by such Lender or Agent from a third party that is not, to such Lender’s or Agent’s knowledge, subject to confidentiality obligations to a Borrower or any of its Affiliates, (l) to the extent that such information is independently developed by such Lender or Agent and (m) to the extent required, or otherwise contemplated, by this Agreement or any other Senior Secured Debt Document. If any Lender or Agent is in any manner requested or required to disclose any of the information delivered or made available to it by any Loan Party under clauses (b) or (e) of this Section 10.03, such Lender or Agent will, to the extent permitted by law, provide the Loan Parties with prompt notice, to the extent reasonable, so that the Loan Parties may seek, at their sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.04    Expenses; Indemnity; Damage Waiver
.
(a)    (i) The Borrowers shall, jointly and severally, pay or reimburse:
(1)    all reasonable fees and reasonable and documented out-of-pocket expenses of the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian, the Depositary, the Sole Structuring Agent and the Joint Lead Arrangers and Bookrunners (in the case of legal counsel and other advisors, limited to the reasonable fees, disbursements and other charges of (i) Milbank LLP, special counsel to the Administrative Agent, (ii) Seward & Kissel LLP, special counsel to the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Depositary, (iii) local counsel in each material jurisdiction and (iv) other advisors that are approved by the Borrowers so long as no Event of Default has occurred or is continuing) associated with the syndication of the Facility and the preparation, execution, delivery and administration of the Loan Documents and the performance of its duties hereunder and thereunder and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and out-of-pocket, documented expenses of one outside counsel for the Administrative Agent with respect thereto and one outside counsel for the Master Collateral Agent, the Collateral Administrator, the Depositary and the Collateral Custodian collectively, and with respect to advising the Administrative Agent as to its rights and remedies under this Agreement (and, in the case of an actual or perceived conflict of interest or potential conflict of interest no more than the number of additional law firms as counsel for the various parties as is necessary to avoid any such actual or potential conflict of interest);
(2)    in connection with any enforcement of the Loan Documents, all reasonable and documented fees and out-of-pocket expenses of the Administrative Agent, the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian the Depositary and the Lenders (limited to the reasonable fees, disbursements and other charges of (x) in the case of legal counsel, one outside counsel for the Administrative Agent, and one outside counsel for the Lenders, collectively, and one outside counsel for the Master Collateral Agent, the Collateral Custodian and the Collateral Administrator, collectively, and if necessary regulatory and local counsel in each material jurisdiction and, in the case of an actual or perceived conflict of interest or potential conflict of interest no more than the number of additional law firms as counsel for the various parties as is necessary to avoid any such actual or potential conflict of interest and (y) other advisors);
(3)    all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent, the Master Collateral Agent, the Collateral Custodian and the Collateral Administrator) incurred by the Administrative Agent, the Master Collateral Agent, Collateral Custodian and the Collateral Administrator in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Closing Date; and
(4)    all costs and expenses related to acquiring the ratings of the Term Loans from the Rating Agencies, including any monitoring fees of the Rating Agencies in respect of the rating of the Term Loans.

(ii)    All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrowers shall, jointly and severally, indemnify each Agent, the Sole Structuring Agent, each Joint Lead Arranger and Bookrunner and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited in the case of legal fees and expenses, to one (1) outside counsel (and, if necessary, one regulatory counsel and one firm of local counsel in each appropriate jurisdiction) to all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected Indemnitees)) arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by any Borrower, its equity holders, its Affiliates, its creditors or any other Person, relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Term Loan or the use of the proceeds therefrom, or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, Parent or any of its Subsidiaries; provided that the foregoing indemnity will not, as to any Indemnitee (or any of its Related Parties), be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Document by, such Indemnitee (or of any of its Related Parties), and in such case such Indemnitee (and its Related Parties) shall repay the applicable Borrower the amount of any expenses previously reimbursed by such Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Related Parties not a party to this Agreement or (y) result from any proceeding between or among Indemnitees that does not involve an action or omission by any Borrower or its Affiliates (other than claims against any Indemnitee in its capacity or in fulfilling its role as an Agent, trustee, Sole Structuring Agent, Joint Lead Arranger and Bookrunner or any other similar role under the Facility (excluding its role as a Lender)). This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim. Neither the Borrowers nor any Indemnitee shall be liable for any indirect, special, punitive or consequential damages hereunder; provided that nothing contained in this sentence shall limit any Borrower’s indemnity or reimbursement obligations under this Section 10.04 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
(c)    In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrowers under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrowers in writing and the Borrowers shall, if the Borrowers desire to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing, (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee and (iii) the Indemnitees do not notify the Borrowers in writing that they elect to employ separate counsel at the expense of the Borrowers in accordance with the below. The Borrowers shall not enter into any settlement of any action or proceeding unless such settlement (x) includes an unconditional release of such Indemnitees from all liability or claims that are the subject matter of such action or proceeding and (y) does not include any statement as to fault or culpability. The failure to so notify the Borrowers shall not affect any obligations the Borrowers may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrowers are materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrowers have agreed to pay such fees and expenses, (ii) the Borrowers have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of any Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrowers, in which case, if the Indemnitees notify the Borrowers in writing that they elect to employ separate counsel at the expense of the Borrowers, the Borrowers shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrowers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel for the Master Collateral Agent, the Collateral Administrator and the Collateral Custodian, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in addition to any regulatory counsel and any local counsel. The Borrowers shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrowers (which shall not be unreasonably withheld or delayed).
(d)    To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Master Collateral Agent, the Collateral Administrator or the Collateral Custodian under paragraph (a), (b) or (c) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent, the Master Collateral Agent, the Collateral Administrator or the Collateral Custodian such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Master Collateral Agent, the Collateral Administrator or the Collateral Custodian in its capacity as such.
(e)    To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Term Loan or the use of the proceeds thereof; provided that nothing in this clause (e) shall relieve any party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
Section 10.05    Governing Law; Jurisdiction; Consent to Service of Process
.

(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.06    No Waiver
. No failure on the part of any Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07    Extension of Maturity
. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08    Amendments, Etc.
(a)    Except as set forth in Sections 2.09 and Section 2.27 or as otherwise set forth in this Agreement, no modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than any Account Control Agreement, the Security Agreement and the American Security Agreement, each of which may be amended in accordance with its terms), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders (or signed by the Administrative Agent or the Collateral Administrator with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Term Loan Commitment of such Lender or extend the termination date of the Term Loan Commitment of such Lender (it being understood that a waiver of any Default, Event of Default or mandatory repayment required under this Agreement shall not constitute an increase in or extension of the termination date of the Term Loan Commitment of a Lender), (B) reduce the principal amount or premium, if any, of any Term Loan, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of Default Interest referred to in Section 2.08) or (C) extend any scheduled date for the payment of principal, interest or Fees hereunder or to reduce such percentage of any Fees payable hereunder or extend the scheduled final maturity of the Borrowers’ obligations hereunder;
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders to reduce such percentage or (B) release all or substantially all of the Liens granted to the Master Collateral Agent or the Collateral Administrator hereunder or under any other Collateral Document (except to the extent contemplated hereby or by the terms of a Collateral Document), or release all or substantially all of the Guarantors (except to the extent contemplated by Section 9.05);
(iii)    the Lenders holding at least 66.67% of the total Term Loan Commitments and/or applicable Term Loans (A) for the release of liens on Collateral (other than as permitted hereunder or under any Loan Document), (B) to release any guarantees of this Facility (other than as permitted hereunder or under any Loan Document), (C) to amend, waive or otherwise modify Section 6.14, or (D) for any shortening or subordinating of term or reduction in liquidated damages under any IP License;
(iv)    in connection with an amendment expressly permitted hereunder that addresses solely a repricing transaction in which any Class of Term Loan Commitments and/or Term Loans is refinanced with a replacement Class of Term Loan Commitments and/or Term Loans bearing (or is modified in such a manner such that the resulting Term Loan Commitments and/or Term Loans bear) a lower effective yield, any Lender holding Term Loan Commitments and/or Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced Class of Term Loan Commitments and/or Term Loans or modified Class of Term Loan Commitments and/or Term Loans;
(v)    the applicable Required Class Lenders in connection with an amendment to Section 2.10, Section 2.17 or the last paragraph of Section 7.01 that directly and materially adversely affect the rights of Lenders holding Term Loan Commitments or Term Loans of one Class differently from the rights of Lenders holding Term Loan Commitments or Term Loans of any other Class;
(vi)    all Lenders under any Class, change the application of prepayments as among or between Classes under Section 2.12 which is being allocated a lesser repayment or prepayment as a result thereof (it being understood that if additional Classes of Term Loans or additional Term Loans under this Agreement consented to by the Required Lenders or additional Term Loans permitted hereby are made, such new Term Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.12); and
(vii)    all Lenders, reduce the percentage specified in the definition of “Required Lenders” or “Required Class Lenders” or otherwise amend this Section 10.08 in a manner that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent;
provided, further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Master Collateral Agent or Collateral Administrator, as applicable, (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent being or having been sold or transferred to the extent the release thereof is permitted by the Loan Documents.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrowers, the other Loan Parties, such Lenders, the Administrative Agent, the Master Collateral Agent, the Collateral Administrator and all future holders of the affected Term Loans. In the case of any waiver, the Borrowers, the other Loan Parties, the Lenders, the Administrative Agent, the Master Collateral Agent and the Collateral Administrator shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
In addition, notwithstanding the foregoing, this Agreement (and, as appropriate, the other Loan Documents) may be amended with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrowers and the Lenders providing the relevant Replacement Term Loans as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers (x) to permit the refinancing, replacement or modification of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder and (y) to include appropriately the Lenders holding such credit facilities in any determination of Required Lenders; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith (including original issue discount, upfront fees and similar items)) unless otherwise permitted hereunder (including utilization of any other available baskets or incurrence based amounts), (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of such Refinanced Term Loans (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) or any other then existing Priority Lien Debt at the time of such refinancing, except in the case of customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for long-term refinancing in the form of additional Replacement Term Loans permitted under (and subject to the requirements of) this Section 10.08 or Priority Lien Debt permitted under (and subject to the requirements of) Section 6.02(c), (c) the maturity date for such Replacement Term Loans shall be on or after the Latest Maturity Date, except in the case of customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for long-term refinancing in the form of additional Replacement Term Loans permitted under (and subject to the requirements of) this Section 10.08 or Priority Lien Debt permitted under (and subject to the requirements of) Section 6.02(c), (d) prior to the incurrence of such Replacement Term Loans, the Rating Agency Condition shall have been satisfied, (e) after giving effect to the incurrence of such Replacement Term Loans no Event of Default or Early Amortization Event shall have occurred and be continuing and (f) the covenants, events of default and guarantees shall (i) be reasonably acceptable to the Administrative Agent or (ii) be substantially similar to, or (taken as a whole) not be materially more restrictive on the SPV Parties (as reasonably determined by Loyalty Co) when taken as a whole, than the terms of the Refinanced Term Loans (except for (1) covenants, events of default and guarantees applicable only to periods after the Latest Maturity Date (as of the date of the refinancing) of such Class of Refinanced Term Loans and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless the Lenders under the other Classes of Term Loans existing on the refinancing date (other than the Refinanced Term Loans), receive the benefit of such more restrictive terms; provided that in no event shall such Replacement Term Loans be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Term Loans.
The Lenders hereby irrevocably agree that the Liens granted to the Master Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement and the Collateral Documents (and the Master Collateral Agent shall rely conclusively on a certificate and/or opinion of counsel to that effect provided to it by any Loan Party, including upon its reasonable request without further inquiry), (ii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iii) if the release of such Lien is approved, authorized or ratified in writing by Lenders holding at least 66.67% of the total Term Loan Commitments and/or applicable Term Loans, (iv) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (v) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Master Collateral Agent pursuant to the Collateral Documents and (vi) if such assets become Excluded Property.

Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor may, or shall automatically, as applicable, be released from the Guarantees as contemplated by Section 9.05. The Lenders hereby authorize the Administrative Agent and the Master Collateral Agent, as applicable, to, and the Administrative Agent and the Master Collateral Agent agree to, promptly execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrowers to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
Notwithstanding anything herein to the contrary, the Loan Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto, and (ii) if applicable, add or modify “parallel debt” language in any jurisdiction in favor of the Master Collateral Agents or add Master Collateral Agents, in each case under (i) and (ii), with the consent of only the Borrowers, the Administrative Agent and in the case of clause (ii), the applicable Master Collateral Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 10.08) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an incremental facility, refinancing facility or extension facility in accordance with Sections 2.27, this Section 10.08 or Section 2.28, respectively, and the Administrative Agent and the Borrowers may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of any such incremental facility, refinancing facility or extension facility, including in the case of any such incremental facility to create such facility as a fungible Class of Term Loans (including by increasing (but, for the avoidance of doubt, not be decreasing), the amount of amortization due and payable with regard to any Class of Term Loans); (ii) no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent with the consent of the Borrowers, are required to effectuate the foregoing); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent, the Master Collateral Agent, the Collateral Custodian or the Collateral Administrator hereunder or under any other Loan Document (which shall include any such amendment or modification to Section 2.10(b)) or under any other Loan Document without its prior written consent; (iii) any provision of this Agreement or any other Loan Document

(including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document) may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to (w) effectuate or implement a Permitted SPV Reorganization, (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrowers), (y) effect administrative changes of a technical or immaterial nature and (z) correct or cure any incorrect cross references or similar inaccuracies and, in the case of clauses (x), (y) and (z), such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Loan Party or Loan Parties and the Administrative Agent or the Master Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrowers) or to cause such guarantee, collateral or security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything in this Agreement or any Collateral Document to the contrary, (i) the Administrative Agent may, in its sole discretion, direct the Collateral Administrator, in its role as Collateral Controlling Party, to direct the Master Collateral Agent to give direction and approvals contemplated by the definition of “Approved Independent Director List” or “Excluded Subsidiary” and to grant extensions of time for the satisfaction of any of the requirements under Sections 4.03, 5.13, 5.15, 5.18(g) and 5.19(d) and/or any Collateral Documents or Contribution Agreements in respect of any particular Collateral or any particular Subsidiary and (ii) the Collateral Administrator, as “Collateral Controlling Party” under the Collateral Agency and Accounts Agreement and each Senior Secured Debt Document, hereby agrees to provide instructions to the Master Collateral Agent when directed in writing to do so by the Administrative Agent or the Required Lenders. The Collateral Administrator shall not be required to exercise any discretionary rights or remedies hereunder or give any consent hereunder unless, subject to the other terms and provisions of this Agreement, it shall have been expressly directed to do so in writing as set forth in the immediately preceding sentence.
(b)    Promptly after execution of any amendment or modification to this Agreement, any Collateral Document or any other Loan Document to which the Master Collateral Agent, the Collateral Custodian or the Collateral Administrator is a party, the Borrowers shall provide a copy of such executed amendment or modification to the Master Collateral Agent, the Collateral Custodian and the Collateral Administrator, as applicable.

(c)    No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Term Loans held by such Lender. No amendment to this Agreement shall be effective against any Loan Party unless signed by the Borrowers.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a) or elsewhere, (i) in the event that the Borrowers request that (A) this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or all Lenders of a Class or the consent of all Lenders (or all Lenders of a Class) directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders (or at least 50% of the directly and adversely affected Lenders) or Required Class Lenders (or at least 50% of the directly and adversely affected Lenders of such Class) or (B) the maturity of any Class of Term Loans be extended pursuant to Section 2.28, then the Borrowers may (1) replace any applicable non-consenting Lender (each a “Non-Consenting Lender”) or any non-extending Lender (each a “Non-Extending Lender”), as applicable, in accordance with an assignment pursuant to Section 10.02 (and such Non-Consenting Lender or Non-Extending Lender shall reasonably cooperate in effecting such assignment) or (2) repay such Lender on a non pro rata basis; provided that (x) such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this clause (i)) and (y) such Non-Consenting Lender or Non-Extending Lender shall have received payment of an amount equal to the outstanding principal amount of its Term Loans, accrued interest thereon, accrued Fees and all other amounts due and payable to it under this Agreement from the applicable assignee or the Borrowers and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Term Loan Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that the Term Loan Commitment and the outstanding Term Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
Section 10.09    Severability
. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10    Headings
. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11    Survival
. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Early Amortization Event or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, the expiration or termination of the Term Loan Commitments, the termination of this Agreement or any provision hereof, or the resignation or removal of any Agent.
Section 10.12    Execution in Counterparts; Integration; Effectiveness
. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding anything contained herein to the contrary, the Collateral Administrator is not under any obligation to accept an electronic .pdf copy unless expressly agreed to by the Collateral Administrator pursuant to procedures approved by it. The Collateral Administrator shall not have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and both shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.13    USA Patriot Act
. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for purposes of this Section 10.13, “Applicable Law”), each of the Collateral Administrator and the Master

Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Master Collateral Agent or the Collateral Administrator. Accordingly, subject to the terms of any binding confidentiality restrictions or limitations imposed by Applicable Law, each of the parties agrees to provide to the Collateral Administrator and the Master Collateral Agent promptly following its reasonable request from time to time such customary and reasonably available identifying information and documentation as may be available for such party in order to enable the Collateral Administrator and the Master Collateral Agent to comply with Applicable Law.
Section 10.14    New Value
. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Term Loan hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders to the Borrowers.
Section 10.15    WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16    No Fiduciary Duty
. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their stockholders or their affiliates, on the other hand. The parties hereto (other than the Collateral Administrator) acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any

Borrower, its stockholders or its affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, affiliates, creditors or any other Person. Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender or the Collateral Administrator has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.
Section 10.17    CFC or a FSHCO Provisions
. Notwithstanding any term of any Loan Document, no loan or other obligation of any Borrower, under any Loan Document, may be, directly or indirectly (including by application of any payments made by or amounts received or recovered from any CFC or FSHCO):
(i)    guaranteed by a CFC or a FSHCO;
(ii)    secured by any assets of a CFC or FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); or
(iii)    secured by a pledge or other security interest in excess of 65% of the voting equity interests of any CFC or FSHCO.
Section 10.18    [Reserved]
.
Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.20    Certain ERISA Matters
.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each party to this Agreement, each Joint Lead Arranger and Bookrunner and their respective Affiliates, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement; or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement, each Joint Lead Arranger and Bookrunner and their respective Affiliates, that, that the Administrative Agent is not a fiduciary with respect to the assets of such

Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.21    Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.22    Limited Recourse; Non-Petition
. Notwithstanding any other provision of this Agreement or any other document to which it may be a party, the obligations of each SPV Party from time to time and at any time hereunder are limited recourse obligations of such SPV Party and are payable solely from the assets thereof available at such time and amounts derived therefrom and following realization of the assets of such SPV Party, and application of the Proceeds (as defined in the UCC) (including proceeds of assets upon which a Lien was purported to be granted) thereof in accordance with this Agreement, all obligations of and any remaining claims against such SPV Party hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, administrator or incorporator of the SPV Parties or their respective successors or assigns for any amounts payable hereunder. Notwithstanding any other provision of this Agreement, no Person may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the Discharge of Senior Secured Debt Obligations, institute against, or join any other Person in instituting against, the SPV Parties any Insolvency or Liquidation Proceeding, or other proceedings under Cayman Islands, Luxembourg, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 10.22 shall preclude, or be deemed to estop, the parties hereto (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Insolvency or Liquidation Proceeding voluntarily filed or commenced by any SPV Party or (B) any involuntary Insolvency or Liquidation Proceeding filed or commenced by any other Person, or (ii) from commencing against any SPV Party or any of its property any legal action which is not an Insolvency or Liquidation Proceeding. It is understood that the foregoing provisions of this Section shall not (x) prevent recourse to the assets of the SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) or (y) constitute a waiver, release or discharge of any Indebtedness or obligation secured hereby until all assets of SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) have been realized. It is further understood that the foregoing provisions of this Section shall not limit the right of any Person to name any SPV Party as a party defendant in any proceeding or in the exercise of any other remedy hereunder, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Persons.
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